Exhibit 10.2

Execution Version

INVESCO COMMERCIAL REAL ESTATE

FINANCE INVESTMENTS, LP,

as Borrower

INVESCO COMMERCIAL REAL ESTATE FINANCE TRUST, INC.,

as Guarantor

REVOLVING CREDIT AGREEMENT

BANK OF AMERICA, N.A.,

as Administrative Agent

BOFA SECURITIES, INC.,

as Sole Lead Arranger and Sole Bookrunner

May 10, 2023

i

6.	GUARANTY	67
	6.01 Guaranty of Payment	67
	6.02 Obligations Unconditional	67
	6.03 Modifications	68
	6.04 Waiver of Rights	68
	6.05 Reinstatement	68
	6.06 Remedies	68
	6.07 Subrogation	69
	6.08 Joint and Several Liability	69

7.	CONDITIONS PRECEDENT TO CREDIT EXTENSIONS	70
	7.01 Conditions to Initial Credit Extension	70
	7.02 All Loans and Letters of Credit	72

8.	REPRESENTATIONS AND WARRANTIES	73
	8.01 Organization and Good Standing of Borrower	73
	8.02 Organization and Good Standing of Initial Guarantor	73
	8.03 Organization and Good Standing of Other Loan Parties	74
	8.04 Authorization and Power	74
	8.05 No Conflicts or Consents	74
	8.06 Enforceable Obligations	74
	8.07 Priority of Liens	74
	8.08 Financial Condition	75
	8.09 Full Disclosure	75
	8.10 No Default	75
	8.11 No Litigation	75
	8.12 Material Adverse Change	75
	8.13 Taxes	75
	8.14 Jurisdiction of Formation; Principal Office	75
	8.15 ERISA Compliance	75
	8.16 Compliance with Law	76
	8.17 Hazardous Substances	76
	8.18 Insider	76
	8.19 Partnership Structure	76
	8.20 Capital Commitments and Contributions	76
	8.21 Terms of Guarantors and Approved Intermediaries; No Capital Call Termination Event	76
	8.22 Investor Documents	76
	8.23 Fiscal Year	77
	8.24 Investment Company Act	77
	8.25 Margin Stock	77
	8.26 Sanctions	77
	8.27 Anti-Corruption Laws	77
	8.28 Credit Facility	77
	8.29 No Defenses	77
	8.30 Affected Financial Institution	77
	8.31 Beneficial Ownership Regulation	77

9.	AFFIRMATIVE COVENANTS	78
	9.01 Financial Statements, Reports and Notices	78
	9.02 Payment of Taxes	81
	9.03 Maintenance of Existence and Rights	81
	9.04 Notice of Default	81

	9.05 Other Notices	81
	9.06 Compliance with Loan Documents and Constituent Documents	82
	9.07 Books and Records; Access	82
	9.08 Compliance with Law	82
	9.09 Insurance	82
	9.10 Authorizations and Approvals	82
	9.11 Maintenance of Liens	82
	9.12 Further Assurances	82
	9.13 Investor Financial and Rating Information	83
	9.14 Maintenance of REIT Status	83
	9.15 Anti-Corruption Laws; Sanctions	83
	9.16 Capital Calls	83

10.	NEGATIVE COVENANTS	83
	10.01 Mergers, Dissolution, Jurisdiction of Formation	83
	10.02 Negative Pledge	84
	10.03 Fiscal Year and Accounting Method	84
	10.04 Constituent Documents	84
	10.05 Transfer or Redemption of Interests, or Admission of, Investors	85
	10.06 Capital Commitments	86
	10.07 ERISA Compliance	86
	10.08 Environmental Matters	86
	10.09 Limitations on Dividends and Distributions	86
	10.10 Limitation on Debt	87
	10.11 Limitation on General Partner	87
	10.12 Limitation on Guarantor Transfers	87
	10.13 Limitation on Guarantor Investments	87
	10.14 Withdrawals from Collateral Account	87
	10.15 Sanctions	87
	10.16 Anti-Corruption Laws	87

11.	EVENTS OF DEFAULT	88
	11.01 Events of Default	88
	11.02 Remedies Upon Event of Default	90
	11.03 Performance by Administrative Agent	91
	11.04 Application of Funds	91

12.	ADMINISTRATIVE AGENT	92
	12.01 Appointment and Authority	92
	12.02 Rights as a Lender	92
	12.03 Exculpatory Provisions	92
	12.04 Reliance by Administrative Agent	93
	12.05 Delegation of Duties	94
	12.06 Resignation of Administrative Agent	94
	12.07 Non-Reliance on Administrative Agent and Other Lenders	95
	12.08 No Other Duties, Etc.	96
	12.09 Administrative Agent May File Proofs of Claim	96
	12.10 Collateral and Guaranty Matters	96
	12.11 Certain ERISA Matters	97

13.	MISCELLANEOUS	98
	13.01 Amendments	98
	13.02 Right of Setoff	100

13.03 Sharing of Payments by Lenders	100
13.04 Payments Set Aside	101
13.05 No Waiver; Cumulative Remedies; Enforcement	101
13.06 Expenses; Indemnity; Damage Waiver	102
13.07 Notices	103
13.08 Governing Law	105
13.09 WAIVER OF JURY TRIAL	106
13.10 Invalid Provisions	107
13.11 Successors and Assigns	107
13.12 Replacement of Lenders	111
13.13 Maximum Interest	112
13.14 Headings	112
13.15 Survival of Representations and Warranties	112
13.16 Limited Liability of Investors	112
13.17 Recourse	113
13.18 Confidentiality	113
13.19 USA Patriot Act; KYC Notice	113
13.20 No Advisory or Fiduciary Responsibility	114
13.21 Electronic Execution of Assignments and Certain Other Documents	114
13.22 Acknowledgement and Consent to Bail-In of Affected Financial Institutions	115
13.23 Counterparts; Integration; Effectiveness	115
13.24 ENTIRE AGREEMENT	116
13.25 Acknowledgment Regarding Any Supported QFCs	116

SCHEDULES

SCHEDULE 1.01	Commitments
SCHEDULE 2.01	Baseline Net Worth
SCHEDULE 13.07	Addresses

EXHIBITS

EXHIBIT A:	Schedule of Investors
EXHIBIT B:	Revolving Credit Note
EXHIBIT C:	Loan Notice
EXHIBIT D:	Request for Letter of Credit
EXHIBIT E:	Security Agreement
EXHIBIT F:	Assignment of Account
EXHIBIT G:	[Reserved]
EXHIBIT H:	[Reserved]
EXHIBIT I:	Assignment and Assumption
EXHIBIT J:	Compliance Certificate
EXHIBIT K:	Forms of U.S. Tax Compliance Certificates
EXHIBIT L:	Form of Joinder Agreement
EXHIBIT M:	[Reserved]
EXHIBIT N:	Borrowing Base Certificate
EXHIBIT O:	Borrower’ Instruction Certificate / Remittance Instructions
EXHIBIT P:	Notice of Loan Prepayment

REVOLVING CREDIT AGREEMENT

THIS REVOLVING CREDIT AGREEMENT is dated as of May 10, 2023, by and among INVESCO COMMERCIAL REAL ESTATE FINANCE INVESTMENTS, LP, a Delaware limited partnership (“Borrower”), INVESCO COMMERCIAL REAL ESTATE FINANCE TRUST, INC., a Maryland corporation (“Initial Guarantor” and, collectively with any other Person that becomes a guarantor hereunder pursuant to Section 2.16 hereof, “Guarantors” and each, a “Guarantor”), and BANK OF AMERICA, N.A., a national banking association (in its individual capacity, “Bank of America”), as administrative agent (together with any successor appointed pursuant to Section 12 below, the “Administrative Agent”) for the Lenders (as hereinafter defined) and the Letter of Credit Issuer, and the Lenders.

A. Borrower and Initial Guarantor have requested that Lenders make loans and cause the issuance of letters of credit for the principal purposes of providing working capital to Loan Parties; financing the costs and other expenses to be incurred by Loan Parties in connection with making investments permitted under the applicable Constituent Documents; and financing the costs of other undertakings by Loan Parties permitted under the applicable Constituent Documents.

B. Lenders are willing to lend funds and to cause the issuance of letters of credit upon the terms and subject to the conditions set forth in this Credit Agreement.

NOW, THEREFORE, in consideration of the mutual promises herein contained and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

1. DEFINITIONS.

1.01 Defined Terms. For the purposes of this Credit Agreement, unless otherwise expressly defined, the following terms shall have the respective meanings assigned to them in this Section 1 or in the Section or recital referred to:

“Accommodation Shareholder” means any shareholder of Initial Guarantor holding Preferred Shares (as defined in the REIT Governing Documents) that funded 100% of such Preferred Shares at the time of its initial investment in Initial Guarantor.

“Additional Guarantor Collateral Account” is defined in Section 5.02(a)(ii).

“Adequately Capitalized” means compliance with the capital standards for bank holding companies as described in the Bank Holding Company Act of 1956, as amended, and regulations promulgated thereunder.

“Administrative Agent” means Bank of America until the appointment of a successor administrative agent pursuant to the terms of this Credit Agreement and, thereafter, shall mean such successor administrative agent.

“Administrative Agent’s Office” means Administrative Agent’s address as set forth on Schedule 13.07, or such other address or, as appropriate, account as Administrative Agent may from time to time notify Borrower and the Lenders.

“Advisory Agreement” means that certain Amended and Restated Advisory Agreement among Initial Guarantor, Borrower and Invesco Advisers, Inc. dated as of January 29, 2020, as the same may be amended, restated, modified or supplemented from time to time.

“Affected Financial Institution” means (a) any EEA Financial Institution, or (b) any UK Financial Institution.

“Affiliate” of any Person means a specified Person that, directly or indirectly, Controls or is Controlled By, or is Under Common Control With, such Person.

“Annual Valuation Period” means the “annual valuation period” as defined in 29 C.F.R. §2510.3-101(d)(5) as determined for each Loan Party and Approved Intermediary, as applicable.

“Applicable Margin” means, with respect to interest rate spreads and letter of credit fees, the Applicable Margin set forth in the table below that corresponds to the applicable Type of Loan or Letter of Credit:

Applicable Margin
Base Rate Loan (if applicable pursuant to Sections 4.02 or 4.03)	1.00%
Term Rate Loan and Daily SOFR Loan	2.00%
Letter of Credit	2.00%

“Applicable Percentage” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the aggregate amount of Lenders’ Commitments represented by the amount of such Lender’s Commitment at such time, subject to adjustment as provided in Section 2.15. If the commitment of each Lender to make Loans and the obligation of the Letter of Credit Issuer to make L/C Credit Extensions have been terminated pursuant to Section 11.02 or if the Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 1.01 (or a replacement Schedule 1.01 issued by Administrative Agent from time to time to the extent new Lenders become party hereto or the Commitments of Lenders change) or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Requirement” means, for any Included Investor that is (or whose Credit Provider, if applicable, is): (a) a Bank Holding Company, Adequately Capitalized status or better and a Rating of BBB-/Baa3 or higher; (b) an insurance company, a Best’s Rating of A- or higher and a Rating of BBB-/Baa3 or higher; (c) an ERISA Investor, or the trustee or nominee of an ERISA Investor, in addition to the Sponsor’s Rating of BBB-/Baa3 or higher, a minimum Funding Ratio for the pension fund based on the Rating of the Sponsor of the pension fund as follows:

Sponsor Rating	Minimum Funding Ratio
A-/A3 or higher	No minimum
BBB-/Baa3	90%

(d) a Governmental Plan Investor, or the Responsible Party with respect to such Governmental Plan Investor, in addition to the Responsible Party’s Rating of BBB-/Baa3 or higher, a minimum Funding Ratio for the pension fund based on the Rating of the Responsible Party as follows:

Responsible Party Rating	Minimum Funding Ratio
A-/A3 or higher	No minimum
BBB-/Baa3	90%

and (e) otherwise a Rated Investor, a Rating of BBB-/Baa3 or higher.

The first Rating indicated in each case above is the S&P Rating and the second Rating indicated in each case above is the Moody’s Rating. In the event that the Ratings are not equivalent, the Applicable Requirement shall be based on the lowest of the Ratings. If any Person has only one (1) Rating, then that Rating shall apply.

“Approved Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business, that is administered or managed by: (a) a Lender; (b) an Affiliate of a Lender; or (c) an entity or an Affiliate of an entity that administers or manages a Lender; provided that any fund or hedge fund that invests principally in real estate or real estate loans or any Affiliate thereof shall not be an Approved Fund.

“Approved Intermediary” means any Person in the organizational structure of Borrower or of a Guarantor, as applicable, that is interposed between an Investor and Borrower or such Guarantor, as applicable, whose organizational structure and Intermediary Constituent Documents shall be reasonably acceptable to Administrative Agent and such Person shall be designated as an “Approved Intermediary” hereunder in a writing signed by the Administrative Agent and each Loan Party.

“Approved Intermediary Collateral Account” is defined in Section 5.02(b) hereof.

“Arranger” means BofA Securities, Inc., in its capacity as sole lead arranger and sole bookrunner.

“Assignee” is defined in Section 13.11(b).

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 13.11(b)(iii)), and accepted by Administrative Agent, in substantially the form of Exhibit I or any other form (including electronic documentation generated by use of an electronic platform) approved by Administrative Agent.

“Assignment of Account” means an assignment of a Collateral Account in substantially the form of Exhibit F attached hereto, or any assignment of a Collateral Account or charge over a Collateral Account in form and substance otherwise satisfactory to Administrative Agent (with such modifications, in any such case, as may be necessary for delivery thereof by an Approved Intermediary).

“Attributable Indebtedness” means, on any date: (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP; and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease.

“Auto-Extension Letter of Credit” is defined in Section 2.07(b)(iii).

“Availability Period” means the period commencing on the Closing Date and ending on the Maturity Date.

“Available Cash” means the amount of cash of Guarantors that General Partner determines in its good faith judgment to be available for a particular purpose (which determination may take into account repayment of current and future expenses of Guarantors relating to scheduled and unscheduled debt repayments (including, as applicable, the Obligations) and current and anticipated distributions).

“Available Loan Amount” means, at any time, the lesser of: (a) the Maximum Commitment; or (b) 90% of the Unfunded Commitments of the Included Investors.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank Holding Company” means a “bank holding company” as defined in Section 2(a) of the Bank Holding Company Act of 1956, as amended, or a non-bank subsidiary of such bank holding company.

“Bank of America” is defined in the preamble to this Credit Agreement.

“Base Rate” means, for any day, a fluctuating rate per annum equal to the highest of: (a) the Federal Funds Rate plus 50 basis points (0.50%); (b) the Prime Rate for such day; and (c) 100 basis points (1.00%).

“Base Rate Loan” means a Loan that bears interest based on the Base Rate, solely under the circumstances described in Section 4.02 or Section 4.03.

“Baseline Net Worth” is defined in clause (l) of the definition of “Exclusion Event” herein.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. §1010.230.

“Best’s Rating” means a “Best’s Rating” by A.M. Best Company.

“BHC Act Affiliate” is defined in Section 13.25(b).

“Borrower” is defined in the first paragraph hereof.

“Borrowing” means a borrowing consisting of simultaneous Loans of the same Type of Loan and, in the case of Term Rate Loans, having the same Interest Period, made by each of the Lenders.

“Borrowing Base Certificate” means a certificate setting forth the calculation of the Available Loan Amount in the form of Exhibit N.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required to close under the Laws of, or are in fact closed in, the State of Texas or, and, if such day relates to any Term SOFR Loan or Daily SOFR Loan, in New York City.

“Capital Call” means a call upon all or any of the Investors for payment of all or any portion of their Unfunded Commitments.

“Capital Call Notice” means any notice sent to an Investor for the purpose of making a Capital Call.

“Capital Call Termination Event” means, (a) with respect to the Initial Guarantor, the occurrence of any event, in accordance with the REIT Governing Documents, or (b) with respect to any other Guarantor or any Approved Intermediary, as applicable, the occurrence of any event, in accordance with the applicable Governing Agreement (or other Constituent Document) of such Guarantor, such Approved Intermediary or otherwise (in each case including, without limitation, as a result of any provision in any Side Letter), in each case of the preceding clause (a) or clause (b) that, unless waived or cured, could result in the termination of the ability (of the applicable General Partner or Administrative Agent in the name of the General Partner, as the case may be) to make Capital Calls on the Investors for the repayment of the Obligations (including, without limitation, the termination of the Commitment Period (as defined in the Initial Guarantor’s Subscription Agreements)); provided that an Exclusion Event that could result in the termination of the ability (of the applicable General Partner or Administrative Agent in the name of the Initial Guarantor or General Partner, as the case may be) to make Capital Calls on any individual Investor (but not Investors as a whole), shall not be deemed a Capital Call Termination Event.

“Capital Commitment” means, for any Investor, its “Capital Commitment” as defined in the applicable Subscription Agreement (with respect to Initial Guarantor) or in the Constituent Documents of any other Guarantor or Approved Intermediary, as applicable.

“Capital Contribution” means, for any Investor, any contribution of capital made to the applicable Guarantor or Approved Intermediary in response to a Capital Call.

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Collateral” shall have a meaning correlative to the definition of “Cash Collateralize” below and shall include the proceeds of such cash collateral and other credit support.

“Cash Collateralize” means to pledge and deposit with or deliver to Administrative Agent, for the benefit of one (1) or more of the Secured Parties, as collateral for the Letter of Credit Obligations or obligations of Lenders to fund participations in respect of Letters of Credit, cash or deposit account balances, or, if Administrative Agent and the Letter of Credit Issuer shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to: (a) Administrative Agent; and (b) the Letter of Credit Issuer. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Control Event” shall occur if, on any date of determination: (a) an Event of Default has occurred and is continuing; or (b) a Potential Default related to Section 11.01(a), Section 11.01(h) or Section 11.01(i) has occurred and is continuing (including, for the avoidance of doubt, with respect to a Potential Default related to Section 11.01(a), when the Principal Obligation exceeds the Available Loan Amount and such deficiency has not been cured).

“Change in Law” means the occurrence, after the date of this Credit Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority; or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary: (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith; and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means the occurrence of any one (1) or more of the following events: (a) General Partner shall be removed as the sole general partner of, or shall cease to be the sole general partner of Borrower; (b) the general partner, manager or similar responsible entity (if any) of any Guarantor (other than Initial Guarantor) or Approved Intermediary shall be removed as the responsible entity of, or shall cease to be the sole general partner of, such Guarantor or Approved Intermediary, as applicable (in each case unless replaced by a responsible entity reasonably acceptable to Administrative Agent); (c) Initial Guarantor shall cease to Control Borrower or cease to own a majority of equity interests of Borrower; or (d) Invesco Advisers, Inc., a Delaware corporation and the investment adviser to Initial Guarantor, shall cease to serve as investment adviser to Initial Guarantor (unless replaced by an investment adviser reasonably acceptable to Administrative Agent).

“Closing Date” means the date on which all of the conditions precedent set forth in Section 7.01 are satisfied or waived.

“CME” means CME Group Benchmark Administration Limited.

“Code” means the Uniform Commercial Code as adopted in the State of New York and any other state, which governs creation or perfection (and the effect thereof) of security interests in any collateral for the Obligations.

“Collateral” means the Collateral as defined in the Collateral Documents.

“Collateral Accounts” is defined in Section 5.02(b) hereof.

“Collateral Documents” means the security agreements, financing statements, assignments, and other documents and instruments from time to time executed and delivered pursuant to this Credit Agreement, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of Administrative Agent for the benefit of the Secured Parties, each as amended or supplemented from time to time, including, without limitation, the Security Agreement, the Assignment of Account and any Control Agreement.

“Commitment” means, as to each Lender, its obligation to: (a) advance Loans to Borrower pursuant to Section 2.01; and (b) purchase risk participations in Letters of Credit; in an aggregate principal amount at any one (1) time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 1.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Credit Agreement.

“Communication” is defined in Section 13.21(b).

“Competitor” means any fund or hedge fund that invests principally in real estate or real estate loans or any affiliate thereto, other than the Loan Parties and their Affiliates.

“Compliance Certificate” is defined in Section 9.01(c).

“Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR, Daily Simple SOFR, Term SOFR or any proposed Successor Rate, as applicable, any conforming changes to the definitions of “Base Rate”, “Daily Simple SOFR,” “Term SOFR” “SOFR”, or “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definition of “Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of Administrative Agent, to reflect the adoption and implementation of such applicable rate, and to permit the administration thereof by Administrative Agent in a manner substantially consistent with market practice (or, if Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as Administrative Agent determines is reasonably necessary in connection with the administration of this Credit Agreement and any other Loan Document).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Constituent Documents” means, for any entity, its constituent or organizational documents, including: (a) in the case of any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation with the secretary of state or other department in the state of its formation, in each case as amended from time to time; (b) in the case of any limited liability company, the articles or certificate of formation and its operating agreement or limited liability company agreement; and (c) in the case of a corporation, the certificate or articles of incorporation and its bylaws; and including, in the case of the preceding clauses (a), (b) and (c), any Side Letters entered into pursuant to the terms of the applicable documentation referenced in any such clause.

“Control” and the correlative meanings of the terms “Controlled By” and “Under Common Control With” mean, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting shares or partnership interests, or of the ability to exercise voting power by contract or otherwise.

“Control Agreement” means a deposit account control agreement among a Guarantor or an Approved Intermediary, as applicable, Administrative Agent and the applicable depository bank, in form and substance reasonably acceptable to Administrative Agent, as the same may be amended, supplemented or modified from time to time.

“Credit Agreement” means this Revolving Credit Agreement, of which this Section 1 forms a part, together with all amendments, modifications, and restatements hereof, and supplements and attachments hereto.

“Credit Extension” means each of the following: (a) a Borrowing (including any conversion or continuation of any Borrowing); and (b) an L/C Credit Extension.

“Credit Link Documents” means such financial information and documents as may be requested by Administrative Agent in its sole but good faith discretion, to reflect and connect the relevant or appropriate credit link or credit support of a Sponsor, Credit Provider or Responsible Party, as applicable, to the obligations of the applicable Investor to make Capital Contributions, which may include a written guaranty or such other acceptable instrument determined by Administrative Agent in its sole but good faith discretion as to whether the applicable Investor satisfies the Applicable Requirement based on the Rating or other credit standard of its Sponsor, Credit Provider or Responsible Party, as applicable.

“Credit Provider” means a Person providing Credit Link Documents, in form and substance reasonably acceptable to Administrative Agent, of the obligations of an Included Investor to make Capital Contributions to a Guarantor or an Approved Intermediary, as applicable. The Credit Provider for Invesco Realty, Inc. will be Invesco, Ltd.

“Daily Simple SOFR” with respect to any applicable determination date means SOFR determined for such date. Notwithstanding anything to the contrary contained herein, to the extent that, at any time, Daily Simple SOFR shall be less than the Floor, Daily Simple SOFR shall be deemed to be the Floor for purposes of the Loan Documents.

“Daily SOFR” means, for any day, the per annum rate equal to Daily Simple SOFR for such day plus the Daily SOFR Adjustment.

“Daily SOFR Adjustment” means 0.10% (10 basis points).

“Daily SOFR Loan” means a Loan made hereunder with respect to which the interest rate is calculated by reference to Daily SOFR.

“Debtor Relief Laws” means any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, fraudulent conveyance, reorganization, or similar laws affecting the rights, remedies, or recourse of creditors generally, including without limitation the United States Bankruptcy Code and all amendments thereto, as are in effect from time to time during the term of the Loans.

“Default Rate” means, on any day, a per annum rate equal to the lesser of: (a)(i) with respect to overdue Principal Obligations and interest, the interest rate applicable to the Type of Loan to which the related Principal Obligation is attributable (including, for the avoidance of doubt, the Applicable Margin), plus 2%; or (ii) with respect to any other overdue amount, the Base Rate in effect on such day, plus the Applicable Margin for Base Rate Loans, plus 2%; or (b) the Maximum Rate.

“Defaulting Investor” is defined in the definition of “Exclusion Event” herein.

“Defaulting Lender” means, subject to Section 2.15(b), any Lender that: (a) has failed to: (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder, or (ii) pay to Administrative Agent, the Letter of Credit Issuer or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two (2) Business Days of the date when due; (b) has notified Borrower, Administrative Agent or the Letter of Credit Issuer in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by Administrative Agent or Borrower, to confirm in writing to Administrative Agent and Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by Administrative Agent and Borrower), or (d) has, or has a direct or indirect parent company that has: (i) become the subject of a proceeding under any Debtor Relief Law; (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; (iii) become the subject of a Bail-In Action; provided that, a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by Administrative Agent that a Lender is a Defaulting Lender under any one (1) or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.15(b)) as of the date established therefor by Administrative Agent in a written notice of such determination, which shall be delivered by Administrative Agent to Borrower, the Letter of Credit Issuer and each other Lender promptly following such determination.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (in one (1) transaction or in a series of transactions and whether effected pursuant to a Division or otherwise) of any property by any Person (including any sale and leaseback transaction and any issuance of Equity Interests by a Subsidiary of such Person), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Dividing Person” has the meaning assigned to it in the definition of “Division.”

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two (2) or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Dollars” and the sign “$” mean lawful currency of the United States of America.

“EEA Financial Institution” means: (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Copy” is defined in Section 13.21(b).

“Electronic Record” is defined in Section 13.21(b).

“Electronic Signature” is defined in Section 13.21(b).

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 13.11(b)(v) (subject to such consents, if any, as may be required under Section 13.11(b)(iii)); provided that any fund or hedge fund that invests principally in real estate or real estate loans or any Affiliate thereof shall not be an Eligible Assignee.

“Environmental Complaint” means any complaint, order, demand, citation or notice threatened or issued in writing to Borrower by any Person with regard to air emissions, water discharges, Releases, or disposal of any Hazardous Material, noise emissions or any other environmental, health or safety matter (to the extent related to exposure to Hazardous Materials) affecting Borrower or any of Borrower’s Properties.

“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws (including common law), regulations, standards, ordinances, rules, judgments, interpretations, orders, decrees, permits, agreements or governmental restrictions relating to pollution or the protection of the environment or human health (to the extent related to exposure to Hazardous Materials), including those relating to the manufacture, generation, handling, transport, storage, treatment, Release or threat of Release of Hazardous Materials.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities) of Borrower, any other Loan Party or any of their respective Subsidiaries, directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Lien” means a Lien in favor of any Governmental Authority: (a) under any Environmental Law; or (b) for any liability or damages arising from, or costs incurred by, any Governmental Authority in response to the Release or threatened Release of any Hazardous Material.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with any Loan Party or any Approved Intermediary within the meaning of Section 414(b) or (c) of the Internal Revenue Code (and Sections 414(m) and (o) of the Internal Revenue Code for purposes of provisions relating to Section 412 of the Internal Revenue Code).

“ERISA Investor” means an Investor that is (a) an “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) subject to Title I of ERISA, (b) any “plan” defined in and subject to Section 4975 of the Internal Revenue Code, or (c) a partnership or commingled account of a fund, or any other entity, whose assets include or are deemed to include Plan Assets.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” is defined in Section 11.01.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case: (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof); or (ii) that are Other Connection Taxes; (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which: (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 13.12); or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 4.01, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office; (c) Taxes attributable to such Recipient’s failure to comply with Section 4.01(e); and (d) any Taxes imposed pursuant to FATCA.

“Exclusion Event” means the occurrence, with respect to any Included Investor or, if applicable, the Sponsor, Responsible Party, or Credit Provider of such Included Investor (such Investor hereinafter referred to as a “Defaulting Investor”), of any of the following events:

(a) such Included Investor (or its Sponsor, Responsible Party or Credit Provider, as applicable) shall: (i) apply for or consent to the appointment of a receiver, trustee, custodian, intervenor, or liquidator of itself or of all or a substantial part of its assets; (ii) file a voluntary petition as debtor in bankruptcy or admit in writing that it is unable to pay its debts as they become due; (iii) make a general assignment for the benefit of creditors; (iv) file a petition or answer seeking reorganization or an arrangement with creditors or take advantage of any Debtor Relief Laws; (v) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization, or insolvency proceeding; or (vi) take any personal, partnership, limited liability company, corporate or trust action, as applicable, for the purpose of effecting any of the foregoing;

(b) (i) the commencement of any proceeding under any Debtor Relief Laws relating to such Included Investor (or its Sponsor, Responsible Party or Credit Provider, as applicable) or all or any material part of its respective property is instituted without the consent of such Person; or (ii) an order, judgment, or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition seeking such Included Investor’s (or its Sponsor’s, Responsible Party’s or Credit Provider’s, as applicable) reorganization or liquidation, or appointing a receiver, custodian, trustee, intervenor, liquidator, administrator or similar entity, of such Person or of all or substantially all of its assets; provided, however, that if any such proceeding referenced in clause (i) is dismissed within 60 days, such Investor will be automatically reinstated as an Included Investor, so long as no other Exclusion Event then applies (and if any such proceeding is stayed, such Investor will also be automatically reinstated as an Included Investor, but re-commencement of the proceeding will constitute an Exclusion Event under clause (i));

(c) any final judgment(s) for the payment of money which in the aggregate exceed 15% of the net worth of such Included Investor (or its Sponsor, Responsible Party or Credit Provider, as applicable) shall be rendered against such Person, other than any judgment as to which, and only to the extent, a reputable insurance company has acknowledged coverage of such claim in writing or has acknowledged in writing its willingness to defend any such claim under a reservation of rights, and provided such insurer has not further issued a denial of coverage, and such judgment or judgments shall not be satisfied or discharged at least ten (10) days prior to the date on which any of its assets could be lawfully sold to satisfy such judgment;

(d) such Included Investor shall repudiate, challenge, or declare unenforceable its obligation to make contributions to the capital of the applicable Guarantor or Approved Intermediary, as applicable, pursuant to its Capital Commitment or a Capital Call Notice; shall otherwise disaffirm any material provision of its Subscription Agreement or the Governing Agreement, or its payment obligations to make contributions to the capital of the applicable Guarantor under any of such documents shall be or become unenforceable, or its Sponsor, Responsible Party or Credit Provider, as applicable, shall take such action with respect to its obligations under any Credit Link Document;

(e) such Investor shall fail to make a contribution to the capital of the applicable Guarantor or Approved Intermediary, as applicable, within five Business Days of the date required pursuant to the Capital Call Notice (without regard to any cure or notice periods);

(f) any representation or warranty relating to such Included Investor’s obligation to make contributions to the capital of the applicable Guarantor or otherwise materially and adversely affecting the rights of the Lenders under the Loan Documents, the applicable Governing Agreement or its Subscription Agreement shall prove to be untrue or inaccurate in any material respect, as of the date on which such representation or warranty is made, and such Person shall fail to cure the adverse effect of the failure of such representation or warranty within thirty (30) days after written notice thereof is delivered by Administrative Agent to the applicable Guarantor or Approved Intermediary, as applicable, and to such Person;

(g) such Included Investor shall issue a Redemption Notice or shall otherwise redeem its Subscribed Interest in, or transfer its Unfunded Commitment to, any Guarantor or Approved Intermediary, as applicable; provided, however, that if less than all of such Investor’s Subscribed Interest is subject to any such Redemption Notice or if less than all of such Investor’s Unfunded Commitment is transferred or assigned, only such portion as is subject to such Redemption Notice, or is transferred or assigned, as applicable, shall be subject to exclusion from the calculation of Available Loan Amount;

(h) such Included Investor (i) shall withdraw, retire or resign from any Guarantor or Approved Intermediary, as applicable, or its Subscribed Interest is redeemed, forfeited or otherwise repurchased by the applicable Guarantor or Approved Intermediary, as applicable; or (ii) shall be required by the General Partner to withdraw from any Guarantor or Approved Intermediary, as applicable, pursuant to the terms of the applicable Governing Agreement or the REIT Governing

Documents, as applicable; provided, however, that if less than all of such Investor’s Subscribed Interest is redeemed, forfeited, withdrawn or otherwise repurchased by the applicable Guarantor or Approved Intermediary, as applicable, only such portion as is redeemed, forfeited, withdrawn or repurchased, as applicable, shall be subject to exclusion from the calculation of Available Loan Amount;

(i) default shall occur in the performance by such Included Investor of any of the material covenants or agreements contained in its Subscription Agreement or the Governing Agreement (except, in each case, as otherwise specifically addressed in this definition of “Exclusion Event,” in which case no grace period beyond any provided for herein shall apply), in each case relating to such Investor’s obligation to make contributions to the capital of the applicable Guarantor or otherwise materially and adversely affecting the rights of Administrative Agent, the Letter of Credit Issuer or Lenders under the Loan Documents, and such default shall continue uncured to the satisfaction of Administrative Agent for a period of thirty (30) days after written notice thereof has been given by Administrative Agent to the applicable Guarantor and to such Included Investor;

(j) in the case of each Rated Investor (or its Sponsor, Responsible Party or Credit Provider, as applicable), it shall fail to maintain its Applicable Requirement as required in the definition of “Applicable Requirement” above;

(k) in the case of each Included Investor (or its Sponsor, Responsible Party or Credit Provider, as applicable), the occurrence of any circumstance or event which: (i) would reasonably be expected to have a material and adverse effect on the financial condition or business operations of such Included Investor (or its Sponsor, Responsible Party or Credit Provider, as applicable); or (ii) would reasonably be expected to impair, impede or jeopardize, the obligation and the liability of such Included Investor (or its Sponsor, Responsible Party or Credit Provider, as applicable) to fulfill its obligations under its Subscription Agreement, the applicable Governing Agreement or any Credit Link Document, or otherwise to materially and adversely affect the rights of Administrative Agent, the Letter of Credit Issuer or Lenders under the Loan Documents;

(l) in the case of each Investor that is designated as an Included Investor under clause (a)(ii) of the definition of “Included Investor,” it shall fail to maintain a net worth (determined in accordance with GAAP), measured at the end of each fiscal year of such Included Investor, of at least 75% of the net worth of such Included Investor (the “Baseline Net Worth”) as of: (i) the fiscal year which ended on or immediately prior to the Closing Date, if the Investor was an Included Investor (or was pre-approved as an Included Investor, pursuant to written agreement of Administrative Agent) on the Closing Date; or (ii) the fiscal year for which Administrative Agent has financial information which ended on or immediately prior to the date of its designation as an Included Investor (in the case not covered by clause (i) above) (the Baseline Net Worth for any Included Investors so designated will be set forth on Schedule 2.01, and if any Investors are so designated after the date of this Credit Agreement, an updated Schedule 2.01 shall be prepared by Administrative Agent and delivered to Borrower to replace the existing Schedule 2.01);

(m) if Administrative Agent is unable to obtain, from publicly-available sources, annual financial statements for any non-rated Included Investor for any fiscal year prior to the Maturity Date, reported on by independent public accountants to the extent applicable, such Included Investor shall fail, within thirty (30) days after written request from Borrower or Administrative Agent, to deliver such annual financial statements to Borrower or Administrative Agent as required by Administrative Agent to continue to designate such Investor as an Included Investor hereunder;

(n) such Included Investor shall fail, within ten (10) days after written request from the applicable Guarantor or Approved Intermediary, as applicable, or Administrative Agent, to deliver the financial information to such Guarantor or Approved Intermediary, as applicable, in accordance with the applicable Governing Agreement, Subscription Agreement or Side Letter, as applicable; provided, however, that if such Investor subsequently delivers such financial information to Borrower, and provided further, that if such Investor is not subject to any other Exclusion Event, then such Investor shall automatically be reinstated as an Included Investor without any approval of or other action by Administrative Agent, Letter of Credit Issuer or Lenders;

(o) notice by the General Partner shall be delivered to such Included Investor exercising any redemption rights of any Guarantor or Approved Intermediary, as applicable, with respect to such Included Investor; provided, however, that if less than all of such Investor’s Subscribed Interest is subject to any such notice, then only such portion as is subject to such notice shall be subject to exclusion from the calculation of Available Loan Amount;

(p) [reserved];

(q) such Included Investor (or its Sponsor, Responsible Party or Credit Provider, as applicable) becomes Subject to Sanctions, or, to any Loan Party’s, General Partner’s or Administrative Agent’s knowledge, such Investor’s funds to be used in connection with funding Capital Calls are derived from illegal or suspicious activities;

(r) such Included Investor amends its Side Letter in any way that Administrative Agent reasonably determines would materially impair Secured Parties’ rights in and to the Collateral;

(s) such Included Investor shall, if applicable, exercise any “most favored nations” election under its Side Letter and such election is determined in good faith by Administrative Agent to be a “material amendment” (as such term is used in Section 10.04) with respect to such Included Investor;

(t) in the case of all ERISA Investors, the assets of the applicable Loan Party in which such ERISA Investor holds equity that constitutes Plan Assets; or

(u) with respect to any Borrowing being used to fund an investment, such Included Investor is subject to any excuse right with respect to such investment.

“FASB ASC” means the Account Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code, any intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of the foregoing and any fiscal or regulatory legislation, rules or practices adopted to give effect to such intergovernmental agreement, treaty or convention.

“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than 50 basis points (0.50%) per annum, such rate shall be deemed to be 50 basis points (0.50%) per annum for purposes of this Credit Agreement.

“Floor” means zero percent (0%).

“Foreign Lender” means: (a) if Borrower is a U.S. Person, a Lender that is not a U.S. Person; and (b) if Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to the Letter of Credit Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding Letter of Credit Obligations other than Letter of Credit Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Funding Ratio” means: (a) for a Governmental Plan Investor, the actuarial present value of the assets of the plan over the actuarial present value of the plan’s total benefit liabilities, as reported in such plan’s most recent audited financial statements; and (b) for an ERISA Investor; (i) the fair market value of the plan’s assets as defined under Section 430(g)(3) of the Internal Revenue Code, unreduced for any prefunding balance or funding standard carryover balance as defined and provided for in Section 430(f) of the Internal Revenue Code; over (ii) the plan’s funding target, as defined under Section 430(d) of the Internal Revenue Code, without regard to the special at-risk rules of Section 430(i) of the Internal Revenue Code, with each value as reported on the most recently filed Schedule SB to the Form 5500 by such plan with the United States Department of Labor.

“GAAP” means those generally accepted accounting principles and practices that are recognized as such by the American Institute of Certified Public Accountants or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof, and that are consistently applied for all periods, after the date hereof, so as to properly reflect the financial position of the applicable Guarantor, except that any accounting principle or practice required to be changed by the Financial Accounting Standards Board (or other appropriate board or committee of the said Board) in order to continue as a generally accepted accounting principle or practice may be so changed.

“General Partner” means (a) with respect to Borrower, Invesco Commercial Real Estate Finance Trust Investments GP, LLC, a Delaware limited liability company; (b) with respect to Initial Guarantor, “General Partner” will be deemed to mean the Initial Guarantor acting for itself; and (c) with respect to any additional Guarantor or Approved Intermediary, as applicable, the general partner or managing member of such Person.

“Governing Agreement” means: (a) with respect to Initial Guarantor, collectively the Bylaws of Initial Guarantor and the Articles of Incorporation of Initial Guarantor dated as of October 26, 2022, including, without limitation, any Side Letters, as they may be amended, restated or supplemented from time to time in accordance with the terms hereof; (b) with respect to Borrower, that certain Agreement of Limited Partnership of Borrower dated as of October 28, 2022, as it may be amended, restated or supplemented from time to time in accordance with the terms hereof; (c) with respect to General Partner, that certain Limited Liability Company Agreement of General Partner dated as of October 28, 2022, it may be amended, restated or supplemented from time to time in accordance with the terms hereof; and (d) with respect to any additional Guarantor or any Approved Intermediary, as applicable, the limited partnership agreement, limited liability company agreement or articles of association of such additional Guarantor or Approved Intermediary, as applicable, including, without limitation, any Side Letters, as it may be amended, restated or supplemented from time to time in accordance with the terms hereof.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supranational bodies such as the European Union or the European Central Bank).

“Governmental Plan Investor” means an Investor that is a governmental plan as defined in Section 3(32) of ERISA.

“Guaranteed Obligations” is defined in Section 6.01.

“Guarantor” and “Guarantors” are each defined in the preamble hereto. “Guarantor Collateral Accounts” is defined in Section 5.02(a) hereof.

“Guarantor Obligation” means all obligations, liabilities and indebtedness of every nature of any Guarantor from time to time owing to Administrative Agent, the Letter of Credit Issuer or any Lender, under or in connection with this Credit Agreement or any other Loan Document.

“Guaranty Obligations” means, with respect to any Person, without duplication, any obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent: (a) to purchase any such Indebtedness or other obligation or any property constituting security therefor; (b) to advance or provide funds or other support for the payment or purchase of such Indebtedness or obligation or to maintain working capital, solvency or other balance sheet condition of such other Person (including, without limitation, maintenance agreements, comfort letters, take or pay arrangements, put agreements or similar agreements or arrangements) for the benefit of the holder of Indebtedness of such other Person; (c) to lease or purchase property, securities or services primarily for the purpose of assuring the owner of such Indebtedness; or (d) to otherwise assure or hold harmless the owner of such Indebtedness or obligation against loss in respect thereof. Notwithstanding anything to the contrary in this definition, guaranties provided in connection with customary non-recourse Indebtedness for usual and customary exceptions for fraud, misapplication of funds, environmental indemnities, violation of “special purpose entity” covenants, bankruptcy, insolvency, receivership or other similar events and other similar exceptions (so called “bad acts” carveout exceptions) shall not constitute Guaranty Obligations in connection herewith until a claim is made with respect thereto.

“Hazardous Material” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“HMT” means His Majesty’s Treasury (United Kingdom).

“Honor Date” is defined in Section 2.07(c)(i).

“IFRS” means international accounting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements delivered under or referred to herein.

“Included Investor” means an Investor: (a)(i) that has, or that has a Credit Provider that has, met the Applicable Requirement for an Included Investor and that has been approved by Administrative Agent in its reasonable discretion; or (ii) that has been so designated by Administrative Agent and all Lenders (each in its sole discretion) as an Included Investor; and (b) that has delivered to Administrative Agent the information and documents required under Section 10.05(d) each as confirmed in writing by Administrative Agent; provided that a Defaulting Investor shall no longer be an Included Investor until such time as all Exclusion Events affecting such Investor have been cured and such Investor shall have been approved as an Included Investor in the sole and absolute discretion of Administrative Agent, the Letter of Credit Issuer and all of the Lenders; except that after the occurrence of the Exclusion Event described in clause (b)(i) of the definition of Exclusion Event, such affected Investor will be automatically reinstated as an Included Investor if such proceeding is dismissed within 60 days. The inclusion of Invesco Realty, Inc. as an Included Investor will be subject to Administrative Agent’s receipt of a guaranty by Invesco, Ltd. of the obligations of Invesco Realty, Inc. to make Capital Contributions to Initial Guarantor, in form and substance satisfactory to Administrative Agent.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties and similar instruments;

(c) all net obligations of such Person under any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

(e) all indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being acquired by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) all Capital Leases and Synthetic Lease Obligations; and (g) all Guaranty Obligations of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any Capital Lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

“Indemnified Taxes” means: (a) Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower arising under any Loan Document; and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” is defined in Section 13.06(b).

“Information” is defined in Section 13.18.

“Initial Guarantor” is defined in the preamble to this Credit Agreement.

“Initial Guarantor Collateral Account” is defined in Section 5.02(a)(i).

“Interest Payment Date” means, (a) as to any Term Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; and (b) as to any Base Rate Loan or Daily SOFR Loan, the last Business Day of each calendar month and the Maturity Date.

“Interest Period” means as to each Term Rate Loan, the period commencing on the date such Term SOFR Loan is disbursed or converted to or continued as a Term Rate Loan and ending on the date one (1) month thereafter; provided that:

(a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b) any Interest Period begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c) no Interest Period shall extend beyond the Stated Maturity Date.

“Intermediary Collateral Documents” means any security agreements, financing statements, assignments, acknowledgements (including, without limitation, the Subscription Acknowledgment and Undertaking), confirmations, and such other documents and instruments from time to time executed and delivered by an Approved Intermediary, as may be required by Administrative Agent in its reasonable discretion.

“Intermediary Constituent Documents” means the Constituent Documents of any Approved Intermediary.

“Internal Revenue Code” means the United States Internal Revenue Code of 1986, as amended.

“Investor” means, as applicable, a Partner (including, as applicable, an Approved Intermediary) of any Guarantor or a constituent partner or member or equity holder of an Approved Intermediary.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Request for Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the Letter of Credit Issuer and a Loan Party or in favor of the Letter of Credit Issuer and relating to any such Letter of Credit, including, as applicable, any documentation relating to Cash Collateral (which may include, without limitation, the Assignment of Account).

“KYC Compliant” means any Person that has satisfied all requests for information from Administrative Agent and the other Secured Parties for “know-your-customer” and other anti-terrorism, anti-money laundering and similar rules and regulations and related policies and that would not result in any Secured Party being non-compliant with any such rules and regulations and related policies were such Person to enter into a banking relationship with such Secured Party.

“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lender” means each lending institution listed on the signature pages hereof, each lending institution that becomes a Lender hereunder pursuant to Section 13.11 or otherwise, and “Lenders” means more than one (1) Lender.

“Lending Office” means, as to any Lender, the office or offices of such Lender (or an affiliate of such Lender) described as such in such Lender’s Administrative Questionnaire delivered to Administrative Agent, or such other office or offices as a Lender may from time to time notify Borrower and Administrative Agent.

“Letter of Credit” means any standby letter of credit issued hereunder providing for the payment of cash upon the honoring of a presentation thereunder by the Letter of Credit Issuer pursuant to Section 2.07 either as originally issued or as the same may, from time to time, be amended or otherwise modified or extended.

“Letter of Credit Application” means an application and agreement for standby letter of credit by and between Borrower and the Letter of Credit Issuer in a form acceptable to the Letter of Credit Issuer (and customarily used by it in similar circumstances) and conformed to the terms of this Credit Agreement, either as originally executed or as it may from time to time be supplemented, modified, amended, renewed, or extended; provided, however, to the extent that the terms of such Letter of Credit Application are inconsistent with the terms of this Credit Agreement, the terms of this Credit Agreement shall control.

“Letter of Credit Collateralization Date” means the day that is the earliest of: (a) thirty (30) days prior to the Stated Maturity Date (or, if such day is not a Business Day, the next preceding Business Day); or (b) the Maturity Date, and (c) the date upon which Administrative Agent declares the Obligations due and payable after the occurrence of an Event of Default.

“Letter of Credit Fee” is defined in Section 2.11(a).

“Letter of Credit Issuer” means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

“Letter of Credit Obligations” means the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For all purposes of this Credit Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, or because a pending drawing submitted on or before the expiration date of such Letter of Credit has not yet been honored, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Letter of Credit Sublimit” means, at any time, the lesser of (a) $15,000,000; and (b) the Available Loan Amount at such time.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, easement, right-of-way or other encumbrance on title to real property, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or title retention arrangement, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” means an extension of credit by a Lender to Borrower hereunder in the form of a Term Rate Loan or a Reference Rate Loan.

“Loan Documents” means this Credit Agreement, the Notes (including any renewals, extensions, re-issuances and refundings thereof), each Letter of Credit Application, each of the Collateral Documents, each Assignment and Assumption, any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.14 of this Credit Agreement, and any amendments or supplements thereto or modifications thereof, executed or delivered pursuant to the terms of this Credit Agreement or any of the other Loan Documents.

“Loan Notice” means a notice of: (a) a Borrowing; (b) a conversion of Loans from one (1) Type of Loan to the other; or (c) a continuation of Term Rate Loans, pursuant to Section 2.02(d), which, if in writing, shall be substantially in the form of Exhibit C or such other form as may be approved by Administrative Agent (including any form on an electronic platform or electronic transmission system as has been approved by Administrative Agent), appropriately completed and signed by a Responsible Officer of Borrower.

“Loan Parties” means Borrower and each Guarantor;

“Loan Party” means any one (1) of them, as applicable.

“Loan Party Materials” is defined in Section 9.01(m).

“Mandatory Prepayment Amount” is defined in Section 3.04(a).

“Mandatory Prepayment Event” is defined in Section 3.04(a).

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Adverse Effect” means: (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), or financial condition of Borrower or any Guarantor, or Borrower, Guarantors and their respective Subsidiaries taken as a whole; (b) a material impairment of the ability of any Loan Party, any Approved Intermediary or any General Partner to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party, any Approved Intermediary or any General Partner of any Loan Document to which it is a party.

“Maturity Date” means the earliest of: (a) the Stated Maturity Date; (b) the date upon which Administrative Agent declares the Obligations, or the Obligations become, due and payable after the occurrence of an Event of Default; (c) the date upon which Borrower terminates the Commitments pursuant to Section 3.06 or otherwise; and (d) the date that is thirty (30) days prior to the occurrence of a Capital Call Termination Event.

“Maximum Commitment” means an amount equal to the aggregate Commitments of Lenders, as such amount may be reduced or increased pursuant to the terms hereof. As of the date of this Credit Agreement, the Maximum Commitment equals $135,000,000.

“Maximum Rate” means, on any day, the highest rate of interest (if any) permitted by applicable law on such day.

“Minimum Collateral Amount” means, at any time: (a) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during the existence of a Defaulting Lender, an amount equal to 100% of the Fronting Exposure of the Letter of Credit Issuer with respect to Letters of Credit issued and outstanding at such time; and (b) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.14(a)(i), (a)(ii) or (a)(iii), an amount equal to 100% of the outstanding amount of all Letter of Credit Obligations.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Loan Party, any Approved Intermediary or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding six (6) plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means any employee benefit plan which has two (2) or more contributing sponsors (including any Loan Party, any Approved Intermediary or any ERISA Affiliate) at least two (2) of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“No Plan Asset Certificate” means a certificate from a Loan Party or Approved Intermediary, as applicable, delivered by the relevant Responsible Officer of such Person, based on consultation with its counsel and in a form reasonably acceptable to Administrative Agent, (a) certifying that throughout the period beginning from the date of the prior No Plan Asset Certificate or the date of the Credit Agreement, as applicable, and continuing through the date of the subject No Plan Asset Certificate, “benefit plan investors” (as defined in Section 3(42) of ERISA) hold less than 25% of the total value of each class of equity interest (other than any classes of equity interest that qualify as “publicly-offered securities” within the meaning of the Plan Assets Regulation) in such Person (calculated in accordance with Section 3(42) of ERISA) and, accordingly, the underlying assets of such Person have not and do not constitute Plan Assets; and (b) covenanting that at all times following the date of such certificate, less than 25% of the total value of each class of equity interest (other than any classes of equity interest that qualify as “publicly-offered securities” within the meaning of the Plan Assets Regulation) in such Person (calculated in accordance with Section 3(42) of ERISA) will continue to be held by “benefit plan investors” (as defined in Section 3(42) of ERISA) until such time, if any that such Person delivers to Administrative Agent an Operating Company Opinion.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that: (a) requires the approval of all Lenders or all affected Lenders pursuant to the terms of Section 13.01; and (b) has received the approval of the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Extension Notice Date” is defined in Section 2.07(b)(iii).

“Notes” means the promissory note(s) made by Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit B.

“Notice of Loan Prepayment” means a notice of prepayment with respect to a Loan, which shall be substantially in the form of Exhibit P or such other form as may be approved by the Administrative Agent in its reasonable discretion (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), completed and signed by a Responsible Officer.

“Notice Period” is defined in Section 11.02(b).

“Obligations” means all present and future indebtedness, obligations, and liabilities of any Loan Party to Lenders, and all renewals and extensions thereof, or any part thereof (including, without limitation, Loans, Letter of Credit Obligations, or both), or any part thereof, arising pursuant to this Credit Agreement (including, without limitation, the indemnity provisions hereof) or represented by the Notes and each Letter of Credit Application, and all interest accruing thereon, and attorneys’ fees incurred in the enforcement or collection thereof, regardless of whether such indebtedness, obligations, and liabilities are direct, indirect, fixed, contingent, joint, several, or joint and several; together with all indebtedness, obligations, and liabilities of any Loan Party to Lenders evidenced or arising pursuant to any of the other Loan Documents, and all renewals and extensions thereof, or any part thereof.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Operating Company” means an “operating company” within the meaning of Section 2510.3-101(c) of the Plan Assets Regulation.

“Operating Company Certificate” means a certificate from a Loan Party or Approved Intermediary, as applicable, that would hold Plan Assets absent qualification as an Operating Company, delivered by the relevant Responsible Officer of such Person, in a form reasonably acceptable to Administrative Agent, certifying that, based upon consultation with counsel, such Person should have met the requirements to be an Operating Company for the twelve (12)-month period following the end of the Annual Valuation Period for such Person.

“Operating Company Opinion” means a written opinion of counsel to the Loan Parties, in a form reasonably acceptable to Administrative Agent, to the effect that a Loan Party or Approved Intermediary, as applicable, should qualify as an Operating Company.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 4.06(b)).

“Participant” is defined in Section 13.11(e).

“Participant Register” has the meaning specified in Section 13.11(e).

“Partner” means the applicable General Partner or any one (1) of the limited partners, members or shareholders of a Guarantor, and reference to “Partners” shall be to all of such limited partners, members, shareholders and the General Partner, collectively; provided that with respect to Initial Guarantor, “Partner” does not include any shareholders that acquire their Subscribed Interests in Initial Guarantor following its public offering or any Accommodation Shareholders.

“Patriot Act” is defined in Section 13.19.

“Pending Capital Call” means any Capital Call that has been made upon the Investors and that has not been cancelled, recalled or postponed by the General Partner and that has not yet been funded by the applicable Investor, but with respect to which such Investor is not in default.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by any Loan Party, any Approved Intermediary or any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Internal Revenue Code.

“Person” means an individual, sole proprietorship, joint venture, association, trust, estate, business trust, corporation, non-profit corporation, partnership, sovereign government or agency, instrumentality, or political subdivision thereof, or any similar entity or organization.

“Plan” means any Pension Plan, or any retirement medical plan, each as established or maintained for employees of any Loan Party, any Approved Intermediary or any ERISA Affiliate, or any such Plan to which any Loan Party, any Approved Intermediary or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Plan Assets” means “plan assets” within the meaning of the Plan Assets Regulation.

“Plan Assets Regulation” means 29 C.F.R. §2510.3-101, as modified by Section 3(42) of ERISA.

“Platform” is defined in Section 9.01(m).

“Potential Default” means any condition, act, or event which, with the giving of notice or lapse of time or both, would become an Event of Default.

“Prime Rate” shall mean, on any day, the rate of interest per annum then most recently established by Bank of America as its “prime rate”. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Principal Obligation” means the sum of: (a) the aggregate outstanding principal amount of the Loans; plus (b) the Letter of Credit Obligations.

“Property” means any real property, improvements thereon and any leasehold or similar interest in real property which is owned, directly or indirectly, by Borrower, or secures any investment of Borrower.

“PTE” is defined in Section 12.11(a)(ii).

“Public Lender” is defined in Section 9.01(m).

“QFC” is defined in Section 13.25(b).

“QFC Covered Entity” is defined in Section 13.25(b).

“QFC Covered Party” is defined in Section 13.25(a).

“QFC Credit Support” is defined in Section 13.25.

“QFC Default Right” is defined in Section 13.25(b).

“Rated Investor” means any Investor that has a Rating (or that has a Credit Provider, Sponsor, or Responsible Party that has a Rating). In the event that both a Governmental Plan Investor and its Responsible Party have a Rating, then the Rating of the Investor shall be the applicable Rating for purposes hereunder.

“Rating” means, for any Person, its senior unsecured debt rating (or equivalent thereof, such as, but not limited to, a corporate credit rating, issuer rating/insurance financial strength rating (for an insurance company), general obligation rating (for a governmental entity), or revenue bond rating (for an educational institution)) from either of S&P or Moody’s.

“Recipient” means Administrative Agent, any Lender and the Letter of Credit Issuer, as applicable.

“Redemption” means the redemption of the Subscribed Interest of an Investor pursuant to the applicable REIT Governing Documents or Governing Agreement of any Loan Party or Approved Intermediary that has the effect of reducing the Unfunded Commitment of such Investor; “Redeem” means to effectuate a Redemption.

“Redemption Notice” a notice from an Investor to the applicable Loan Party or Approved Intermediary requesting or electing a Redemption.

“Reference Rate” means Daily SOFR or the Base Rate, as applicable, or a Successor Rate calculated with respect to a daily index, and for which no Interest Period applies.

“Reference Rate Loan” means a Loan bearing interest with reference to the Reference Rate.

“Register” is defined in Section 13.11(d).

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, from time to time in effect, and shall include any successor or other regulation relating to reserve requirements or margin requirements, as the case may be, applicable to member banks of the Federal Reserve System.

“REIT” means a real estate investment trust qualified as such under Sections 856 through 860 of the Internal Revenue Code and the regulations promulgated thereunder.

“REIT Governing Documents” means, with respect to Initial Guarantor, its Governing Agreement and the Subscription Agreements of its Investors.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, or migration of Hazardous Materials into the environment, or into or out of any Property, including the movement of any Hazardous Material through or in the air, soil, surface water, groundwater, of any Property.

“Relevant Rate” means Daily SOFR, Term SOFR or, if Base Rate is the applicable rate pursuant to the terms of Section 4.02 or Section 4.03, Base Rate, and any Successor Rate.

“Request for Credit Extension” means: (a) with respect to a Borrowing, conversion or continuation of Loans, a Loan Notice; and (b) with respect to an L/C Credit Extension, the related Request for Letter of Credit and Letter of Credit Application.

“Request for Letter of Credit” means a request for the issuance of a Letter of Credit substantially in the form of Exhibit D attached hereto.

“Required Lenders” means, at any time, Lenders having Total Credit Exposures representing more than 66-2/3% of the Total Credit Exposures of all Lenders. The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time; provided that, the amount of any participation in any Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is Letter of Credit Issuer, as the case may be, in making such determination.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means: (a) in the case of a corporation, its chief executive officer, president, chief financial officer, senior vice president, any vice president or treasurer, and, in any case where two (2) Responsible Officers are acting on behalf of such corporation, the second such Responsible Officer may be a secretary or assistant secretary; (b) in the case of a limited partnership, the Responsible Officer of the general partner, acting on behalf of such general partner in its capacity as general partner; (c) in the case of a limited liability company, the Responsible Officer of the managing member, acting on behalf of such managing member in its capacity as managing member; and (d) solely for purposes of notices given pursuant to Section 2, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent; provided that, any such additional officer or employee shall deliver an incumbency certificate and specimen signature to the Administrative Agent. Any document delivered under any Loan Document that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Responsible Party” means, for any Governmental Plan Investor: (a) if the state or political subdivision under which the Governmental Plan Investor operates is obligated to fund the Governmental Plan Investor and is liable to fund any shortfalls, the state or political subdivision, as applicable; and (b) otherwise, the Governmental Plan Investor itself.

“Returned Capital” means, for any Investor, any capital that is subject to recall by the General Partner; provided that (x) the amount of any such capital shall be set forth as “Returned Capital” on a certificate of General Partner delivered to Administrative Agent; and (y) the failure of General Partner to deliver such certificate to Administrative Agent shall result in the exclusion of such amount from “Returned Capital” until such certificate is delivered.

“Revolving Credit Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Loans and such Lender’s participation in the Letter of Credit Obligations at such time.

“S&P” means S&P Global Ratings, a subsidiary of the S&P Global, Inc., and any successor thereto.

“Sanctions” means any international economic sanction administered or enforced by a United States Governmental Authority (including, without limitation, OFAC), the United Nations Security Council, the European Union, HMT or other relevant sanctions authority.

“Secured Parties” means, collectively, Administrative Agent, Lenders, Letter of Credit Issuer and any other Person to which Obligations are owing which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.

“Security Agreement” means a security agreement substantially in the form of Exhibit E, executed and delivered by a Guarantor and General Partner, or by an Approved Intermediary, as applicable (and with modifications as may be necessary), to Administrative Agent for the benefit of the Secured Parties, and any pledge agreement or assignment evidencing the pledge or collateral assignment of the same.

“SEMS” means the Superfund Enterprise Management System maintained by the United States Environmental Protection Agency.

“Side Letter” means any side letter by and between an Investor and a Guarantor (or General Partner) or an Approved Intermediary, as applicable, that amends the Governing Agreement (or, with respect to Initial Guarantor, the REIT Governing Documents) or modifies any of the obligations, liabilities, rights or undertakings by the Investor under its Subscription Agreement or under any Constituent Documents of such Guarantor or such Approved Intermediary, as applicable.

“SOFR” means, with respect to any applicable determination date, the Secured Overnight Financing Rate published on the second U.S. Government Securities Business Day preceding such date by the SOFR Administrator on the Federal Reserve Bank of New York’s website (or any successor source); provided, however that if such determination date is not a U.S. Government Securities Business Day, then SOFR means such rate that applied on the first U.S. Government Securities Business Day immediately prior thereto.

“Sponsor” of an ERISA Investor means a sponsor as that term is understood under ERISA, specifically, the entity that established the plan and is responsible for the maintenance of the plan and, in the case of a plan that has a sponsor and participating employers, the entity that has the ability to amend or terminate the plan.

“Stated Maturity Date” means October 6, 2023.

“Subject to Sanctions” with respect to any Person means that such Person is (a) currently the subject of any Sanctions; (b) included on OFAC’s list of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets, or any similar list enforced by any other relevant sanctions authority; (c) located organized or resident in a Designated Jurisdiction.

“Subordinated Claims” is defined in Section 5.04.

“Subscribed Interest” of any Investor means (a) with respect to Initial Guarantor, the Class N common stock of such Investor in Initial Guarantor under the REIT Governing Documents, and (b) with respect to any other Guarantor or Approved Intermediary, the limited or general partnership interest, membership interest or other applicable Equity Interest of such Investor in such Guarantor or Approved Intermediary, as applicable, under the applicable Constituent Document of such Guarantor or such Approved Intermediary.

“Subscription Acknowledgment and Undertaking” means an agreement executed and delivered by an Approved Intermediary and the applicable General Partner in connection with the acknowledgment by such Approved Intermediary of its subscription for a limited partnership interest in the applicable Guarantor and certain undertakings of such Approved Intermediary and the applicable General Partner with respect thereto, as the same may be amended, modified or restated from time to time.

“Subscription Agreement” means a Subscription Agreement executed by an Investor in connection with the subscription for a Subscribed Interest in any Guarantor or any Approved Intermediary (and with respect to Initial Guarantor, includes any Side Letters that modify such Subscription Agreement).

“Subsequent Investor” is defined in Section 10.05(d).

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one (1) or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of a Guarantor.

“Successor Rate” is defined in Section 4.03(b).

“Supported QFC” is defined in Section 13.25.

“Swap Contract” means: (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement; and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any such obligations or liabilities under any such master agreement.

“Swap Termination Value” means, in respect of any one (1) or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts: (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s); and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one (1) or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Synthetic Lease Obligation” means the monetary obligation of a Person under: (a) a so-called synthetic, off-balance sheet or tax retention lease; or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Rate” means (a) Term SOFR, or (b) any Successor Rate pursuant to which interest is calculated with respect to, and fixed for the duration of, an Interest Period.

“Term Rate Loan” means a Loan bearing interest based on a Term Rate.

“Term SOFR” means, for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two (2) U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. Eastern Time on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the Term SOFR Adjustment for such Interest Period; provided further that if the Term SOFR determined in accordance with the foregoing of this definition would otherwise be less than the Floor, Term SOFR shall be deemed to be the Floor for purposes of this Credit Agreement.

“Term SOFR Adjustment” means 0.10% (10 basis points) for an Interest Period of one (1) month’s duration.

“Term SOFR Loan” means a Credit Extension made hereunder with respect to which the interest rate is calculated by reference to Term SOFR.

“Term SOFR Replacement Date” has the meaning specified in Section 4.03(b).

“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by Administrative Agent from time to time).

“Total Credit Exposure” means, as to any Lender at any time, the unused Commitment and Revolving Credit Exposure of such Lender at such time.

“Type” means, with respect to a Loan, its character as a Reference Rate Loan or a Term Rate Loan.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unfunded Commitment” means, with respect to any Investor in a Guarantor or an Approved Intermediary, as applicable, at any time, the Capital Commitment of such Investor, minus the aggregate Capital Contributions made to such Guarantor or Approved Intermediary, as applicable, by such Investor, plus Returned Capital attributed to such Investor, but “Unfunded Commitment” shall not include that portion of such Investor’s Capital Commitment that is, at such time, subject to a Pending Capital Call.

“Unreimbursed Amount” is defined in Section 2.07(c)(i).

“U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

“U.S. Special Resolution Regimes” is defined in Section 13.25.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 4.01(e)(ii)(B)(3).

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.02 Other Definitional Provisions. All terms defined in this Credit Agreement shall have the above-defined meanings when used in the Notes or any other Loan Documents or any certificate, report or other document made or delivered pursuant to this Credit Agreement, unless otherwise defined in such other document.

(a) The definitions of terms herein apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms.

(b) The words “include,” “includes” and “including” are deemed to be followed by the phrase “without limitation.”

(c) The word “shall” is to be construed to have the same meaning and effect as the word “will.”

(d) Unless the context requires otherwise:

(i) any definition of or reference to any agreement, instrument or other document (including any Constituent Document) is to be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document);

(ii) any reference herein to any Person is to be construed to include such Person’s successors and assigns;

(iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, is to be construed to refer to such Loan Document in its entirety and not to any particular provision thereof;

(iv) all references in a Loan Document to Articles, Sections, Preambles, Preliminary Statements, Exhibits and Schedules is to be construed to refer to Articles and Sections of, and Preambles, Preliminary Statements, Exhibits and Schedules to, the Loan Document in which such references appear;

(v) any reference to any Law includes all statutory and regulatory provisions consolidating, amending, replacing or interpreting such Law and any reference to any Law or regulation, unless otherwise specified, refers to such Law or regulation as amended, modified or supplemented from time to time, and

(vi) the words “asset” and “property” are to be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(e) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(f) Section headings herein and in the other Loan Documents are included for convenience of reference only and will not affect the interpretation of this Credit Agreement or any other Loan Document.

1.03 Times of Day; Rates. Unless otherwise specified in the Loan Documents, time references are to time in Dallas, Texas (daylight or standard, as applicable). Administrative Agent does not warrant, nor accept responsibility for, nor does Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definitions of “Daily Simple

SOFR”, “Term SOFR”, or the related definitions, or with respect to any other reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Conforming Changes. Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to Borrower. Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Credit Agreement, and shall have no liability to Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service, in each case except to the extent of Administrative Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment.

1.04 Accounting Terms.

(a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Credit Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the audited financial statements of Borrower, each Guarantor and each Approved Intermediary, as applicable. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Loan Parties is to be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities will be disregarded.

(b) Changes in GAAP. If at any time any change in GAAP (including the adoption of IFRS) would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either Borrower or Required Lenders shall so request, Administrative Agent, Lenders and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended: (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein; and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Credit Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the audited financial statements for all purposes of this Credit Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.

1.05 Letter of Credit Amounts. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time will be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one (1) or more automatic increases in the stated amount thereof, the amount of such Letter of Credit will be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

2. LOANS AND LETTERS OF CREDIT.

2.01 Revolving Credit Commitment. Subject to the terms and conditions herein set forth, each Lender severally agrees, on any Business Day during the Availability Period, to make Loans to Borrower at any time and from time to time in an aggregate principal amount not to exceed at any time outstanding the amount of such Lender’s Commitment; provided, however, that, after making any such Loans: (a) such Lender’s Revolving Credit Exposure would not exceed such Lender’s Commitment as of such date; and (b) the Principal Obligation would not exceed the Available Loan Amount. Subject to the foregoing limitation, the conditions set forth in Section 7 and the other terms and conditions hereof, Borrower may borrow, repay without penalty or premium, and re-borrow hereunder, during the Availability Period. Each Borrowing pursuant to this Section 2.01 shall be made ratably by Lenders in proportion to each Lender’s Applicable Percentage of the Available Loan Amount. No Lender shall be obligated to fund any Loan if the interest rate applicable thereto under Section 2.05(a) would exceed the Maximum Rate in effect with respect to such Loan. No Lender shall fund any portion of any Loan or L/C Advance with Plan Assets if such funding would cause any Loan Party to incur any prohibited transaction excise tax penalties under ERISA or Section 4975 of the Internal Revenue Code.

2.02 Borrowings, Conversions and Continuations of Loans.

(a) Request for Borrowing. Each Borrowing, each conversion of Loans from one (1) Type of Loan to the other, and each continuation of Term Rate Loans shall be made upon Borrower’s irrevocable notice to Administrative Agent, which may be given by telephone, together with a Borrowing Base Certificate. Each such notice must be received by Administrative Agent not later than 11:00 a.m. at least: (i) three (3) Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Term Rate Loans or of any conversion of Term Rate Loans to Reference Rate Loans; and (ii) one (1) Business Day prior to the requested date of any Borrowing of Reference Rate Loans. Each telephonic notice by Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of Borrower. Each Loan Notice (whether telephonic or written) shall specify: (A) whether Borrower is requesting a Borrowing, a conversion of Loans from one (1) Type of Loan to the other, or a continuation of Term Rate Loans; (B) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day); (C) the principal amount of Loans to be borrowed, converted or continued; (D) the Type of Loans to be borrowed or to which existing Loans are to be converted; and (E) to which account the proceeds of such Borrowing, or conversion or continuation should be directed. If Borrower fails to specify a Type of Loan in a Loan Notice or if Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, a Term Rate Loan with an Interest Period of one (1) month; provided, however, that if Borrower fails to specify a Type of Loan in a Loan Notice delivered with adequate notice for a Term Rate Loan, it will be deemed to have specified a Term Rate Loan with an Interest Period of one (1) month.

(b) Administrative Agent Notification of Lenders. Following receipt of a Loan Notice, Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Loans, and if no timely notice of a conversion or continuation is provided by Borrower, Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection.

(c) Tranches; No Obligation to Fund if Maximum Rate Exceeded. Notwithstanding anything to the contrary contained herein, Borrower shall not have the right to have more than ten (10) Term Rate Loans in the aggregate outstanding hereunder at any one (1) time during the Availability Period, nor shall any Lender be obligated to fund any Loan if the interest rate applicable thereto under Section 2.05(a) would exceed the Maximum Rate in effect with respect to such Loan.

(d) Continuations and Conversions of Term Rate Loans. Except as otherwise provided herein, a Term Rate Loan may be continued or converted only on the last day of an Interest Period for such Term Rate Loan. During the existence of a Potential Default or Event of Default, no Loans may be requested as, converted to or continued as Term Rate Loans without the consent of the Required Lenders, but Term Rate Loans may be continued if a Potential Default exists (other than a Potential Default applicable to a Cash Control Event), so long as no Event of Default has occurred and is continuing.

2.03 Minimum Loan Amounts. Each Borrowing of, conversion to or continuation of Term Rate Loans shall be in a principal amount that is an integral multiple of $100,000 and not less than $1,000,000, and each Borrowing of, conversion to or continuation of Reference Rate Loans shall be in an amount that is an integral multiple of $100,000 and not less than $500,000; provided, however, that a Reference Rate Loan may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required for the reimbursement of a Letter of Credit under Section 2.07(c).

2.04 Funding.

(a) Funding by Lenders; Presumption by Administrative Agent. Each Lender shall make the proceeds of its Applicable Percentage of each Borrowing available to Administrative Agent at Administrative Agent’s Office for the account of Borrower no later than 10:00 a.m. on the borrowing date in immediately available funds, and upon fulfillment of all applicable conditions set forth herein, Administrative Agent shall promptly deposit such proceeds in immediately available funds in Borrower’s account at Administrative Agent specified in the Loan Notice, or, if requested by Borrower in the Loan Notice, shall wire transfer such funds as requested. The failure of any Lender to advance the proceeds of its Applicable Percentage of any Borrowing required to be advanced hereunder shall not relieve any other Lender of its obligation to advance the proceeds of its Applicable Percentage of any Borrowing required to be advanced hereunder. Absent contrary written notice from a Lender, Administrative Agent may assume that each Lender has made its Applicable Percentage of the requested Borrowing available to Administrative Agent on the applicable borrowing date, and Administrative Agent may, in reliance upon such assumption (but is not required to), make available to Borrower a corresponding amount.

(b) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and to make payments pursuant to Section 13.06(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 13.06(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 13.06(c).

2.05 Interest.

(a) Interest Rate. Subject to the provisions of clause (b) below: (i) each Term Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Term Rate for such Interest Period plus the Applicable Margin; and (ii) each Reference Rate Loan will bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the applicable Reference Rate plus the Applicable Margin for such Reference Rate.

(b) Default Rate.

(i) If any amount of principal of the Obligation is not paid when due (without regard to any applicable grace periods), then (in lieu of the interest rate provided in Section 2.05(a)) such amount shall bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate.

(ii) If any amount (other than principal of the Obligation) payable by Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders (in lieu of the interest rate provided in Section 2.05(a)), such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate.

(iii) Upon the request of Required Lenders, while any Event of Default exists, then (in lieu of the interest rate provided in Section 2.05(a) above) the principal amount of the Obligations shall bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate, from the date of the occurrence of such Event of Default until such Event of Default is cured or is waived.

(iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) is due and payable upon demand.

2.06 Determination of Rate. Each change in the rate of interest for any Borrowing shall become effective, without prior notice to Borrowers, automatically as of the opening of business of Administrative Agent on the date of said change. Administrative Agent shall promptly notify Borrowers and the Lenders of the interest rate applicable to any Interest Period for Term Rate Loans or any Daily SOFR Loans upon determination of such interest rate. The determination of SOFR, Term SOFR or Daily Simple SOFR by Administrative Agent shall be conclusive in the absence of manifest error.

2.07 Letters of Credit.

(a) Letter of Credit Commitment.

(i) Subject to the terms and conditions hereof, on any Business Day during the Availability Period: (A) the Letter of Credit Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.07: (1) from time to time on any Business Day during the Availability Period, to issue Letters of Credit for the account of Borrower, in aggregate face amounts that shall be not less than $500,000, as Borrower may request (except to the extent a lesser amount is requested by Borrower and agreed by Administrative Agent and the Letter of Credit Issuer), and to amend or extend Letters of Credit previously issued by it; and (2) to honor drawings under the Letters of Credit; and

(B) Lenders severally agree to participate in Letters of Credit issued for the account of Borrower and any drawings thereunder; provided, however that after giving effect to any L/C Credit Extension with respect to any Letter of Credit: (1) the Principal Obligation will not exceed the Available Loan Amount; (2) the Revolving Credit Exposure of any Lender shall not exceed such Lender’s Commitment; and (3) the Letter of Credit Obligations will not exceed the Letter of Credit Sublimit. Each request by Borrower for the issuance or amendment of a Letter of Credit will be deemed to be a representation by Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired (without any pending drawing) or that have been drawn upon and reimbursed. The Letter of Credit Issuer shall have the right to approve the form of Letter of Credit requested.

(ii) The Letter of Credit Issuer shall not issue any Letter of Credit, if: (A) subject to Section 2.07(b)(iii), the expiry date of such Letter of Credit would occur more than 12 months after the date of issuance or last extension, unless the Letter of Credit Issuer has approved such expiry date in its sole discretion; or (B) the expiry date of such Letter of Credit would occur after the Stated Maturity Date, without the consent of the Letter of Credit Issuer and all Lenders, in which case any such Letter of Credit shall be Cash Collateralized on the date thirty (30) days prior to the Stated Maturity Date.

(iii) The Letter of Credit Issuer shall be under no obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Letter of Credit Issuer from issuing such Letter of Credit, or any Law applicable to the Letter of Credit Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Letter of Credit Issuer shall prohibit, or request that the Letter of Credit Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Letter of Credit Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Letter of Credit Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Letter of Credit Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Letter of Credit Issuer in good faith deems material to it (for which the Letter of Credit Issuer is not otherwise compensated hereunder);

(B) the issuance of such Letter of Credit would violate any Laws or one (1) or more policies of the Letter of Credit Issuer applicable to letters of credit generally;

(C) such Letter of Credit is to be denominated in a currency other than Dollars;

(D) such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or

(E) any Lender is at that time a Defaulting Lender, unless the Letter of Credit Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the Letter of Credit Issuer (in its sole discretion) with Borrower or such Lender to eliminate the Letter of Credit Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.15(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other Letter of Credit Obligations as to which the Letter of Credit Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.

(iv) The Letter of Credit Issuer shall be under no obligation to amend any Letter of Credit if: (A) the Letter of Credit Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof; or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(v) The Letter of Credit Issuer shall act on behalf of Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the Letter of Credit Issuer shall have all of the benefits and immunities: (A) provided to Administrative Agent in Section 12 with respect to any acts taken or omissions suffered by Letter of Credit Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Section 12 included Letter of Credit Issuer with respect to such acts or omissions; and (B) as additionally provided herein with respect to Letter of Credit Issuer.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of Borrower made in the form of a Request for Credit Extension delivered to the Letter of Credit Issuer (with a copy to Administrative Agent) appropriately completed and signed by a Responsible Officer of Borrower, together with a Borrowing Base Certificate. Such Request for Credit Extension may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by the Letter of Credit Issuer, by personal delivery or by any other means acceptable to the Letter of Credit Issuer. Such Request for Credit Extension must be received by the Letter of Credit Issuer and Administrative Agent not later than 11:00 a.m. at least two (2) Business Days prior to the proposed issuance date or date of amendment, as the case may be, of any Letter of Credit (or such later date and time as Administrative Agent and the Letter of Credit Issuer may agree in a particular instance in their sole discretion). In the case of a request for an initial issuance of a Letter of Credit, such Request for Credit Extension shall specify in form and detail satisfactory to the Letter of Credit Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the Letter of Credit Issuer may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, the related Request for Credit Extension shall specify in form and detail satisfactory to the Letter of Credit Issuer: (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the Letter of Credit Issuer may reasonably require. Additionally, Borrower shall furnish to the Letter of Credit Issuer and Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the Letter of Credit Issuer or Administrative Agent may reasonably require.

(ii) Promptly after receipt of any Request for Credit Extension relating to a Letter of Credit, the Letter of Credit Issuer will confirm with Administrative Agent (by telephone or in writing) that Administrative Agent has received a copy of such Request for Credit Extension from Borrower and, if not, the Letter of Credit Issuer will provide Administrative Agent with a copy thereof. Unless the Letter of Credit Issuer has received written notice from any Lender, Administrative Agent or Borrower, at least one (1) Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one (1) or more applicable conditions contained in Section 7 shall not then be satisfied, then, subject to the terms and conditions hereof, the Letter of Credit Issuer shall, on the requested date, issue a Letter of Credit for the account of Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the Letter of Credit Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Letter of Credit Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Letter of Credit. With the approval of Administrative Agent and the Letter of Credit Issuer, the risk participation of each Lender shall terminate upon the occurrence of the Maturity Date and the full and final payment of the Obligations (other than the Cash Collateralized Letter of Credit Obligations described below and contingent indemnification obligations for which no claim has been made), and the Issuer Documents, rather than this Credit Agreement, shall govern the rights and obligations of Administrative Agent, Letter of Credit Issuer and Borrower with respect to such Letter of Credit Obligations, so long as Borrower has Cash Collateralized all Letter of Credit Obligations then outstanding, to the satisfaction of Administrative Agent and Letter of Credit Issuer, in their respective sole discretion.

(iii) If Borrower so requests in any applicable Request for Credit Extension, the Letter of Credit Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the Letter of Credit Issuer to prevent any such extension at least once in each twelve (12)-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve (12)-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the Letter of Credit Issuer, Borrower shall not be required to make a specific request to the Letter of Credit Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the Letter of Credit Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Stated Maturity Date; provided, however, that the Letter of Credit Issuer shall not permit any such extension if: (A) the Letter of Credit Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (a)(i), clause (a)(ii) or clause (a)(iii) of Section 2.07 or otherwise); or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Extension Notice Date from Administrative Agent, any Lender or any Loan Party that one (1) or more of the applicable conditions specified in Section 7.02 are not then satisfied, and in each such case directing the Letter of Credit Issuer not to permit such extension.

(iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the Letter of Credit Issuer will also deliver to Borrower and Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participation.

(i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the Letter of Credit Issuer shall notify Borrower and Administrative Agent thereof. Not later than 11:00 a.m. on the date of any payment by the Letter of Credit Issuer under a Letter of Credit (each such date, an “Honor Date”), Borrower shall reimburse the Letter of Credit Issuer through Administrative Agent in an amount equal to the amount of such drawing. If Borrower fails to so reimburse the Letter of Credit Issuer by such time, Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Lender’s Applicable Percentage thereof. In such event, Borrower shall be deemed to have requested a Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.03 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Available Loan Amount and the conditions set forth in Section 7.02 (other than the delivery of a Loan Notice). Any notice given by the Letter of Credit Issuer or Administrative Agent pursuant to this Section 2.07(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Lender (including the Lender acting as Letter of Credit Issuer) shall upon any notice pursuant to Section 2.07(c)(i) make funds available (and Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the Letter of Credit Issuer at Administrative Agent’s Office in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by Administrative Agent, whereupon, subject to the provisions of Section 2.07(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to Borrower in such amount. Administrative Agent shall remit the funds so received to the Letter of Credit Issuer.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Base Rate Loans because the conditions set forth in Section 7.02, cannot be satisfied or for any other reason, Borrower shall be deemed to have incurred from the Letter of Credit Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender’s payment to Administrative Agent for the account of the Letter of Credit Issuer pursuant to Section 2.07(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.07.

(iv) Until each Lender funds its Loan or L/C Advance pursuant to this Section 2.07(c) to reimburse the Letter of Credit Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of the Letter of Credit Issuer.

(v) Each Lender’s obligation to make Loans or L/C Advances to reimburse the Letter of Credit Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.07(c), shall be absolute and unconditional and shall not be affected by any circumstance, including: (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Letter of Credit Issuer, Borrower, or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Potential Default or Event of Default; or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Loans pursuant to this Section 2.07(c) is subject to the conditions set forth in Section 7.02 (other than delivery of a Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of Borrower to reimburse the Letter of Credit Issuer for the amount of any payment made by the Letter of Credit Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Lender fails to make available to Administrative Agent for the account of the Letter of Credit Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.07(c) by the time specified in Section 2.07(c)(ii), then, without limiting the other provisions of this Credit Agreement, the Letter of Credit Issuer shall be entitled to recover from such Lender (acting through Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Letter of Credit Issuer at a rate per annum equal to the greater of the Federal Funds Rate from time to time in effect and a rate determined by Letter of Credit Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by Letter of Credit Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid will constitute such Lender’s Loan included in the relevant Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the Letter of Credit Issuer submitted to any Lender (through Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d) Repayment of Participations.

(i) At any time after the Letter of Credit Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.07(c), if Administrative Agent receives for the account of the Letter of Credit Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from Borrower or otherwise, including proceeds of Cash Collateral applied thereto by Administrative Agent), Administrative Agent will distribute to such Lender its Applicable Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by Administrative Agent.

(ii) If any payment received by Administrative Agent for the account of the Letter of Credit Issuer pursuant to Section 2.07(c)(i) is required to be returned under any of the circumstances described in Section 13.04 (including pursuant to any settlement entered into by the Letter of Credit Issuer in its discretion), each Lender shall pay to Administrative Agent for the account of the Letter of Credit Issuer its Applicable Percentage thereof on demand of Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of Lenders under this clause (ii) will survive the payment in full of the Obligations and the termination of this Credit Agreement.

(e) Obligations Absolute. The obligation of Borrower to reimburse the Letter of Credit Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Credit Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Credit Agreement, or any other Loan Document;

(ii) the existence of any claim, counterclaim, set-off, defense or other right that Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Letter of Credit Issuer or any other Person, whether in connection with this Credit Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) waiver by the Letter of Credit Issuer of any requirement that exists for the Letter of Credit Issuer’s protection and not the protection of Borrower or any waiver by the Letter of Credit Issuer which does not in fact materially prejudice Borrower;

(v) honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;

(vi) any payment made by the Letter of Credit Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC or the ISP, as applicable;

(vii) any payment by the Letter of Credit Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the Letter of Credit Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(viii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, Borrower.

Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with Borrower’s instructions or other irregularity, Borrower will immediately notify the Letter of Credit Issuer. Borrower shall be conclusively deemed to have waived any such claim against the Letter of Credit Issuer and its correspondents unless such notice is given as aforesaid.

(f) Role of Letter of Credit Issuer. Each Lender and Borrower agree that, in paying any drawing under a Letter of Credit, the Letter of Credit Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the Letter of Credit Issuer, Administrative Agent, any of their respective Related Parties nor any of the respective correspondents, participants or assignees of the Letter of Credit Issuer shall be liable to any Lender for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or related Request for Credit Extension. Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the Letter of Credit Issuer, any of its Related Parties, nor any of the respective correspondents, participants or assignees of the Letter of Credit Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (viii) of Section 2.07(e); provided, however, that anything in such clauses to the contrary notwithstanding, Borrower may have a claim against the Letter of Credit Issuer, and the Letter of Credit Issuer may be liable to Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by Borrower which Borrower proves were caused by the Letter of Credit Issuer’s willful misconduct or gross negligence or the Letter of Credit Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the Letter of Credit Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the Letter of Credit Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. The Letter of Credit Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (known as SWIFT) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(g) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Documents, the terms hereof shall control.

(h) Applicability of ISP; Limitation of Liability. Unless otherwise expressly agreed by the Letter of Credit Issuer and Borrower when a Letter of Credit is issued, the rules of the ISP shall apply to each Letter of Credit. Notwithstanding the foregoing, Letter of Credit Issuer shall not be responsible to Borrower for, and Letter of Credit Issuer’s rights and remedies against Borrower shall not be impaired by, any action or inaction of the Letter of Credit Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Credit Agreement, including the Law or any order of a jurisdiction where Letter of Credit Issuer or the beneficiary is located, the practice stated in the ISP, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade—International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit incorporates such law or practice.

2.08 Use of Proceeds and Letters of Credit. The proceeds of the Loans and the Letters of Credit shall be used solely for the purposes permitted under the applicable Governing Agreement and the Constituent Documents of Borrower. No Secured Party shall have any liability, obligation, or responsibility whatsoever with respect to Borrower’s use of the proceeds of the Loans or the Letters of Credit, and no Secured Party shall be obligated to determine whether or not Borrower’s use of the proceeds of the Loans or the Letters of Credit are for purposes permitted under the applicable Governing Agreement or such Constituent Documents. Nothing, including, without limitation, any Borrowing, any conversion or continuation thereof, or any issuance of any Letter of Credit, or acceptance of any other document or instrument, shall be construed as a representation or warranty, express or implied, to any party by any Secured Party as to whether any investment by Borrower is permitted by the terms of the applicable Governing Agreement or the Constituent Documents of Borrower.

2.09 Unused Commitment Fee. In addition to the payments provided for in Section 3, Borrower shall pay to Administrative Agent, for the account of each Lender, according to its Applicable Percentage, an unused commitment fee on the actual daily amount of the Maximum Commitment which was unused (through the extension of Loans or issuance of Letters of Credit) during the immediately preceding calendar quarter at the rate of thirty (30) basis points (0.30%) per annum, payable in arrears on the first Business Day of each calendar quarter for the preceding calendar quarter and on the Maturity Date for the period from the end of the preceding calendar quarter until the Maturity Date; provided that, for the avoidance of doubt, the unused commitment fee for the period from the Closing Date through the first Business Day of the immediately following calendar quarter shall be pro-rated to correspond to the actual number of days elapsed during such period. Borrower and Lenders acknowledge and agree that the unused commitment fees payable hereunder are bona fide unused commitment fees and are intended as reasonable compensation to Lenders for committing to make funds available to Borrower as described herein and for no other purposes and shall be due and payable whether or not the conditions precedent in Section 7.02 are satisfied.

2.10 Administrative Agent and Arranger Fees. Borrower shall pay to Administrative Agent and Arranger fees in consideration of the arrangement of the Commitments and administration of this Credit Agreement, which fees are earned, due and payable in amounts and on the dates agreed to between Borrower and Administrative Agent in a separate fee letter agreement.

2.11 Letter of Credit Fees.

(a) Letter of Credit Fee. Borrower shall pay to Administrative Agent for the account of each Lender in accordance, subject to Section 2.15, with its Applicable Percentage, a fee for each Letter of Credit (the “Letter of Credit Fee”) equal to the Applicable Margin per annum times the daily amount available to be drawn under each such Letter of Credit issued to it. Such fee shall be: (i) due and payable in quarterly installments in arrears on the first Business Day of each calendar quarter for the preceding calendar quarter (or portion thereof, if applicable), commencing on the first such date to occur after the issuance of any Letter of Credit, on the Maturity Date, and thereafter (if applicable) on demand; and (ii) computed quarterly in arrears. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.05. If there is any change in the Applicable Margin during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, such fee shall accrue at the Default Rate.

(b) Fronting Fee and Administrative Charges. Borrower shall pay to the Letter of Credit Issuer, for its own account, in consideration of the issuance and fronting of Letters of Credit, a fronting fee with respect to each Letter of Credit issued to it, at a rate equal to 0.125% per annum, computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the tenth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Maturity Date and thereafter (if applicable) on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.05. In addition, Borrower shall pay directly to the Letter of Credit Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Letter of Credit Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

2.12 Computation of Interest and Fees. All computations of interest for Base Rate Loans, shall be made on the basis of a year of three hundred sixty-five (365) or three hundred sixty-six (366) days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a three hundred sixty (360)-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a three hundred sixty-five (365)-day year). Interest shall accrue on each Loan from and including the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 3.03 bear interest for one (1) day.

2.13 [Reserved].

2.14 Cash Collateral.

(a) Certain Credit Support Events. If: (i) the Letter of Credit Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing that has not been repaid in accordance with the provisions of this Credit Agreement; (ii) as of the Letter of Credit Collateralization Date, any Letter of Credit Obligations for any reason remains outstanding; (iii) Borrower shall promptly (but in no event later than: (A) two (2) Business Days, to the extent funds are available in the Collateral Accounts; and (B) 15 Business Days, to the extent that it is necessary for Guarantors to issue Capital Call Notices) Cash Collateralize the then-outstanding amount of the Letter of Credit Obligations; or (iv) there shall exist a Defaulting Lender, promptly (but in no event later than: (A) two (2) Business Days, to the extent funds are available in the Collateral Accounts; and (B) 15 Business Days, to the extent that it is necessary for Guarantors to issue Capital Call Notices) upon the request of Administrative Agent or the Letter of Credit Issuer, Borrower shall provide Cash Collateral in an amount not less than the applicable

Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iv) above after giving effect to Section 2.15(a)(iv) and any Cash Collateral provided by the Defaulting Lender). If at any time Administrative Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than Administrative Agent or the other Secured Parties, or that the total amount of such funds is less than the Minimum Collateral Amount, Borrower will, forthwith upon demand by Administrative Agent, pay to Administrative Agent, as additional funds to be deposited as Cash Collateral, an amount equal to the excess of (x) such Minimum Collateral Amount over (y) the total amount of funds, if any, then held as Cash Collateral that Administrative Agent determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds will be applied, to the extent permitted under applicable Laws, to reimburse the Letter of Credit Issuer.

(b) Grant of Security Interest. Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) Administrative Agent, for the benefit of the Secured Parties, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.14(c). If at any time Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than Administrative Agent for the benefit of the Secured Parties as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the relevant Defaulting Lender or Borrower will promptly upon demand by Administrative Agent, pay or provide to Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America. Borrower shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral; provided, however, that if funds are not available to Borrower in the applicable Collateral Account to make payment within two (2) Business Days, to the extent that it is necessary for a Guarantor to issue Capital Call Notices to fund such required payment, such payment shall be made within 15 Business Days after Administrative Agent’s demand (and, in any event, the applicable Guarantor shall issue such Capital Call Notices and shall make such payment during such time).

(c) Application. Notwithstanding anything to the contrary contained in this Credit Agreement, Cash Collateral provided under any of this Section 2.14 or Sections 2.07, 2.15, 3.04, 3.06 or 11.02 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific Letter of Credit Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(d) Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following: (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 13.11(b)(vii))); or (ii) the payment in full of all Obligations (other than contingent indemnification obligations); and (A) the termination of the Maximum Commitment; or (B) the reduction of the Maximum Commitment to zero; or (iii) Administrative Agent’s good faith determination that there exists excess Cash Collateral;

provided, however: (x) that Cash Collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of a Potential Default or Event of Default (and following application as provided in this Section 2.14 may be otherwise applied in accordance with Section 11.04); and (y) the Person providing Cash Collateral and the Letter of Credit Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

2.15 Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Credit Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Credit Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 13.01.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 10.12 or otherwise) or received by Administrative Agent from a Defaulting Lender pursuant to Section 13.02, shall be applied at such time or times as may be determined by Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Letter of Credit Issuer hereunder; third, to Cash Collateralize the Letter of Credit Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.14; fourth, as Borrower may request (so long as no Potential Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Credit Agreement, as determined by Administrative Agent; fifth, if so determined by Administrative Agent and Borrower, to be held in a deposit account and released pro rata in order to: (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Credit Agreement; and (y) Cash Collateralize the Letter of Credit Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.14; sixth, to the payment of any amounts owing to the Lenders, the Letter of Credit Issuer as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Letter of Credit Issuer against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Credit Agreement; seventh, so long as no Potential Default or Event of Default exists, to the payment of any amounts owing to Borrower as a result of any judgment of a court of competent jurisdiction obtained by Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Credit Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if: (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share; and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 7.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and Letter of Credit Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or Letter of Credit Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in Letter of Credit Obligations are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.15(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.15(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees.

(A) No Defaulting Lender shall be entitled to receive any unused commitment fee payable under to Section 2.09 for any period during which that Lender is a Defaulting Lender (and Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender); and (y) shall be limited in its right to receive Letter of Credit Fees as provided in Section 2.11.

(B) Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.14.

(C) With respect to any fee payable under Section 2.09 or any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or clause (B) above, the Borrower shall: (x) pay to Administrative Agent, for the benefit of each Non-Defaulting Lender, that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letter of Credit Obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, provided Borrower has received from Administrative Agent a notice regarding such reallocations; (y) pay to the Letter of Credit Issuer the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Letter of Credit Issuer’s Fronting Exposure to such Defaulting Lender, provided Borrower has received from Administrative Agent a notice regarding such allocation; and (z) not be required to pay the remaining amount of any such fee.

(iv) Reallocation of Applicable Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in Letter of Credit Obligations shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that: (x) the conditions set forth in Section 7.02 are satisfied at the time of such reallocation (and, unless Borrower shall have otherwise notified the Administrative Agent at such time, Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time); and (y) such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v) Cash Collateral. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, Borrower shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, Cash Collateralize the Letter of Credit Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.14.

(vi) During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit pursuant to Section 2.07, the “Applicable Percentage” of each non-Defaulting Lender shall be computed without giving effect to the Commitment of such Defaulting Lender; provided, that: (A) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Potential Default or Event of Default exists; and (B) the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit shall not exceed the positive difference, if any, of: (1) the Commitment of that non-Defaulting Lender; minus (2) the aggregate outstanding principal amount of the Loans of that Lender.

(b) Defaulting Lender Cure. If Borrower, Administrative Agent and the Letter of Credit Issuer agree in writing that a Lender is no longer a Defaulting Lender, Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.15(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

2.16 Additional Guarantors.

(a) A Person (other than a natural Person) may become a Guarantor under this Credit Agreement, and in each case shall be bound by and entitled to the benefits and obligations of this Credit Agreement as a Guarantor hereunder to the same extent as any other Guarantor, upon the fulfillment of the following conditions:

(i) Collateral Account. Such Person shall establish a Collateral Account pursuant to Section 5.02(a).

(ii) Loan Documents. Such Person shall deliver the documents identified in Sections 7.01(a)(iii), 7.01(a)(iv) and 7.01(a)(xiii) with respect to such Person, together with such other documents or Loan Documents as may be reasonably requested by Administrative Agent.

(iii) Resolutions and Officers’ Certificates. Such Person shall deliver the documents identified in Sections 7.01(a)(vii), 7.01(a)(viii) and 7.01(a)(ix) with respect to such Person, together with such other documents as may be reasonably requested by Administrative Agent.

(iv) No Default. No Potential Default or Event of Default shall have occurred and be continuing, or would result from the addition of such Person as a Guarantor.

(v) Representations and Warranties. The representations and warranties of the Loan Parties in Section 8 (other than representations and warranties which by their terms are stated to be only as of an earlier date) shall be true and correct in all material respects (without duplication of the qualification effected by the phrase “in all material respects” or “in any material respect” in respect of such representations and warranties) with respect to such Person, as of the date such Person executes the Joinder Agreement described in clause (vi) below.

(vi) Joinder Agreement. Such Person shall execute a Joinder Agreement with respect to this Credit Agreement, substantially in the form of Exhibit L (a “Joinder Agreement”).

(vii) Opinion of Counsel. Administrative Agent shall have received a legal opinion, dated as of the date such Person executes the Joinder Agreement described above, addressed to Administrative Agent and Lenders, having substantially the same coverage as that opinion delivered pursuant to Section 7.01(a)(xi) and substantially in a form acceptable to Administrative Agent.

(viii) ERISA Deliverables. With respect to such Person, an Operating Company Opinion addressed to the Administrative Agent and the other Secured Parties (or if addressed to such Person or its General Partner, a copy of such Operating Company Opinion, along with a reliance letter addressed to Administrative Agent and the other Secured Parties) from counsel to such Person; provided, however, if such Person does not intend to qualify as an Operating Company in order to avoid holding Plan Assets, and it is reasonable for such Person to conclude that its underlying assets will not constitute Plan Assets throughout the remaining term of this Credit Agreement due to satisfaction of another exception to holding Plan Assets (other than the Operating Company exceptions), then such Person may deliver a No Plan Asset Certificate to Administrative Agent in lieu of providing an Operating Company Opinion.

(ix) Other Information; Fees and Expenses. Such Person shall provide Administrative Agent with such other documentation or information as Administrative Agent may reasonably request with respect to such Person, including, without limitation, information related to Lenders’ compliance with “know your customer” requirements, and shall pay all reasonable and documented out-of-pocket costs and expenses incurred by Administrative Agent under this Section 2.16.

(x) Approval. Administrative Agent shall have approved the addition of such Person as an additional Guarantor, which approval, or denial thereof, shall be in the sole and absolute discretion of Administrative Agent.

(b) Upon fulfillment of the conditions in Section 2.16(a), Administrative Agent will promptly notify each Lender of the date that such Person becomes a Guarantor hereunder.

3. PAYMENT OF OBLIGATIONS.

3.01 Notes.

(a) The Borrowings funded by each Lender shall be evidenced by one (1) or more accounts or records maintained by such Lender and by Administrative Agent in the ordinary course of business. The accounts or records maintained by Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Borrowings made by the Lenders to Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrower hereunder to pay any amount owing with respect to the Obligations of Borrower. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of Administrative Agent in respect of such matters, the accounts and records of Administrative Agent shall control in the absence of manifest error.

(b) Upon the request of any Lender made through Administrative Agent, Borrower shall execute and deliver to such Lender (through Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto. Borrower agrees, from time to time, upon the request of Administrative Agent or any affected Lender, to reissue new Notes, in accordance with the terms and in the form heretofore provided, to any Lender and any Assignee of such Lender in accordance with Section 13.11, in renewal of and substitution for the Note previously issued by Borrower to the affected Lender, and such Lender shall use commercially reasonable efforts to return such previously issued Note marked “Cancelled.”

3.02 Payment of Interest.

(a) Interest. Interest on each Borrowing and any portion thereof shall commence to accrue in accordance with the terms of this Credit Agreement and the other Loan Documents as of the date of the disbursal or wire transfer of such Borrowing by Administrative Agent, consistent with the provisions of Section 2.05, notwithstanding whether Borrower received the benefit of such Borrowing as of such date and even if such Borrowing is held in escrow pursuant to the terms of any escrow arrangement or agreement. When a Borrowing is disbursed by wire transfer pursuant to instructions received from Borrower, then such Borrowing shall be considered made at the time of the transmission of the wire, in accordance with the Loan Notice, rather than the time of receipt thereof by the receiving bank. With regard to the repayment of the Loans, interest shall continue to accrue on any amount repaid until such time as the repayment has been received in federal or other immediately available funds by Administrative Agent.

(b) Interest Payment Dates. Accrued and unpaid interest (i) on the Obligations shall be due and payable in arrears on each Interest Payment Date and on the Maturity Date and (ii) on any obligation of Borrower hereunder on which Borrower is in default shall be due and payable at any time and from time to time following such default upon demand by Administrative Agent. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(c) Direct Disbursement. If, at any time, Administrative Agent or Letter of Credit Issuer shall not have received on the date due, any payment of interest upon the Loans or any fee described herein, Administrative Agent may direct the disbursement of funds from the applicable Collateral Account to Lenders or the Letter of Credit Issuer, in accordance with the terms hereof, to the extent available therein for payment of any such amount. If, at any such time, the amount available in such Collateral Account is not sufficient for the full payment of such amounts due, Administrative Agent may, without prior notice to or the consent of Borrower, within the limits of the Available Loan Amount, disburse to Lenders in immediately available funds an amount equal to the interest or fee due to Lenders, which disbursement shall be deemed to be a Base Rate Loan pursuant to Section 2.02, and Borrower shall be deemed to have given to Administrative Agent in accordance with the terms and conditions of Section 2.02 a Loan Notice with respect thereto.

3.03 Payments of Obligation.

(a) Maturity Date. The principal amount of the Obligations outstanding on the Maturity Date, together with all accrued but unpaid interest thereon, shall be due and payable on the Maturity Date.

(b) Payments Generally. All payments of principal of and interest on the Obligations under this Credit Agreement by Borrower to or for the account of Lenders, or any one (1) of them, shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff by Borrower. Except as otherwise expressly provided herein, all payments by Borrower hereunder shall be made to Administrative Agent, for the account of the respective Lenders to which such payment is owed, at Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. Funds received after 2:00 p.m. shall be treated for all purposes as having been received by Administrative Agent on the first Business Day next following receipt of such funds and any applicable interest or fees shall continue to accrue. Each Lender shall be entitled to receive its Applicable Percentage (or other applicable share as provided herein) of each payment received by Administrative Agent hereunder for the account of Lenders on the Obligations. Each payment received by Administrative Agent hereunder for the account of a Lender shall be promptly distributed by Administrative Agent to such Lender. If any payment to be made by Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(c) Clawback.

(i) Funding by Lenders; Presumption by Administrative Agent. Unless Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Term Rate Loans (or, in the case of any Borrowing of Reference Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to Administrative Agent such Lender’s share of such Borrowing, Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.04 (or, in the case of a Borrowing of Reference Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.04) and may, in reliance upon such assumption, make available to Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to Administrative Agent, then such Lender and the Borrower severally agree to pay to Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to Borrower to but excluding the date of payment to Administrative Agent, at: (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by

Administrative Agent in connection with the foregoing; and (B) in the case of a payment to be made by Borrower, the interest rate applicable to Base Rate Loans; provided, however, that if funds are not available to Borrower in the applicable Collateral Account to make payment on demand, to the extent that it is necessary for a Guarantor to issue Capital Call Notices to fund such required payment, such payment shall be made within 15 Business Days after Administrative Agent’s demand (and, in any event, such Guarantor shall issue such Capital Call Notices and shall make such payment promptly after the related Capital Contributions are received). If Borrower and such Lender shall pay such interest to Administrative Agent for the same or an overlapping period, Administrative Agent shall promptly remit to Borrower the amount of such interest paid by Borrower for such period. If such Lender pays its share of the applicable Borrowing to Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing as of the date of such Borrowing. Any payment by Borrower shall be without prejudice to any claim Borrower may have against a Lender that shall have failed to make such payment to Administrative Agent.

(ii) Payments by Borrower; Presumptions by Administrative Agent. Unless Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due to Administrative Agent for the account of the Lenders or the Letter of Credit Issuer hereunder that Borrower will not make such payment, Administrative Agent may assume that Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Letter of Credit Issuer, as the case may be, the amount due. In such event, if Borrower has not in fact made such payment, then each of the Lenders or the Letter of Credit Issuer, as the case may be, severally agrees to repay to Administrative Agent forthwith on demand the amount so distributed to such Lender or the Letter of Credit Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of Administrative Agent to any Lender or Borrower with respect to any amount owing under this subsection (c) shall be conclusive, absent manifest error.

(d) Failure to Satisfy Conditions Precedent. If any Lender makes available to Administrative Agent funds for any Loan to be made by such Lender as provided herein, and such funds are not made available to the Borrower by Administrative Agent because the conditions to the applicable Credit Extension set forth in Section 7 are not satisfied or waived in accordance with the terms hereof, Administrative Agent will return such funds (in like funds, as received from such Lender) to such Lender, without interest.

(e) Funding Source. Nothing herein will be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f) Insufficient Funds. If at any time insufficient funds are received by and available to Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds will be applied: (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties; and (ii) second, toward payment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.

3.04 Mandatory Prepayment.

(a) Excess Loans Outstanding. If, on any day, the Principal Obligation exceeds the Available Loan Amount (including, without limitation, as a result of an Exclusion Event) (a “Mandatory Prepayment Event”), then Borrower shall pay on demand such excess (the “Mandatory Prepayment Amount”) to Administrative Agent, for the benefit of Lenders, in immediately available funds (except to the extent any such excess is addressed by Section 3.04(b)): (A) promptly on demand (but in no event later than two (2) Business Days after such demand), to the extent such funds are available in the Collateral Account; and (B) within 15 Business Days of demand to the extent such funds are not available in the applicable Collateral Account (and the applicable Guarantor shall issue one (1) or more Capital Call Notices if necessary for such Guarantor to fund such required payment during such time, and shall pay such excess immediately after the Capital Contributions relating to such Capital Call Notice are received).

(b) Excess Letters of Credit Outstanding. If the amount of any Mandatory Prepayment Amount exceeds the Principal Obligation attributable to Loans (plus, for the avoidance of doubt, any other then-due Obligation of Borrower other than Letter of Credit Obligations), Borrower shall Cash Collateralize the Letter of Credit Obligations in the amount of such excess, when required pursuant to the terms of Section 3.04(a).

3.05 Voluntary Prepayments. Borrower may, upon notice to Administrative Agent pursuant to delivery to Administrative Agent of a Notice of Loan Prepayment, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty; provided that: (a) such notice must be received by Administrative Agent not later than 11:00 a.m.: (i) three (3) Business Days prior to any date of prepayment of Term Rate Loans; and (ii) on the date of prepayment of Reference Rate Loans; (b) any prepayment of Term Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof; and (c) any prepayment of Reference Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date (which shall be a Business Day) and amount of such prepayment and the Type(s) of Loans to be prepaid. Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by Borrower, Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Term Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 4.05. Subject to Section 2.15, each such prepayment shall be applied to the Obligations held by each Lender in accordance with its respective Applicable Percentage.

3.06 Reduction or Early Termination of Commitments. So long as no Request for Credit Extension is outstanding, Borrower may terminate the Commitments, or permanently reduce the aggregate Commitments, by giving prior irrevocable written notice to Administrative Agent of such termination or reduction three (3) Business Days prior to the effective date of such termination or reduction (which date shall be specified by Borrower in such notice), provided that: (i) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof; (ii) Borrower shall not terminate or reduce the aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Principal Obligation would exceed the aggregate Commitments (except that if such Principal Obligation consists solely of Letter of Credit Obligations, Borrower may provide Cash Collateral for such Letter of Credit Obligations and terminate the aggregate Commitments); and (iii) if, after giving effect to any reduction of the aggregate Commitments, the Letter of Credit Sublimit would exceed the amount of the aggregate Commitments, such Letter of Credit Sublimit shall be automatically reduced by the amount of such excess. Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the aggregate Commitments. In no event may Borrower reduce the aggregate Commitments to $10,000,000 or less (other than by a termination of all the Commitments), except in the case that the outstanding Principal Obligation consists solely of Letter of Credit Obligations, in which case Borrower may reduce the aggregate Commitments to the amount of Letter of Credit Obligations outstanding. Any reduction of the aggregate Commitments shall be applied to the Commitment of each Lender according to its Applicable Percentage. All fees accrued until the effective date of any termination of the aggregate Commitments shall be paid on the effective date of such termination.

3.07 Lending Office. Each Lender may: (a) designate its principal office or a branch, subsidiary or Affiliate of such Lender as its Lending Office (and the office to whose accounts payments are to be credited) for any Loan; (b) designate its principal office or a branch, subsidiary or Affiliate as its Lending Office (and the office to whose accounts payments are to be credited) for any Base Rate Loan; and (c) change its Lending Office from time to time by notice to Administrative Agent and Borrower, so long as such change does not require Borrower to pay any additional costs pursuant to Section 4.01 or 4.05. In such event, such Lender shall continue to hold the Note, if any, evidencing its Loans for the benefit and account of such branch, subsidiary or Affiliate. Each Lender shall be entitled to fund all or any portion of its Commitment in any manner it deems appropriate, consistent with the provisions of Section 2.04, but for the purposes of this Credit Agreement such Lender shall, regardless of such Lender’s actual means of funding, be deemed to have funded its Commitment in accordance with the Interest Option selected from time to time by Borrower for such Borrowing period.

4. CHANGE IN CIRCUMSTANCES.

4.01 Taxes.

(a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i) Any and all payments by or on account of any obligation of Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of Administrative Agent or Borrower) require the deduction or withholding of any Tax from any such payment by Administrative Agent or a Loan Party, then Administrative Agent or Borrower shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii) If Borrower or Administrative Agent shall be required by the Internal Revenue Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then: (A) Administrative Agent shall withhold or make such deductions as are determined by Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below; (B) Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Internal Revenue Code; and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 4.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(iii) If Borrower or Administrative Agent shall be required by any applicable Laws other than the Internal Revenue Code to withhold or deduct any Taxes from any payment, then: (A) Borrower or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below; (B) Borrower or Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws; and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 4.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b) Payment of Other Taxes by Borrower. Without limiting the provisions of subsection (a) above, Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of Administrative Agent, timely reimburse it for the payment of, any Other Taxes.

(c) Tax Indemnifications.

(i) Borrower shall, and does hereby, indemnify each Recipient, and shall make payment in respect thereof within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 4.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of any such payment or liability delivered to Borrower by a Lender or the Letter of Credit Issuer (with a copy to Administrative Agent), or by Administrative Agent on its own behalf or on behalf of a Lender or the Letter of Credit Issuer, shall be conclusive absent manifest error.

(ii) Each Lender and the Letter of Credit Issuer shall, and does hereby, severally indemnify, and shall make payment in respect thereof within ten (10) days after demand therefor: (A) the Administrative Agent against any Indemnified Taxes attributable to such Lender or the Letter of Credit Issuer (but only to the extent that Borrower has not already indemnified Administrative Agent for such Indemnified Taxes and without limiting the obligation of Borrower to do so); (B) Administrative Agent and Borrower, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 13.11(e) relating to the maintenance of a Participant Register; and (C) Administrative Agent and Borrower, as applicable, against any Excluded Taxes attributable to such Lender or the Letter of Credit Issuer, in each case, that are payable or paid by the Administrative Agent or Borrower in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender or the Letter of Credit Issuer by Administrative Agent shall be conclusive absent manifest error. Each Lender and the Letter of Credit Issuer hereby authorizes Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or the Letter of Credit Issuer, as the case may be, under this Credit Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).

(d) Evidence of Payments. Upon request by Borrower or Administrative Agent, as the case may be, after any payment of Taxes by Borrower or by Administrative Agent to a Governmental Authority as provided in this Section 4.01, Borrower shall deliver to Administrative Agent or Administrative Agent shall deliver to Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to Borrower or Administrative Agent, as the case may be.

(e) Status of Lenders; Tax Documentation.

(i) Any Recipient that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Borrower and Administrative Agent, at the time or times reasonably requested by Borrower or Administrative Agent, such properly completed and executed documentation reasonably requested by Borrower or Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower or Administrative Agent, shall deliver such other documentation prescribed by applicable law or by the taxing authority of any jurisdiction, or such other documentation as reasonably requested by Borrower or Administrative Agent as will enable Borrower or Administrative Agent to determine (a) whether or not such Lender is subject to backup withholding or information reporting requirements, (b) whether or not specific payments made hereunder are subject to the same and, if so, the required rate of withholding or deduction, and (c) whether or not such Lender is entitled to any available exemption from, or reduction of, applicable Taxes in respect of such payments. Notwithstanding anything to the contrary in the preceding two (2) sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 4.01(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, if Borrower is a U.S. Person:

(A) any Lender that is a U.S. Person shall deliver to Borrower and Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Credit Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), copies of an executed IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Credit Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party: (x) with respect to payments of interest under any Loan Document, copies of an executed IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty; and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) copies of an executed IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code; (x) a certificate substantially in the form of Exhibit P-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”); and (y) copies of an executed IRS Form W-8BEN-E (or W-8BEN, as applicable); or

(4) to the extent a Foreign Lender is not the beneficial owner, copies of an executed IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E (or W-8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit P-2 or Exhibit P-3, IRS Form W-9, or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one (1) or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit P-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Credit Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrower or Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to Borrower and Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower or Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by Borrower or Administrative Agent as may be necessary for Borrower and Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Credit Agreement.

(iii) Each Lender (A) agrees that if any form or certification it previously delivered pursuant to this Section 4.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower and Administrative Agent in writing of its legal inability to do so; and (B) agrees to take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its lending office for the Loans in accordance with Section 4.06(a)) to avoid any requirement pursuant to applicable Laws that the Loan Parties or Administrative Agent make any withholding or deduction for Taxes from amounts otherwise payable to such Lender.

(iv) If the Administrative Agent is a U.S. Person, it shall deliver to the Borrower on or prior to the date on which it becomes the Administrative Agent under this Agreement two (2) duly completed copies of IRS Form W-9. If the Administrative Agent is not a U.S. Person, it shall provide to the Borrower on or prior to the date on which it becomes the Administrative Agent under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower): (i) two (2) duly executed copies of IRS Form W-8ECI with respect to any amounts payable to the Administrative Agent for its own account, and (ii) with respect to any amounts payable to the Administrative Agent on behalf of the Lenders, two (2) duly executed copies of IRS Form W-8IMY confirming that the Administrative Agent agrees to be treated as a “United States person” for U.S. federal withholding Tax purposes (as contemplated by Section 1.1441-1(b)(2)(iv) of the United States Treasury Regulations) and the payments it receives for the account of such Lenders are not effectively connected with the conduct of its trade or business in the United States, with the effect that the Borrower can make payments to the Administrative Agent without deduction or withholding of any Taxes imposed by the United States. The Administrative Agent agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall promptly update such form or certification.

(f) Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the Letter of Credit Issuer, or have any obligation to pay to any Lender or the Letter of Credit Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the Letter of Credit Issuer, as the case may be. If any Recipient determines, in its sole discretion, exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by Borrower or with respect to which Borrower has paid additional amounts pursuant to this Section 4.01, it shall pay to Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by Borrower under this Section 4.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that Borrower, upon the request of such Recipient, agrees to repay the amount paid over to Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Recipient in the event such Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection (f), in no event will the applicable Recipient be required to pay any amount to Borrower pursuant to this subsection (f) the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection (f) shall not be construed to require the Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to Borrower or any other Person.

(g) Survival. Each party’s obligations under this Section 4.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or the Letter of Credit Issuer, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

4.02 Illegality. If any Lender determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its Lending Office to make, maintain or fund Loans whose interest is determined with reference to any Relevant Rate, or to determine or charge interest rates based upon any Relevant Rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to engage in reverse repurchase of U.S. Treasury securities transactions of the type included in the determination of SOFR then, on notice thereof by such Lender to Borrowers through Administrative Agent any obligation of such Lender to make or continue Loans with reference to such Relevant Rate or to convert Loans to Loans with reference to such Relevant Rate shall be suspended, in each case until such Lender notifies Administrative Agent and Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, Borrower shall, upon demand from such Lender (with a copy to Administrative Agent), prepay, or, in the event any applicable Daily SOFR Loans or Term Rate Loans are so affected, convert all such Loans of such Lender to Base Rate Loans, either on the next Interest Payment Date with respect to Daily SOFR Loans or on the last day of the Interest Period therefor with respect to Term Rate Loans, if such Lender may lawfully continue to maintain such Term Rate Loans to such day, or, if such Lender may not lawfully continue to maintain Term Rate Loans, immediately. Upon any such prepayment or conversion, each Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 4.05. Upon any conversion of the applicable Loans to Base Rate Loans, and for the duration of the unavailability of the Relevant Rate under this Section 4.02, the terms “Term SOFR” or “Daily Simple SOFR”, as applicable, and “Term Rate Loan” or “Daily SOFR Loan”, as applicable, in this Credit Agreement and the other Loan Documents shall be deemed to refer to “Base Rate” and “Base Rate Loan”.

4.03 Inability to Determine Rate; Market Disruption.

(a) Market Disruption; SOFR. If, in connection with any request for a Term SOFR Loan or Daily SOFR Loan, including any conversion or continuation thereof: (A) Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) no Successor Rate has been determined in accordance with Section 4.03(b), and the circumstances under Section 4.03(b)(i) or the Scheduled Unavailability Date has occurred, or (ii) adequate and reasonable means do not otherwise exist for determining Term SOFR for any requested Interest

Period with respect to a proposed Term SOFR Loan, or (iii) adequate and reasonable means do not otherwise exist for determining Daily Simple SOFR in connection with an existing or proposed Daily SOFR Loan, or (B) Administrative Agent or the Required Lenders determine that for any reason that Term SOFR for any requested Interest Period or Daily Simple SOFR with respect to a proposed Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan; then, Administrative Agent will promptly so notify Borrower and each Lender. Thereafter, the obligation of Lenders to make or maintain Term SOFR Loans, Daily SOFR Loans, or to convert Daily SOFR Loans to Term SOFR Loans, shall be suspended (to the extent of the affected Loans) until Administrative Agent (or, as applicable, Required Lenders) revokes such notice. Upon receipt of such notice, (1) Borrower may revoke any pending request for a borrowing of, or conversion to, or continuation of Term SOFR Loans or Daily SOFR Loans (to the extent of the affected Term SOFR Loans, Daily SOFR Loans, or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a borrowing of Base Rate Loans in the amount specified therein, (2) any outstanding Term SOFR Loans shall be deemed to have been converted to Base Rate Loans immediately at the end of their respective applicable Interest Period, and (3) any outstanding Daily SOFR Loans shall immediately be deemed to have been converted to Base Rate Loans.

(b) Successor Rates. Notwithstanding anything to the contrary in this Credit Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or Borrower or Required Lenders notify Administrative Agent (with, in the case of the Required Lenders, a copy to Borrower) that Borrowers or Required Lenders (as applicable) have determined, that:

(i) If adequate and reasonable means do not exist for ascertaining any relevant Interest Period of Term SOFR, including because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii) CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over Administrative Agent or CME or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which the applicable interest periods of Term SOFR or the Term SOFR Screen Rate shall or will no longer be made available, or permitted to be used for determining the interest rate of U.S. Dollar-denominated syndicated loans, or shall or will otherwise cease, provided that, at the time of such statement, there is no successor administrator that is satisfactory to Administrative Agent, that will continue to provide such interest periods of Term SOFR after such specific date (the latest date on which such interest periods of Term SOFR or the Term SOFR Screen Rate are no longer available permanently or indefinitely, the “Scheduled Unavailability Date”);

then, on a time and date determined by Administrative Agent (any such date, the “Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to clause (ii) above, no later than the Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any Loan Document with Daily SOFR for any payment period for interest calculated that can be determined by Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Credit Agreement or any other Loan Document (the “Successor Rate”).

Notwithstanding anything to the contrary herein, (x) if Administrative Agent determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date, or (y) if the events or circumstances of the type described in clauses (i) or (ii) above have occurred with respect to Daily Simple SOFR or the Successor Rate then in effect, then in each case, Administrative Agent and Borrower may amend this Credit Agreement solely for the purpose of replacing Term SOFR, Daily Simple SOFR, and/or any then current Successor Rate in accordance with this Section 4.03 at any relevant interest payment date or the end of any payment period for interest calculated, as applicable, with another alternate benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. Dollar-denominated credit facilities for such alternative benchmarks. and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. Dollar-denominated credit facilities for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by Administrative Agent from time to time in its reasonable discretion and may be periodically updated. For the avoidance of doubt, any such proposed rate and adjustments, shall constitute a “Successor Rate”. Any such amendment will become effective at 5:00 p.m. on the fifth (5th) Business Day after Administrative Agent has posted such proposed amendment to all Lenders and Borrower unless, prior to such time, Lenders comprising Required Lenders have delivered to Administrative Agent written notice that such Required Lenders object to such amendment.

(c) Notice and Implementation.

(i) Administrative Agent will promptly (in one or more notices) notify Borrower and each Lender in writing of the implementation of any Successor Rate.

(ii) Any Successor Rate shall be applied in a manner substantially consistent with market practice; provided that to the extent such market practice is not administratively feasible for Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by Administrative Agent.

(iii) Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than the Floor, the Successor Rate will be deemed to be the Floor for the purposes of this Credit Agreement and the other Loan Documents.

(iv) In connection with the implementation of a Successor Rate, Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Credit Agreement; provided that, with respect to any such amendment effected, Administrative Agent shall post each such amendment implementing such Conforming Changes to Borrower and the Lenders reasonably promptly after such amendment becomes effective.

4.04 Increased Costs Generally.

(a) Change in Law. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or the Letter of Credit Issuer;

(ii) subject any Recipient to any Taxes (other than: (A) Indemnified Taxes; (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes; and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or the Letter of Credit Issuer or the London interbank market any other condition, cost or expense affecting this Credit Agreement or Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to continuing, or maintaining any Loan the interest on which is determined by reference to SOFR (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the Letter of Credit Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the Letter of Credit Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the Letter of Credit Issuer, Borrower will pay to such Lender or the Letter of Credit Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the Letter of Credit Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender or the Letter of Credit Issuer determines that any Change in Law affecting such Lender or the Letter of Credit Issuer or any Lending Office of such Lender or such Lender’s or the Letter of Credit Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Letter of Credit Issuer’s capital or on the capital of such Lender’s or the Letter of Credit Issuer’s holding company, if any, as a consequence of this Credit Agreement, the Commitment of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Letter of Credit Issuer, to a level below that which such Lender or the Letter of Credit Issuer or such Lender’s or the Letter of Credit Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Letter of Credit Issuer’s policies and the policies of such Lender’s or the Letter of Credit Issuer’s holding company with respect to capital adequacy), then from time to time Borrower will pay to such Lender or the Letter of Credit Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the Letter of Credit Issuer or such Lender’s or the Letter of Credit Issuer’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender or the Letter of Credit Issuer setting forth the amount or amounts necessary to compensate such Lender or the Letter of Credit Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to Borrower shall be conclusive absent manifest error. Borrower shall pay such Lender or the Letter of Credit Issuer, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or the Letter of Credit Issuer to demand compensation pursuant to the foregoing provisions of this Section 4.04 shall not constitute a waiver of such Lender’s or the Letter of Credit Issuer’s right to demand such compensation, provided that Borrower shall not be required to compensate a Lender or the Letter of Credit Issuer pursuant to the foregoing provisions of this Section 4.04 for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the Letter of Credit Issuer, as the case may be, notifies Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Letter of Credit Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

4.05 Compensation for Losses. Upon demand of any Lender (with a copy to Administrative Agent) from time to time, Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense (but not lost profits) actually incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Term Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Term Rate Loan on the date or in the amount notified by Borrower; or

(c) any assignment of a Term Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by Borrower pursuant to Section 13.12;

including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by Borrower to the Lenders under this Section 4.05, each Lender shall be deemed to have funded each Term Rate Loan made by it at the Term Rate for such Loan by a matching deposit or other borrowing in the applicable interbank market for a comparable amount and for a comparable period, whether or not such Loan was in fact so funded.

4.06 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 4.04, or requires Borrower to pay any Indemnified Taxes or additional amounts to any Lender, the Letter of Credit Issuer or any Governmental Authority for the account of any Lender or the Letter of Credit Issuer pursuant to Section 4.01, or if any Lender or the Letter of Credit Issuer gives a notice pursuant to Section 4.02, then, at the request of Borrower, such Lender or the Letter of Credit Issuer, as applicable, shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans or Letters of Credit hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the Letter of Credit Issuer, such designation or assignment: (i) would eliminate or reduce amounts payable pursuant to Section 4.01 or Section 4.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 4.02, as applicable; and (ii) in each case, would not subject such Lender or the Letter of Credit Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the Letter of Credit Issuer, as the case may be. Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the Letter of Credit Issuer in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 4.04 or if Borrower is required to pay Indemnified Taxes or any additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.01, and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 4.06(a), if such designation would eliminate the need for compensation or additional payments to such Lender by Borrower, then Borrower may replace such Lender in accordance with Section 13.12.

(c) Survival. Borrower’s obligations under this Section 4 shall survive termination of the aggregate Commitments, repayment of all other Obligations hereunder, and resignation of Administrative Agent.

5. SECURITY.

5.01 Liens and Security Interest. To secure performance by the Loan Parties, directly or indirectly (as the case may be), of the payment and performance of the Obligations:

(a) (i) Each Guarantor and its General Partner, as applicable, shall grant to Administrative Agent, for the benefit of each of the Secured Parties: (A) an exclusive, perfected, first priority security interest and lien in and to each applicable Collateral Account pursuant to an Assignment of Account for the Collateral Account and will enter into a Control Agreement with respect thereto; and (B) to the extent of their respective interests therein, an exclusive, perfected, first priority security interest and Lien in and to the Collateral, including, without limitation, Capital Calls, Capital Commitments, and Capital Contributions, including, without limitation, any rights to make Capital Calls, receive payment of Capital Commitments and enforce the payment thereof pursuant to a Security Agreement and to enforce the payment thereof or any guarantees thereof now existing or hereafter arising. (ii) In order to secure further the payment and performance of the Obligations and to effect and facilitate Secured Parties’ right of setoff, each Guarantor hereby irrevocably appoints Administrative Agent as subscription agent and the sole party entitled in the name of such Guarantor upon the occurrence and during the continuance of an Event of Default, for the sole purpose of repaying the Obligations, to make any Capital Calls upon the Investors pursuant to the terms of the applicable Subscription Agreement and the Governing Agreement.

(b) (i) Each Approved Intermediary and its General Partner or managing member, as the case may be, shall grant to the applicable Guarantor, to the extent of their respective interests therein, an exclusive, perfected, first priority security interest and Lien in and to the Collateral, including, without limitation, the Capital Calls, Capital Commitments and Capital Contributions, including, without limitation, any rights to make Capital Calls, receive payment of Capital Commitments and enforce the payment thereof, pursuant to the applicable Intermediary Collateral Documents, related financing statements, and other documents satisfactory to the applicable Guarantor, and to enforce the payment thereof or any guarantees thereof now existing or hereafter arising. (ii) Each Guarantor shall collaterally assign to Administrative Agent, for the benefit of each of the Secured Parties, such Guarantor’s rights, titles, and interests in the Collateral of such Approved Intermediaries, including, without limitation, any rights to make such Capital Calls, receive payment of such Capital Commitments and enforce the payment thereof

5.02 Collateral Accounts; Capital Calls.

(a) Guarantor Collateral Accounts.

(i) Initial Guarantor shall require that all Investors wire-transfer to Bank of America, N.A., for further credit to Account No. 488106955493, reference “Invesco Commercial Real Estate Finance Trust, Inc. Collateral Account” (the “Initial Guarantor Collateral Account”), all monies or sums paid or to be paid by any Investor to the capital of Initial Guarantor as Capital Contributions as and when Capital Contributions are called pursuant to the Capital Call Notices. In addition, Initial Guarantor shall, upon receipt, deposit in the Collateral Account described above any payments and monies that Initial Guarantor receives directly from its Investors as Capital Contributions.

(ii) Any additional Guarantor shall require that all Investors in such Person wire-transfer to Bank of America, N.A., for further credit to an account to be established (each, an “Additional Guarantor Collateral Account”), all monies or sums paid or to be paid by any Investor to the capital of such Guarantor as Capital Contributions as and when Capital Contributions are called pursuant to the Capital Call Notices. In addition, such Guarantor shall, upon receipt, deposit in such Additional Guarantor Collateral Account described above any payments and monies that such Guarantor receives directly from its Investors as Capital Contributions.

The Initial Guarantor Collateral Account and each Additional Guarantor Collateral Account (if any) are herein, collectively, the “Guarantor Collateral Accounts.”

(b) Approved Intermediary Collateral Accounts. In order to secure further the payment and the performance of the Obligations, the Loan Parties will direct each Approved Intermediary to require (and each such Approved Intermediary will agree, pursuant to the applicable Subscription Acknowledgment and Undertaking, to require) that the Investors in such Approved Intermediary wire-transfer to Bank of America, N.A., for further credit to an account to be established (each, an “Approved Intermediary Collateral Account” and, collectively with the Guarantor Collateral Accounts, the “Collateral Accounts”) all monies or sums paid or to be paid by any such Investor to the capital of such Approved Intermediary as Capital Contributions as and when Capital Contributions are called pursuant to the applicable Capital Call Notices. In addition, the Loan Parties will direct the applicable Approved Intermediaries to deposit (and each such Approved Intermediary will agree, pursuant to the applicable Subscription Acknowledgment and Undertaking, to deposit) into the applicable Approved Intermediary Collateral Account any payments and monies that such Approved Intermediary receives as Capital Contributions.

(c) No Duty. Notwithstanding anything to the contrary herein contained, it is expressly understood and agreed that neither Administrative Agent, Letter of Credit Issuer, nor any Lender undertakes any duties, responsibilities, or liabilities with respect to Capital Calls (except that Administrative Agent will comply with the provisions of each applicable Governing Agreement or the REIT Governing Documents with respect to timing and the provision of written notice, and with the requirements for making Capital Calls pursuant to the Loan Documents). None of them shall be required to refer to the Constituent Documents of any Guarantor or Approved Intermediary or take any other action with respect to any other matter which might arise in connection with such Constituent Documents or the Subscription Agreements, or any Capital Call (except with respect to those made by Administrative Agent in the name of such Guarantor or Approved Intermediary, which shall comply with the provisions of each applicable Governing Agreement or the REIT Governing Documents with respect to the issuance of Capital Calls, including with respect to timing, the provision of written notice and other requirements for making Capital Calls, and with the Loan Documents). None of them shall have any duty to determine or inquire into any happening or occurrence or any performance or failure of performance of any Guarantor, Approved Intermediary or any Investor. None of them has any duty to inquire into the use, purpose, or reasons for the making of any Capital Call or with respect to the investment or the use of the proceeds thereof.

(d) Capital Calls. In order that Lenders may monitor the Collateral and the Capital Commitments, no Guarantor and no Approved Intermediary, as applicable, shall issue any Capital Call Notice or otherwise request, notify, or demand that any Investor make any Capital Contribution, without delivering to Administrative Agent (which delivery may be via facsimile) simultaneously with delivery of the Capital Call Notices to any Investors, copies of the Capital Call Notice for each Investor from whom a Capital Contribution is being sought. Concurrently with the delivery of any Capital Call Notice, each Guarantor will deliver to Administrative Agent a Borrowing Base Certificate, demonstrating that the Available Loan Amount will not exceed the Principal Obligations after application of the subject Capital Contributions in accordance with the terms of the Capital Call Notice. Each Guarantor will deliver a report of all Investors failing to fund their Capital Contributions delivered every five Business Days beginning with the fifth (5th) Business Day following the date when such Capital Contributions are initially due pursuant to the related Capital Call therefor and ending once all Investors have funded their Capital Contributions. For the avoidance of doubt, such report will not be required if there are no Investors that have failed to fund their Capital Contributions.

(e) Use of Account. Any Guarantor or Approved Intermediary, as applicable, may withdraw funds from the applicable Collateral Account at any time or from time to time and has exclusive ownership and control over the Collateral Account, so long as at the time of such withdrawal and after giving effect thereto no Cash Control Event has occurred and is continuing, unless, in the case of a mandatory prepayment, such Guarantor or Approved Intermediary, as applicable, has directed such withdrawn funds to be paid to Administrative Agent to pay any outstanding Mandatory Prepayment Amount, or otherwise to pay any outstanding Obligations, in which case Administrative Agent may restrict withdrawals to be directed to such purpose, and shall not deliver an Activation Notice (as defined in the Control Agreement) under the Control Agreement unless a distinct Cash Control Event has occurred and is continuing, or results from an Event of Default in making such mandatory prepayment or payment of Obligations. Any withdrawal by a Guarantor or Approved Intermediary, as applicable, from the applicable Collateral Account shall be deemed a representation and warranty that no Cash Control Event exists at such time or would result from such withdrawal. Upon the occurrence of any Cash Control Event, the Administrative Agent is authorized to take exclusive control of the Collateral Accounts. Administrative Agent, on behalf of Secured Parties, is hereby authorized, in the name of any Guarantor or Approved Intermediary, as applicable, at any time or from time to time upon the occurrence and while an Event of Default exists, to notify any or all parties obligated to such Guarantor or Approved Intermediary, as applicable, with respect to the Capital Commitments to make all payments due or to become due thereon directly to Administrative Agent on behalf of the Secured Parties, at a different account number, or to initiate one (1) or more Capital Call Notices in order to pay the Obligations. Regardless of any provision hereof, in the absence of gross negligence or willful misconduct by Administrative Agent or the other Secured Parties, none of the Secured Parties shall ever be liable for failure to collect or for failure to exercise diligence in the collection, possession, or any transaction concerning, all or part of the Capital Call Notices, Capital Commitments, or any Capital Contributions, or sums due or paid thereon. Administrative Agent shall give such Guarantor or Approved Intermediary, as applicable, prompt notice of any action taken pursuant to this Section 5.02(e), but failure to give such notice shall not affect the validity of such action or give rise to any defense in favor of any Guarantor or Approved Intermediary, as applicable, with respect to such action.

5.03 Approved Intermediary Collateral Documents. Each Approved Intermediary shall deliver such documentation as is reasonably requested by Administrative Agent, and in each case in form and substance reasonably satisfactory to Administrative Agent, in order to provide to Secured Parties the full benefit of the intended Collateral, including without limitation: (a) an agreement, directed to the Approved Intermediary, of Investors that are investors in such Approved Intermediary to make capital contributions when called; (b) an assignment and pledge by such Approved Intermediary of such capital commitments, the related collateral account, and the right to call capital contributions; and (c) agreements of such Approved Intermediary similar to those agreements of Guarantors delivered pursuant to this Credit Agreement, including, without limitation, with respect to preservation of capital commitments of Investors, obligations to make capital contributions, limitations of amendments to constituent documents and restrictions on transfers of interests.

5.04 Subordination of Claims. As used herein, the term “Subordinated Claims” means, with respect to each Loan Party and General Partner and Approved Intermediaries, all debts and liabilities between or among any two (2) or more of such Persons, and, as to Investors, all debts and liabilities between any such Investor and any Loan Party or General Partner or Approved Intermediary, whether such debts and liabilities now exist or are hereafter incurred or arise, or whether the obligations of such Person or Persons thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by Borrower, any Guarantor, General Partner or any Approved Intermediary (including, without limitation, by setoff pursuant to the terms of any applicable agreement). Subordinated Claims shall include without limitation all rights and claims of Borrower, any Guarantor, General Partner or any Approved Intermediary against an Investor under the Constituent Documents of such Person or under the Subscription Agreements. At any time that the Principal Obligation exceeds the Available Loan Amount, and until the mandatory prepayment pursuant to Section 3.04 in connection therewith, if any, shall be paid and satisfied in full, or, during the existence and continuation of an Event of Default, neither Borrower nor any Guarantor nor General Partner nor any Approved Intermediary shall receive or collect, directly or indirectly any amount upon the Subordinated Claims, other than to obtain funds required to make any mandatory prepayment pursuant to Section 3.04; provided that, unless (a) General Partner or Invesco, Ltd. or any of its Affiliates is in default with respect to its obligations to fund Capital Contributions; or (b) an Event of Default or Potential Default under Section 11.01(a), 11.01(h), 11.01(i) or a Mandatory Prepayment Event has occurred and is continuing, management fees shall be permitted to be paid to General Partner (or its Affiliate designated to receive management fees, as applicable), pursuant to the terms of the applicable Governing Agreement, the REIT Governing Documents or the Advisory Agreement, as applicable; provided further, the foregoing shall not restrict the Loan Parties’ ability to make the distributions set forth in Section 10.09.

Any liens, security interests, judgment liens, charges, or other encumbrances upon any Person’s assets securing payment of Subordinated Claims, including, but not limited to, any liens or security interests on an Investor’s Subscribed Interest in any Guarantor or in any Approved Intermediary, as applicable, shall be and remain inferior and subordinate in right of payment and of security to any liens, security interests, judgment liens, charges, or other encumbrances upon an Investor’s assets securing such Investor’s obligations and liabilities to Secured Parties pursuant to any of the Collateral Documents executed by such Person, regardless of whether such encumbrances in favor of Borrower, any Guarantor, General Partner, any Approved Intermediary or Secured Parties presently exist or are hereafter created or attach. Without the prior written consent of Administrative Agent, during the existence and continuation of an Event of Default, neither Borrower, nor any Guarantor, nor General Partner, nor any Approved Intermediary shall: (a) exercise or enforce any creditor’s or partnership right it may have against an Investor; (b) foreclose, repossess, sequester, or otherwise take steps or institute any action or proceedings (judicial or otherwise, including without limitation, the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor’s relief, or insolvency proceeding) to enforce any liens, mortgages, deeds of trust, security interest, collateral rights, judgments or other encumbrances on assets of such Investor held by such Person; or (c) exercise any rights or remedies against an Investor under the Constituent Documents of such Person or the Subscription Agreements, provided that any action taken by Administrative Agent or the other Secured Parties in the name of Borrower, any Guarantor, General Partner or any Approved Intermediary, or any action taken by Borrower, any Guarantor, General Partner or any Approved Intermediary that is required under any Loan Document or to comply with any Loan Document, shall not be a violation of this Section 5.04.

6. GUARANTY.

6.01 Guaranty of Payment. Subject to the limitation set forth below, Guarantors hereby absolutely, irrevocably and unconditionally, and jointly and severally guarantee to each Lender, the Letter of Credit Issuer, and Administrative Agent the prompt payment of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) and the timely performance of all other obligations under this Credit Agreement and the other Loan Documents (the “Guaranteed Obligations”). This Guaranty is a guaranty of payment and not of collection and is a continuing guaranty and shall apply to all of the Obligations whenever arising. Notwithstanding any provision to the contrary contained herein or in any of the other Loan Documents, to the extent the obligations of any Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of such Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state or otherwise and including, without limitation, Debtor Relief Laws).

6.02 Obligations Unconditional. The obligations of Guarantors hereunder are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents or any other agreement or instrument referred to therein, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or a guarantor. Each Guarantor agrees that this Guaranty may be enforced by Secured Parties without the necessity at any time of resorting to or exhausting any other security or collateral and without the necessity at any time of having recourse to the Notes or any other of the Loan Documents or any collateral, if any, hereafter securing the Obligations or otherwise and each Guarantor hereby waives the right to require any Secured Party to make demand on or proceed against any Loan Party or any other Person (including a co-guarantor) or to require any Secured Party to pursue any other remedy or enforce any other right. Each Guarantor further agrees that it shall have no right of subrogation, indemnity, reimbursement or contribution against any Loan Party or any other guarantor of the Obligations for amounts paid under this Guaranty until such time as the Obligations have been indefeasibly paid in full in cash, all Commitments under this Credit Agreement have been terminated and no Person or Governmental Authority shall have any right to request any return or reimbursement of funds from any Secured Party in connection with monies received under the Loan Documents. Each Guarantor further agrees that nothing contained herein shall prevent any Secured Party from suing on the Notes or any of the other Loan Documents or foreclosing its or their, as applicable, security interest in or Lien on any Collateral, if any, securing the Obligations or from exercising any other rights available to it or them, as applicable, under this Credit Agreement, the Notes, any other of the Loan Documents, or any other instrument of security, if any, and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of such Guarantor’s obligations hereunder; it being the purpose and intent of each Guarantor that, subject to such Guarantor’s rights to raise defenses to payment that would be available to it if such Guarantor were named as the “Borrower” hereunder rather than as a Guarantor, its obligations hereunder shall be absolute, independent and unconditional under any and all circumstances. No Guarantor’s obligations under this Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release, increase or limitation of the liability of any Loan Party or by reason of the bankruptcy or insolvency of any Loan Party. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by any Secured Party on this Guaranty or acceptance of this Guaranty. The Obligations, and any part of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guaranty. All dealings between any Loan Party, on the one (1) hand, and any Secured Party, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guaranty. Each Guarantor hereby subordinates to the Obligations all debts, liabilities and other obligations, whether direct, indirect, primary, secondary, several, joint and several or otherwise, and irrespective of whether such debts, liabilities and obligations be evidenced by note, contract, open account, book entry or otherwise, owing to such Guarantor by any other Loan Party; provided, however, that Borrower may make distributions consistent with the terms of Section 10.09.

6.03 Modifications. Each Guarantor agrees that: (a) all or any part of the Collateral now or hereafter held for the Obligations, if any, may be exchanged, compromised or surrendered from time to time; (b) none of the Secured Parties shall have any obligation to protect, perfect, secure or insure any such security interests, liens or encumbrances now or hereafter held, if any, for the Obligations; (c) the time or place of payment of the Obligations may be changed or extended, in whole or in part, to a time certain or otherwise, and may be renewed or accelerated, in whole or in part; (d) any Loan Party and any other party liable for payment under the Loan Documents may be granted indulgences generally; (e) any of the provisions of the Notes or any of the other Loan Documents, including, without limitation, this Credit Agreement (except for this Section 6) may be modified, amended or waived; (f) any party (including any co-guarantor) liable for the payment thereof may be granted indulgences or be released; and (g) any deposit balance for the credit of any Loan Party or any other party liable for the payment of the Obligations or liable upon any security therefor may be released, in whole or in part, at, before or after the stated, extended or accelerated maturity of the Obligations, all without notice to or further assent by Guarantor, which shall remain bound thereon, notwithstanding any such exchange, compromise, surrender, extension, renewal, acceleration, modification, indulgence or release.

6.04 Waiver of Rights. Each Guarantor expressly waives to the fullest extent permitted by applicable law: (a) notice of acceptance of this Guaranty by the Secured Parties and of all extensions of credit to Borrower by the Secured Parties; (b) presentment and demand for payment or performance of any of the Obligations; (c) protest and notice of dishonor or of default (except as specifically required in this Credit Agreement) with respect to the Obligations or with respect to any security therefor; (d) notice of the Secured Parties obtaining, amending, substituting for, releasing, waiving or modifying any security interest, lien or encumbrance, if any, hereafter securing the Obligations, or the Secured Parties subordinating, compromising, discharging or releasing such security interests, liens or encumbrances, if any; and (e) all other notices to which any Guarantor might otherwise be entitled.

6.05 Reinstatement. Notwithstanding anything contained in this Credit Agreement or the other Loan Documents, the obligations of a Guarantor under this Section 6 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify each Secured Party on demand for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred by such Person in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

6.06 Remedies. Each Guarantor agrees that, as between such Guarantor, on the one (1) hand, and the Secured Parties, on the other hand, the Obligations may be declared to be forthwith due and payable as provided in Section 11.02 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 11.02) notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such Obligations from becoming automatically due and payable)

as against any other Person and that, in the event of such declaration (or such Obligations being deemed to have become automatically due and payable), such Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by such Guarantor. Each Guarantor acknowledges and agrees that its obligations hereunder are secured in accordance with the terms of the Collateral Documents and that the Secured Parties may exercise their remedies thereunder in accordance with the terms thereof.

6.07 Subrogation. Each Guarantor agrees that, until the indefeasible payment of the Obligations in full in cash and the termination of the Commitments, it will not exercise, and hereby waives, any right of reimbursement, subrogation, contribution, offset, indemnification or other claims against any other Loan Party or any other guarantor of the Obligations, arising by contract or operation of law in connection with any payment made or required to be made by such Guarantor under this Credit Agreement or the other Loan Documents. After the indefeasible payment in full in cash of the Obligations (other than any part of the Obligations that represents contingent contractual indemnities) and the termination of the Commitments, a Guarantor shall be entitled to exercise against any other Loan Party all such rights of reimbursement, subrogation, contribution, indemnification and offset, and all such other claims, to the fullest extent permitted by law.

6.08 Joint and Several Liability. Each Guarantor acknowledges, agrees, represents and warrants the following:

(a) Inducement. The Lenders have been induced to make the Loans to, and the Letter of Credit Issuer has been induced to issue Letters of Credit for the account of, the Loan Parties in part based upon the assurances by each Guarantor that each Guarantor desires that the obligations under this Guaranty be honored and enforced as separate obligations of each Guarantor, should Administrative Agent, the Lenders and the Letter of Credit Issuer desire to do so.

(b) Combined Liability. Notwithstanding the foregoing, Guarantors shall be jointly and severally liable to the Secured Parties for all representations, warranties, covenants, obligations and indemnities, including, without limitation, the Loans, the Letters of Credit and the other Guaranteed Obligations, and the Secured Parties may at their option enforce the entire amount of the Loans, the Letters of Credit and the other Guaranteed Obligations against any one (1) or more Guarantors.

(c) Separate Exercise of Remedies. Administrative Agent (on behalf of the Secured Parties) may exercise remedies against each Guarantor and its property separately, whether or not Administrative Agent exercises remedies against any other Guarantor or its property. Administrative Agent may enforce one (1) or more Guarantors’ obligations without enforcing any other Guarantor’s obligations and vice versa. Any failure or inability of Administrative Agent to enforce one (1) or more Guarantors’ obligations shall not in any way limit Administrative Agent’s right to enforce the obligations of any other Guarantor. If Administrative Agent forecloses or exercises similar remedies under any one (1) or more Collateral Documents, then such foreclosure or similar remedy shall be deemed to reduce the balance of the Obligations only to the extent of the cash proceeds actually realized by the Secured Parties from such foreclosure or similar remedy or, if applicable, Administrative Agent’s credit bid at such sale, regardless of the effect of such foreclosure or similar remedy on the Obligations secured by such Collateral Documents under the applicable state Law.

7. CONDITIONS PRECEDENT TO CREDIT EXTENSIONS.

7.01 Conditions to Initial Credit Extension. The obligation of each Lender and the Letter of Credit Issuer to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

(a) Documentation. The receipt by Administrative Agent, on or before the Closing Date, of the following, in an original, telecopy or electronic version (such as a “pdf” file) (followed promptly by originals) unless otherwise specified, each, as applicable, properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to Administrative Agent and each of the Lenders:

(i) Credit Agreement. This Credit Agreement, duly executed and delivered by Borrower, each Guarantor and, if applicable each Approved Intermediary;

(ii) Notes. Notes, drawn to the order of each Lender, duly executed and delivered by Borrower;

(iii) Security Agreement. The Security Agreements, duly executed and delivered by Guarantors (and, if applicable, each Approved Intermediary), as applicable, and General Partner;

(iv) Assignment of Account; Deposit Account Control Agreements. (A) The Assignments of Account, each duly executed and delivered by the applicable Guarantors and, if applicable, Approved Intermediaries; and (B) one (1) or more deposit account control agreements or blocked account control agreements, as applicable, in respect of the Collateral Accounts, in form and substance satisfactory to Administrative Agent, duly executed and delivered by the applicable Guarantors and, if applicable, Approved Intermediaries, Administrative Agent and the applicable depository bank;

(v) Approved Intermediary Collateral Documents. Each Collateral Document with respect to any Approved Intermediary, or confirmations of the same in form and substance satisfactory to Administrative Agent, executed and delivered by the parties thereto;

(vi) Financing Statements.

(A) searches of Uniform Commercial Code (“UCC”) filings (or their equivalent) in each jurisdiction where a filing has been or would need to be made in order to perfect the Secured Parties’ security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist, or, if necessary, copies of proper financing statements, if any, filed on or before the date hereof necessary to terminate all security interests and other rights of any Person in any Collateral previously granted; and

(B) duly authorized UCC financing statements, and any amendments thereto, or assignments thereof, for each appropriate jurisdiction as is necessary, in Administrative Agent’s sole discretion, to perfect the Secured Parties’ security interest in the Collateral;

(vii) Evidence of Authority. Such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party, each Approved Intermediary and General Partner as Administrative Agent may require to establish the identities of and verify the authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Credit Agreement and the other Loan Documents to which such Loan Party, such Approved Intermediary or General Partner is a party;

(viii) Constituent Documents. Such documents and certifications as Administrative Agent may reasonably require to evidence that each Loan Party and General Partner is duly organized or formed, validly existing, in good standing and qualified to engage in business in each jurisdiction in which it is required to be qualified to engage in business, including certified copies of each such Person’s Constituent Documents, certificates of good standing and/or qualification to engage in business and tax clearance certificates;

(ix) Intermediary Constituent Documents. True and complete copies of the Constituent Documents of any Approved Intermediary, together with certificates of existence and good standing (or other similar instruments) of such Approved Intermediary, in each case as in effect on the date hereof, in each case reasonably satisfactory to Administrative Agent;

(x) Responsible Officer Certificate. A certificate from a Responsible Officer of each Loan Party and each Approved Intermediary, stating that: (A) all of the representations and warranties contained in Section 8 and the other Loan Documents made by such Loan Party and such Approved Intermediary are true and correct in all material respects (without duplication of the qualification effected by the phrase “in all material respects” or “in any material respect” in respect of such representations and warranties) as of such date (except to the extent of changes in facts or circumstances that have been disclosed in writing to Lenders and do not constitute an Event of Default or, to the knowledge of such Loan Party or such Approved Intermediary, a Potential Default under this Credit Agreement or any other Loan Document); and (B) no event has occurred and is continuing, or would result from the Credit Extension, which constitutes an Event of Default or, to its knowledge, a Potential Default;

(xi) Opinion of Counsel. A favorable opinion of Mayer Brown LLP, counsel to the General Partner, and, as applicable, a favorable opinion of counsel to any Approved Intermediary, each covering such matters relating to the transactions contemplated hereby as reasonably requested by Administrative Agent, and in a form reasonably acceptable to Administrative Agent. The General Partner hereby requests that such counsel deliver such opinions;

(xii) ERISA Deliverables. With respect to each Loan Party, an Operating Company Opinion addressed to the Administrative Agent and the other Secured Parties (or if addressed to the Loan Parties or General Partner, a copy of such Operating Company Opinion, along with a reliance letter addressed to Administrative Agent and the other Secured Parties) from counsel to such Loan Party; provided, however, if a Loan Party does not intend to qualify as an Operating Company in order to avoid holding Plan Assets, and it is reasonable for such Loan Party to conclude that its underlying assets will not constitute Plan Assets throughout the remaining term of this Credit Agreement due to satisfaction of another exception to holding Plan Assets (other than the Operating Company exceptions), then such Loan Party may deliver a No Plan Asset Certificate to Administrative Agent in lieu of providing an Operating Company Opinion;

(xiii) Investor Documents. From the applicable Guarantor or Approved Intermediary regarding each Investor: (A) a copy of such Investor’s duly executed Subscription Agreement and Side Letter, if any, and Credit Link Document, if applicable, and (B) from each Investor that is a governmental entity, such information with respect to sovereign immunity relating to such Investor as is reasonably required by Administrative Agent or the Lenders; provided, that Administrative Agent may waive one (1) or more of any of the foregoing requirements (other than as set forth in the preceding clause (ix)) with respect to non-Included Investors;

(b) Fees; Costs and Expenses. Payment of all fees and other amounts due and payable by any Loan Party to Administrative Agent, Arranger or the other Secured Parties on or prior to the date hereof and, to the extent invoiced, reimbursement or payment of all reasonable expenses required to be reimbursed or paid by Borrower hereunder, including the reasonable fees and disbursements invoiced through the date hereof of Administrative Agent’s special counsel, Haynes and Boone, LLP, but excluding any fees and disbursements of legal counsel to any other Lender;

(c) “Know Your Customer” Information and Documents.

(i) Upon the reasonable request of any Secured Party made at least ten (10) days prior to the Closing Date, each Loan Party will have provided to such Secured Party, and such Secured Party shall be reasonably satisfied with, the documentation and other information so requested so that each of the Loan Parties is KYC Compliant, in each case at least five days prior to the Closing Date; and

(ii) At least five days prior to the Closing Date, if Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, Borrower shall deliver to each Secured Party that so requests, a Beneficial Ownership Certification with respect to Borrower.

(d) Additional Information. The receipt by Administrative Agent of such other information and documents as may reasonably be required by Administrative Agent and its counsel.

Without limiting the generality of the provisions of the last paragraph of Section 12.03, for purposes of determining compliance with the conditions specified in this Section 7.01, each Lender that has signed this Credit Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto;

7.02 All Loans and Letters of Credit. The obligation of each Lender to honor any Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type of Loan, or a continuation of Term Rate Loans) is subject to the following conditions precedent that:

(a) Representations and Warranties. The representations and warranties of Borrower and each other Loan Party contained in Section 8 or in any other Loan Document, or which are contained in any document furnished at any time or in connection herewith or therewith, shall be true and correct in all material respects (without duplication of the qualification effected by the phrase “in all material respects” or “in any material respect” in respect of such representations and warranties) on and as of the date of any such Credit Extension, except: (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (without duplication of the qualification effected by the phrase “in all material respects” or “in any material respect” in respect of such representations and warranties) as of such earlier date; (ii) that for purposes of this Section 7.02(a), the representations and warranties contained in Section 8.08 shall be deemed to refer to the most recent financial statements furnished pursuant to clauses (a) and (b), respectively, of Section 9.01; and (iii) to the extent of changes in facts or circumstances that have been disclosed in writing to Lenders and do not constitute an Event of Default or, to the knowledge of such Loan Party, a Potential Default under this Credit Agreement or any other Loan Document;

(b) No Default. No Event of Default or Potential Default exists at such date;

(c) Loan Notice; Borrowing Base Certificate. Administrative Agent shall have received a Loan Notice and a Borrowing Base Certificate;

(d) Application. In the case of a Letter of Credit, the Letter of Credit Issuer shall have received a Request for Credit Extension executed by Borrower, and shall have countersigned the same;

(e) No Investor Excuses. Other than as disclosed to Administrative Agent in writing, the Loan Parties have no knowledge that any Investor would be entitled to exercise any withdrawal, excuse or exemption right under the Constituent Documents of any Guarantor or Approved Intermediary, such Investor’s Subscription Agreement or any Side Letter with respect to any investment being acquired in whole or in part with any proceeds of the related Loan or Letter of Credit; and

(f) Fees; Costs and Expenses. Payment of all fees and other amounts due and payable by any Loan Party on or prior to the date of such Credit Extension and, to the extent invoiced, reimbursement or payment of all reasonable expenses required to be reimbursed or paid by Borrower hereunder, including the reasonable fees and disbursements invoiced through the date of such Credit Extension of Administrative Agent’s special counsel, Haynes and Boone, LLP.

Each Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type of Loan, or a continuation of Term Rate Loans) submitted by Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 7.02(a) and 7.02(b) have been satisfied on and as of the date of the applicable Credit Extension.

8. REPRESENTATIONS AND WARRANTIES. To induce Lenders to make the Loans and cause the issuance of Letters of Credit hereunder, each Loan Party, as applicable, represents and warrants to the Secured Parties that:

8.01 Organization and Good Standing of Borrower. Borrower is a limited partnership duly organized and validly existing under the laws of Delaware, has the requisite power and authority to own its properties and assets and to carry on its business as now conducted, and is qualified to do business in each jurisdiction where the nature of the business conducted or the property owned or leased requires such qualification or where the failure to be so qualified to do business would have a Material Adverse Effect.

8.02 Organization and Good Standing of Initial Guarantor. Initial Guarantor is a corporation duly organized and validly existing under the laws of Maryland, has the requisite power and authority to own its properties and assets and to carry on its business as now conducted, and is qualified to do business in each jurisdiction where the nature of the business conducted or the property owned or leased requires such qualification or where the failure to be so qualified to do business would have a Material Adverse Effect.

8.03 Organization and Good Standing of Other Loan Parties. Each Loan Party and General Partner (other than Borrower and Initial Guarantor): (a) is duly organized or duly incorporated, as applicable, validly existing and in good standing under the laws of its jurisdiction of formation; (b) has all requisite power and authority to own or lease its properties and assets and to carry on its business as now conducted, and (c) is duly qualified and licensed to do business, and, as applicable, in good standing under the Laws of each jurisdiction where the nature of the business conducted or the property owned or leased requires such qualification except where the failure to be so qualified to do business would not be expected to have a Material Adverse Effect.

8.04 Authorization and Power. Each Loan Party and General Partner has the partnership, limited liability company or corporate power, as applicable, and requisite authority to execute, deliver, and perform their respective obligations under this Credit Agreement, the Notes, and the other Loan Documents to be executed by it. Each Loan Party and General Partner is duly authorized to, and has taken all partnership, limited liability company and corporate action, as applicable, necessary to authorize each of them to execute, deliver, and perform their respective obligations under this Credit Agreement, the Notes, and such other Loan Documents and are duly authorized to perform their respective obligations under this Credit Agreement, the Notes, and such other Loan Documents.

8.05 No Conflicts or Consents. None of the execution and delivery of this Credit Agreement, the Notes, or the other Loan Documents, the consummation of any of the transactions herein or therein contemplated, or the compliance with the terms and provisions hereof or with the terms and provisions thereof, will contravene or conflict, in any material respect, with any provision of law, statute, or regulation to which any Loan Party or General Partner is subject, or any of the Constituent Documents of any Loan Party or General Partner, or any judgment, license, order, or permit applicable to any Loan Party or General Partner or any indenture, mortgage, deed of trust, or other agreement or instrument to which any Loan Party or General Partner is a party or by which any Loan Party or General Partner may be bound, or to which any Loan Party or General Partner may be subject, except for such contravention of conflicts that would not, individually or in the aggregate, have a Material Adverse Effect, nor will such execution, delivery, consummation or compliance result in the creation or imposition of a Lien on any of the properties or assets of any Loan Party or any of its Subsidiaries or Affiliates, other than Liens on the Collateral in favor of Administrative Agent pursuant to the Loan Documents. No consent, approval, authorization, or order of any court or Governmental Authority or third party is required in connection with the execution and delivery, or performance, by any Loan Party or General Partner of the Loan Documents or to consummate the transactions contemplated hereby or thereby.

8.06 Enforceable Obligations. This Credit Agreement, the Notes and the other Loan Documents to which it is a party are the legal and binding obligations of each Loan Party and General Partner, as applicable, enforceable in accordance with their respective terms, subject to Debtor Relief Laws and equitable principles.

8.07 Priority of Liens. The Collateral Documents create, as security for the Obligations, valid and enforceable, exclusive, first priority security interests in and Liens on all of the Collateral in which any Loan Party or General Partner has any right, title or interest, in favor of Administrative Agent for the benefit of the Secured Parties, subject to no other Liens, except Liens in favor of the depository bank (that are subordinated to the Liens hereunder in favor of Administrative Agent and the other Secured Parties) and as enforceability may be limited by Debtor Relief Laws and equitable principles.

8.08 Financial Condition. Each Loan Party has delivered to Administrative Agent (and, with respect to such requirement on the Closing Date, if such statements, reports and balance sheets are then available): (a) the most-recently available copies of the financial statements and reports described in Section 9.01; or (b) a pro forma balance sheet as of the Closing Date; in each case certified as true and correct by a Responsible Officer of such Loan Party. Such statements fairly present, in all material respects, the financial condition of such Loan Party as of the applicable date of delivery, and the results of such Loan Party’s operations for the period covered thereby, and have been prepared in accordance with GAAP, except as provided therein.

8.09 Full Disclosure. There is no material fact known to any Loan Party or General Partner that any Loan Party or General Partner has not disclosed to Administrative Agent in writing which would reasonably be expected to result in a Material Adverse Effect. No information heretofore furnished by any Loan Party or General Partner in connection with this Credit Agreement, the other Loan Documents or any transaction contemplated hereby or thereby contains any untrue statement of a material fact that would reasonably be expected to result in a Material Adverse Effect.

8.10 No Default. No event has occurred and is continuing which (a) constitutes an Event of Default; or (b) to the knowledge of the Loan Parties constitutes a Potential Default.

8.11 No Litigation. There are no actions, suits, investigations or legal, equitable, arbitration or administrative proceedings pending, or to the knowledge of any Loan Party or General Partner, threatened, against any Loan Party or General Partner that would reasonably be expected to result in a Material Adverse Effect.

8.12 Material Adverse Change. No changes to any Loan Party or General Partner have occurred since the date of the most recent audited financial statements of such Loan Party and General Partner delivered to Lenders which would reasonably be expected to result in a Material Adverse Effect.

8.13 Taxes. To the extent that failure to do so would have a Material Adverse Effect, all tax returns required to be filed by any Loan Party in any jurisdiction have been filed and all taxes (including mortgage recording taxes), assessments, fees, and other governmental charges upon such Loan Party or upon any of its respective properties, income or franchises have been paid prior to the time that such taxes could give rise to a lien thereon, except for taxes that are being contested in good faith through appropriate proceedings and for which adequate reserves have been established in accordance with GAAP. There is no proposed tax assessment against any Loan Party or, to the best knowledge of such Loan Party, or any basis for such assessment which is material and is not being contested in good faith.

8.14 Jurisdiction of Formation; Principal Office. The jurisdiction of formation of Borrower is Delaware. The jurisdiction of incorporation of Initial Guarantor is Maryland. The principal office, chief executive office and principal place of business of Borrower and Initial Guarantor are located at 2001 Ross Avenue, Suite 3400, Dallas, Texas 75201.

8.15 ERISA Compliance. (a) No Loan Party, no Approved Intermediary nor, except as could not reasonably be expected to have a Material Adverse Effect, any ERISA Affiliate has established, maintains, contributes to, or has any liability with respect to, any Plan; (b) no Loan Party is an entity deemed to hold Plan Assets for purposes of ERISA or the Internal Revenue Code; and (c) assuming (1) that no portion of the assets used by any Lender in connection with the transactions contemplated under the Loan Documents constitute Plan Assets, or (2) if all or a portion of the assets used by any Lender constitute Plan Assets, the Lender that used such assets complies with all of the applicable conditions of a prohibited transaction exemption with respect to such assets, none of the transactions contemplated under the Loan Documents constitutes a “non-exempt prohibited transaction” under Section 4975(c)(1)(A), (B), (C), or (D) of the Internal Revenue Code or Section 406(a) of ERISA that would subject Administrative Agent or the Lenders to pay any tax, penalty, damages or any other claim or relief under the Internal Revenue Code or ERISA.

8.16 Compliance with Law. Each Loan Party is, to the best of its knowledge, in compliance in all respects with all laws, rules, regulations, orders, and decrees which are applicable to such Loan Party or its properties, including, without limitation, Environmental Laws, to the extent failure to comply would reasonably be expected to have a Material Adverse Effect.

8.17 Hazardous Substances. No Loan Party: (a) has received any notice or other communication or otherwise learned of any Environmental Liability which would individually or in the aggregate reasonably be expected to have a Material Adverse Effect arising in connection with: (i) any non-compliance with or violation of the requirements of any Environmental Law by a Loan Party, or any permit issued under any Environmental Law to such Loan Party; or (ii) the Release or threatened Release of any Hazardous Material into the environment; and (b) to its knowledge, has any threatened or actual liability in connection with the Release or threatened Release of any Hazardous Material into the environment which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

8.18 Insider. No Loan Party nor General Partner is an “executive officer,” “director,” or “person who directly or indirectly or acting through or in concert with one (1) or more persons owns, controls, or has the power to vote more than 10% of any class of voting securities” (as those terms are defined in 12 U.S.C. §375b or in regulations promulgated pursuant thereto) of any Lender, of a bank holding company of which any Lender is a subsidiary, or of any subsidiary, of a bank holding company of which any Lender is a subsidiary, of any bank at which any Lender maintains a correspondent account, or of any bank which maintains a correspondent account with any Lender.

8.19 Partnership Structure. As of the date hereof, the sole general partner of each Guarantor is General Partner. The Partners of each Guarantor and each Approved Intermediary, as applicable, are set forth on Exhibit A attached hereto and incorporated herein by reference (or on a revised Exhibit A delivered to Administrative Agent in accordance with Section 10.05), and the Capital Commitment of each Investor is set forth on Exhibit A (or on such revised Exhibit A).

8.20 Capital Commitments and Contributions. The aggregate amount of the Unfunded Commitments of all Investors as of the date hereof is $150,000,000. The aggregate amount of the Unfunded Commitments of all Included Investors as of the date hereof is $150,000,000. There are no Capital Call Notices outstanding, and no Investor has delivered a Redemption Notice, except in each case as disclosed in writing to Administrative Agent. To the knowledge of each Loan Party and General Partner, no Investor is in default under the Governing Agreement or its Subscription Agreement. Prior to the date hereof, each of the Guarantors and Approved Intermediaries, as applicable, has satisfied all conditions to its rights to make a Capital Call, including any and all conditions contained in its Constituent Documents or the Subscription Agreements.

8.21 Terms of Guarantors and Approved Intermediaries; No Capital Call Termination Event. (a) no term of any Guarantor or any Approved Intermediary has expired or been terminated; and (b) no Capital Call Termination Event has occurred.

8.22 Investor Documents. Each Investor has executed a Subscription Agreement that has been provided to Administrative Agent. Each Side Letter that has been entered has been provided to Administrative Agent. For each Investor, the Constituent Document (including, without limitation, the Subscription Agreement and any Side Letter delivered to Administrative Agent by such Investor pursuant to this Section 8.22) of the applicable Guarantor or Approved Intermediary, as applicable, sets forth its entire agreement regarding its Capital Commitment.

8.23 Fiscal Year. The fiscal year of each Loan Party and General Partner is the calendar year.

8.24 Investment Company Act. Neither any Loan Party nor General Partner is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

8.25 Margin Stock. Neither Borrower nor any other Loan Party or Approved Intermediary is engaged or will engage, principally or as one (1) of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than twenty-five percent (25%) of the value of the assets of any Loan Party or Approved Intermediary only or of any Loan Party or Approved Intermediary and its Subsidiaries on a consolidated basis subject to any restriction contained in any agreement or instrument between Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of Section 11.01(g) will be margin stock.

8.26 Sanctions. No Loan Party, nor any of its Subsidiaries, nor, to the knowledge of any such Loan Party, any director, officer, employee, agent, Affiliate or representative thereof, is an individual or entity that is currently Subject to Sanctions. Each Loan Party and its Subsidiaries have conducted their businesses in compliance in all material respects with all applicable Sanctions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such Sanctions.

8.27 Anti-Corruption Laws. The Loan Parties and their Subsidiaries have conducted their businesses in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 (as applicable), and other applicable anti-corruption legislation in other jurisdictions, and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

8.28 Credit Facility. Each Guarantor confirms that this Credit Agreement evidences a “Subscription Facility” (or equivalent term) as defined in the REIT Governing Documents or the Governing Agreement, as applicable, of each such Loan Party.

8.29 No Defenses. Each Loan Party knows of no default or circumstance which with the passage of time and/or giving of notice, would reasonably be expected to constitute an event of default under its Constituent Documents, any Subscription Agreement, Side Letter or Credit Link Document which would constitute a defense to the obligations of the Investors to make capital contributions pursuant to a Capital Call to a Guarantor or an Approved Intermediary, in accordance with the Subscription Agreements, the applicable Governing Agreement or the applicable Intermediary Constituent Documents, and has no knowledge of any claims of offset or any other claims of the Investors against any Guarantor, Approved Intermediary or the General Partner which could diminish or adversely affect the obligations of the Investors to make capital contributions and fund Capital Calls in accordance with the Subscription Agreements (and any related Side Letters), the applicable Governing Agreement, the applicable Intermediary Constituent Documents or any Credit Link Document.

8.30 Affected Financial Institution. No Loan Party is an EEA Financial Institution.

8.31 Beneficial Ownership Regulation. As of the Closing Date, the information included in each Beneficial Ownership Certification, if applicable, is true and correct in all respects.

9. AFFIRMATIVE COVENANTS. So long as Lenders have any commitment to lend hereunder or to cause the issuance of any Letters of Credit hereunder, and until payment in full of the Notes and the performance in full of the Obligations (other than contingent indemnification obligations) under this Credit Agreement and the other Loan Documents, each Loan Party and General Partner agrees that, unless Administrative Agent shall otherwise consent in writing based upon the approval of the Required Lenders (unless the approval of Administrative Agent alone or a different number of Lenders is expressly permitted below):

9.01 Financial Statements, Reports and Notices. Each Loan Party (except as otherwise provided below) shall deliver to Administrative Agent (in electronic format, to the extent practicable) the following:

(a) Annual Statements. As soon as reasonably available and in any event within one hundred twenty (120) days after the end of each fiscal year of Borrower and Initial Guarantor: (i) audited, unqualified consolidated financial statements of Initial Guarantor (which financial statements will subsume financial reporting for each such period of Subsidiaries thereof, which do not issue separate, unconsolidated financial statements), including a consolidated balance sheet of Initial Guarantor and its consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of operations and cash flow statements for such fiscal year prepared by independent public accountants of nationally recognized standing; and (ii) a report setting forth, in reasonable detail and in form and substance satisfactory to Administrative Agent, information concerning the investment activity of Initial Guarantor and Borrower during such year (including, without limitation, all investments acquired by Initial Guarantor and Borrower during such period);

(b) Quarterly Statements. As soon as available and in any event within 60 days after the end of each of the first three (3) quarters of each fiscal year of Borrower and Initial Guarantor: (i)(A) an unaudited consolidated balance sheet of Initial Guarantor and its consolidated Subsidiaries as of the end of such quarter and the related unaudited consolidated statements of operations and cash flow statements for such quarter and for the portion of Initial Guarantor’s fiscal year ended at the end of such quarter; and (B) an unaudited consolidated balance sheet of Initial Guarantor (on a consolidated basis) and the consolidated Subsidiaries thereof as of the end of such quarter and the related unaudited consolidated statements of operations and cash flow statements for such quarter and for the portion of Initial Guarantor’s fiscal year ended at the end of such quarter; and (ii) a report setting forth, in reasonable detail and in form and substance satisfactory to Administrative Agent, information concerning the investment activity of Initial Guarantor and Borrower during such quarter (including, without limitation, all investments acquired by Initial Guarantor and Borrower during such period);

(c) Compliance Certificate. Simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of a Responsible Officer of Borrower and of each Guarantor (such certificate, which may be a single certificate on behalf of Borrower and Guarantors, a “Compliance Certificate”) substantially in the form of Exhibit J attached hereto (with blanks appropriately completed in conformity herewith, and which delivery may, unless Administrative Agent, or a Lender requests executed originals, be by electronic communication including facsimile or email and shall be deemed to be an original authentic counterpart thereof for all purposes): (i) stating that each such Responsible Officer is familiar with the terms and provisions of the Loan Documents, and has made, or caused to be made under his or her supervision, a detailed review of the transactions and condition (financial or otherwise) of Loan Parties during the period covered by such Compliance Certificate; (ii) certifying that such financial statements fairly present the financial condition and the results of operations of the Loan Parties on the dates and for the periods indicated, on the basis of GAAP, subject, in the case of interim financial statements, to normally recurring year-end adjustments; (iii) stating that the Loan Parties are in compliance with the covenants set forth in Section 10.10, and containing the calculations evidencing such compliance; (iv) stating whether any Event of Default or Potential Default exists on the date of such certificate and, if any Event of Default or Potential Default then exists, setting forth the details thereof and the action which the applicable Loan Party is taking or propose to take with respect thereto; (v) specifying changes, if any, in the name of any Investor or in the identity of any Investor, by merger or otherwise; (vi) listing Subsequent Investors that have not satisfied the conditions of Section 10.05(d); (vii) listing, to the knowledge of Initial Guarantor, any Investors which have been subject to an Exclusion Event; (viii) listing Investors that are in default under the applicable Subscription Agreement, the applicable Governing Agreement or, to its actual knowledge, any applicable Intermediary Documents; and (ix) certifying the accuracy of the most recent status report of Borrower’s investments and activities;

(d) Borrowing Base Certificate. An updated Borrowing Base Certificate certified by a Responsible Officer of Borrower to be true and correct in all material respects, setting forth a calculation of the Available Loan Amount in reasonable detail at each of the following times: (i) in connection with any new Borrowing or request for a Letter of Credit; (ii) concurrently with the issuance of any Capital Calls to the Investors together with copies of such Capital Calls in accordance with Section 5.02(d); (iii) within two (2) Business Days following any Exclusion Event; (iv) in connection with a transfer of any Included Investor’s Capital Commitment and the calculation of the Available Loan Amount pursuant to Section 10.05(e); and (v) within five Business Days after the end of each calendar month, with calculations as of the end of such month;

(e) Tax Returns. At the request of Administrative Agent, as soon as available, copies of all Federal and state income tax returns filed by the Loan Parties;

(f) Reporting Relating to Investors. Promptly upon the receipt thereof, copies of all financial statements, reports and other information and correspondence material to the Lenders sent to or received by each Loan Party and/or the General Partner from the Investors, including, without limitation, notices of default, notices relating in any way to an Investor’s funding obligation and any notice containing any reference to misconduct of the General Partner or any Loan Party;

(g) Other Reporting. Simultaneously with delivery to the Investors, copies of all other financial statements, appraisal reports, notices, and other matters at any time or from time to time prepared by a Loan Party and furnished to the Investors, including, without limitation, any notice of default, notice of election or exercise of any rights or remedies under the Subscription Agreements, the Governing Agreement or the Constituent Documents of any Loan Party, or any notices relating in any way to any Investor’s Capital Commitment, and any notice relating in any way to the misconduct of any Loan Party or General Partner; and

(h) ERISA Deliverables.

(i) Unless an Operating Company Opinion has previously been delivered to Administrative Agent in accordance with Section 2.16(a)(viii), Section 7.01(a)(xii) or this Section 9.01(h), each Loan Party shall deliver to the Administrative Agent an Operating Company Opinion (or reliance letter) in a form reasonably acceptable to the Administrative Agent on or before the date, if any, that such Loan Party would hold Plan Assets absent qualification as an Operating Company.

(ii) To the extent a Loan Party has delivered to the Administrative Agent an Operating Company Opinion, by the 60th day of each Annual Valuation Period of such Person, such Person shall deliver to the Administrative Agent an Operating Company Certificate.

(iii) If a Loan Party has not delivered an Operating Company Opinion or does not intend to qualify as an Operating Company in order to avoid holding Plan Assets, then such Person shall deliver a No Plan Asset Certificate to the Administrative Agent in lieu of providing an Operating Company Opinion or Operating Company Certificate at the times a Compliance Certificate is delivered to the Administrative Agent pursuant to Section 9.01(c).

(i) Beneficial Ownership Certification. Promptly after any change to any Beneficial Ownership Certification previously delivered, an updated Beneficial Ownership Certification, and if any Loan Party becomes a “legal entity customer” under the Beneficial Ownership Regulation after the Closing Date, a Beneficial Ownership Certification in relation to such Loan Party.

(j) Know Your Customer Information. Promptly following any request therefor, information and documentation reasonably requested by Administrative Agent or any other Secured Party for purposes of compliance with applicable “know your customer” requirements under the Patriot Act, the Beneficial Ownership Regulation or other applicable anti-money laundering and similar rules and regulations and related policies.

(k) Other Information. Such other information concerning the business, properties, or financial condition of the Loan Parties as Administrative Agent may reasonably request.

(l) Electronic Delivery. Documents required to be delivered pursuant to Section 9.01(a) or Section 9.01(b) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date: (i) on which Guarantor posts such documents, or provides a link thereto on Guarantor’s website on the Internet at the website address listed on Schedule 13.07; or (ii) on which such documents are posted on Guarantor’s behalf on an Internet or intranet website, if any, to which each Lender and Administrative Agent have access (whether a commercial, third-party website or whether sponsored by Administrative Agent); provided that: (A) Guarantor shall deliver paper copies of such documents to Administrative Agent or any other Secured Party upon its request to Guarantor to deliver such paper copies until a written request to cease delivering paper copies is given by Administrative Agent or such Secured Party; and (B) Guarantor shall notify Administrative Agent and each other Secured Party (by facsimile or electronic mail) of the posting of any such documents and provide to Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by Guarantor with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

(m) Loan Party Materials. Each Loan Party hereby acknowledges that: (i) Administrative Agent or the Arranger may, but shall not be obligated to, make available to Lenders and the Letter of Credit Issuer materials and/or information provided by or on behalf of the Loan Parties hereunder (collectively, “Loan Party Materials”) by posting the Loan Party Materials on Debt Domain, IntraLinks, SyndTrak or another similar electronic system (the “Platform”) and (ii) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to such Loan Party or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Each Loan Party hereby agrees that: (w) all Loan Party Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Loan Party Materials “PUBLIC,” such Loan Party shall be deemed to have authorized the Administrative Agent, the Arranger, the Letter of Credit Issuer and Lenders to treat such Loan Party Materials as not containing any material non-public information with respect to such Loan Party or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Loan Party Materials constitute Information, they shall be treated as set forth in Section 13.18); (y) all Loan Party Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) Administrative Agent and the Arranger shall be entitled to treat any Loan Party Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding the foregoing, no Loan Party shall be under any obligation to mark any Loan Party Materials “PUBLIC.”

9.02 Payment of Taxes. Each Loan Party will pay and discharge all taxes, assessments, and governmental charges or levies imposed upon it, upon its income or profits, or upon any property belonging to it before delinquent, if such failure would have a Material Adverse Effect; provided, however, that no Loan Party shall be required to pay any such tax, assessment, charge, or levy if and so long as the amount, applicability, or validity thereof shall currently be contested in good faith by appropriate proceedings and appropriate reserves therefor have been established.

9.03 Maintenance of Existence and Rights. Each Loan Party and General Partner will preserve and maintain its existence. Each Loan Party shall further preserve and maintain all of its rights, privileges, and franchises necessary in the normal conduct of its business and in accordance with all valid regulations and orders of any Governmental Authority the failure of which would reasonably be expected to have a Material Adverse Effect.

9.04 Notice of Default. (a) Each Loan Party and General Partner will furnish to Administrative Agent, promptly upon becoming aware of the existence of any condition or event which constitutes an Event of Default or a Potential Default (including, without limitation, notice from the limited partners of any Guarantor that the limited partners of such Guarantor intend to seek the removal of General Partner as general partner of such Guarantors or, if applicable, Approved Intermediary), a written notice specifying the nature and period of existence thereof and the action which the Loan Parties or General Partner is taking or proposes to take with respect thereto. (b) Each Loan Party shall promptly notify Administrative Agent in writing upon becoming aware: (i) that any Investor has violated or breached any material term of the Governing Agreement or REIT Governing Documents, as applicable, or has become a Defaulting Investor; or (ii) of the existence of any condition or event which, with the lapse of time or giving of notice or both, would cause an Investor to become a Defaulting Investor.

9.05 Other Notices. Each Loan Party will, promptly upon receipt of actual knowledge thereof, notify Administrative Agent of any of the following events that would reasonably be expected to result in a Material Adverse Effect: (a) any change in the financial condition or business of such Loan Party or General Partner; (b) any default under any material agreement, contract, or other instrument to which such Loan Party is a party or by which any of its properties are bound, or any acceleration of the maturity of any material indebtedness owing by such Loan Party; (c) any uninsured claim against or affecting such Loan Party or any of its properties; (d) the commencement of, and any material determination in, any litigation with any third party or any proceeding before any Governmental Authority affecting such Loan Party; (e) any Environmental Complaint or any claim, demand, action, event, condition, report or investigation indicating any potential or actual liability arising in connection with: (i) the non-compliance with or violation of the requirements of any Environmental Law or any permit issued under any Environmental

Law; or (ii) the Release or threatened Release of any Hazardous Material into the environment; (f) the existence of any Environmental Lien on any Properties or assets of such Loan Party; (g) any material remedial action taken by any Loan Party in response to any order, consent decree or judgment of any Governmental Authority or any Environmental Liability; or (h) the listing of any of such Loan Party’s Properties on SEMS to the extent that such Loan Party obtains knowledge of such listing, whether or not such listing would reasonably be expected to result in a Material Adverse Effect.

9.06 Compliance with Loan Documents and Constituent Documents. Each Loan Party and each Approved Intermediary (a) will promptly comply with any and all covenants and provisions of this Credit Agreement, the Notes, and all of the other Loan Documents executed by it, (b) will use the proceeds of any Capital Call only for such purposes as are permitted by its Constituent Documents, and (c) will at all times comply in all respects with its Constituent Documents, unless such failure to comply would not reasonably be expected to have a Material Adverse Effect.

9.07 Books and Records; Access. Following two (2) Business Days’ prior written notice, each Loan Party will give any representative of Administrative Agent or any other Secured Party, or any of them, access during all business hours to, and permit their representatives to examine, copy, or make excerpts from, any and all books, records, and documents in the possession of such Loan Party and relating to its affairs, and to inspect any of the properties of such Loan Party; provided, however, that if an Event of Default exists, such inspection may be made without prior notice.

9.08 Compliance with Law. Each Loan Party and General Partner will comply in all material respects with all material laws, rules, regulations, and all orders of any Governmental Authority, including without limitation, Environmental Laws and ERISA, except where the failure to so be in compliance would not reasonably be expected to have a Material Adverse Effect.

9.09 Insurance. Each Loan Party will maintain workers’ compensation insurance, liability insurance, and insurance on its present and future properties, assets, and business against such casualties, risks, and contingencies, and in such types and amounts, as are consistent with customary practices and standards of the real estate industry and the failure of which to maintain could have a Material Adverse Effect.

9.10 Authorizations and Approvals. Each Loan Party and General Partner will promptly obtain, from time to time at its own expense, all such governmental licenses, authorizations, consents, permits and approvals as may be required to enable such Loan Party and General Partner to comply with their respective obligations hereunder, under the other Loan Documents, the Subscription Agreements and their respective Constituent Documents, except where the failure to so obtain such licenses, authorizations, consents, permits and approvals would not reasonably be expected to have a Material Adverse Effect.

9.11 Maintenance of Liens. Each Loan Party and General Partner shall perform all such acts and execute all such documents as Administrative Agent may reasonably request in writing in order to enable the Secured Parties to report, file, and record every instrument that Administrative Agent may deem necessary in order to perfect and maintain the Secured Parties’ liens and security interests in the Collateral and otherwise to preserve and protect the rights of the Secured Parties.

9.12 Further Assurances. Each Loan Party and General Partner will make, execute or endorse, and acknowledge and deliver or file or cause the same to be done, all such vouchers, invoices, notices, certifications, and additional agreements, undertakings, conveyances, transfers, assignments, financing statements, or other assurances, and take any and all such other action, as Administrative Agent may, from time to time, reasonably deem necessary in connection with this Credit Agreement or any of the other Loan Documents, the obligations of each Loan Party hereunder or thereunder, or for better assuring and confirming unto the Secured Parties all or any part of the security for any of such obligations anticipated herein.

9.13 Investor Financial and Rating Information. Each Loan Party shall request, from each Investor, financial information as agreed from time to time with Administrative Agent following reasonable request therefor by Administrative Agent, and shall, upon receipt of such information, promptly deliver same to Administrative Agent, or shall promptly notify Administrative Agent of its failure to timely obtain such information. The Loan Parties will promptly notify Administrative Agent in writing (but in no event later than five Business Days) after: (a) becoming aware of: (i) any decline in the Rating of any Included Investor, or decline in the capital status of any Included Investor that is a bank holding company, whether or not such change results in an Exclusion Event and (ii) any other Exclusion Event; and (b) becoming aware of the existence of any condition or event which, with the lapse of time or giving of notice or both, would cause an Exclusion Event.

9.14 Maintenance of REIT Status. If Initial Guarantor becomes a REIT as permitted under Section 10.01, the applicable Loan Parties will use their best efforts to cause such REIT to operate its business so as to satisfy all requirements necessary to qualify as a REIT, and will not intentionally take any action that will cause such Person to fail to so qualify. The applicable Loan Parties will cause Initial Guarantor to maintain adequate records so as to comply with all record keeping requirements relating to such Person’s qualification as a REIT as required by the Internal Revenue Code and applicable regulations of the Department of Treasury promulgated thereunder and to properly prepare and timely file with the Internal Revenue Service all returns and reports required thereby to qualify as a REIT each year.

9.15 Anti-Corruption Laws; Sanctions. Each Loan Party and each Approved Intermediary will conduct their businesses in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other applicable anti-corruption legislation in other jurisdictions and with all applicable Sanctions, and maintain policies and procedures designed to promote and achieve compliance with such laws.

9.16 Capital Calls. During each 12-month period commencing on the Initial Closing (as defined in the REIT Governing Documents), each Guarantor and Approved Intermediary will make at least one (1) Capital Call on the Investors.

10. NEGATIVE COVENANTS. So long as Lenders have any commitment to lend hereunder or to cause the issuance of any Letter of Credit hereunder, and until payment and performance in full of the Obligations (other than contingent indemnification obligations) under this Credit Agreement and the other Loan Documents, each Loan Party and General Partner, as applicable, agrees that, without the written consent of Administrative Agent, based upon the approval of Required Lenders (unless the approval of Administrative Agent alone or a different number of Lenders is expressly permitted below):

10.01 Mergers, Dissolution, Jurisdiction of Formation.

(a) No Loan Party will merge, dissolve, liquidate, consolidate with or into any Person, or Dispose of (whether in one (1) transaction or a series of transaction) all or substantially all of its assets (whether now owned or hereafter acquired) in favor of any Person (including, in each case, pursuant to a Division), unless such Loan Party is the surviving entity, nor shall General Partner merge or consolidate with or into any Person, unless General Partner is the surviving entity; provided that if any such merger involves two (2) or more Loan Parties or a Loan Party and General Partner, such merger shall not be consummated without prior confirmation from Administrative Agent that its Liens in the Collateral, after giving effect to such merger, have been preserved, or receipt by Administrative Agent of documentation it reasonably requires to so preserve such Liens.

Neither any Loan Party nor General Partner will take any action to dissolve or terminate such Loan Party or General Partner, including, without limitation, any action to sell or dispose of all or substantially all of the property of such Loan Party or General Partner.

(b) No Loan Party shall change its jurisdiction of formation without the prior written consent of Administrative Agent, not to be unreasonably withheld or delayed. No Loan Party shall change its name, chief executive office and/or principal place of business without (i) providing at least thirty (30) days’ notice thereof to Administrative Agent, and (ii) during such period, performing all such acts and executing all such documents as the Administrative Agent may reasonably request in order to perfect and maintain the Lenders’ first priority, perfected and exclusive Lien on the Collateral and otherwise to preserve and protect the rights of the Lenders in respect of such first priority, perfected and exclusive Lien.

10.02 Negative Pledge. Without the approval of all Lenders:

(a) none of the Loan Parties or General Partner nor any Approved Intermediary will create or suffer to exist any Lien upon the Collateral, other than a first priority security interest in and upon the Collateral to Lenders and customary rights of setoff and Liens, if any, of the depository bank with respect to deposits held in the Collateral Accounts; and

(b) Initial Guarantor will not sell, transfer, assign or otherwise dispose of, or create or suffer to exist any Lien upon, its Equity Interest in Borrower.

10.03 Fiscal Year and Accounting Method. Without the prior written consent of Administrative Agent alone (such approval not to be unreasonably withheld or delayed), no Loan Party will change its fiscal year or method of accounting.

10.04 Constituent Documents. Without the prior written consent of Administrative Agent consistent with this Section: (a) no Guarantor nor any Approved Intermediary shall alter, amend, modify, supplement, terminate, or change any provision of its Governing Agreement (or any other Constituent Documents) or the Subscription Agreements of its Investors, affecting the Investors’ debts, duties, obligations or liabilities, or the rights, titles, security interests, liens, powers and privileges of such Loan Party, General Partner, or Secured Parties, in each case relating to Capital Call Notices, Capital Commitments, Capital Contributions or Unfunded Commitments; or (b) amend any leverage limitations set forth therein, in each case in any way that materially and adversely affects the rights of the Secured Parties (each, a “material amendment”). With respect to any proposed amendment, modification or change to any Constituent Document, the applicable Loan Party shall notify Administrative Agent of such proposal. Administrative Agent shall determine, in its sole discretion (that is, the determination of the other Lenders shall not be required) on Administrative Agent’s good faith belief, whether such proposed amendment, modification or change to such Constituent Document is a material amendment, and shall use reasonable efforts to notify the appropriate Loan Party of its determination within ten (10) Business Days of the date on which it is deemed to have received such notification pursuant to Section 13.07, provided that Administrative Agent will endeavor to make such determination prior to the end of such 10 Business Day period, to the extent reasonably possible. If Administrative Agent determines that the proposed amendment is a material amendment, the approval of the Required Lenders and Administrative Agent will be required (unless the approval of all Lenders is required consistent with the terms of Section 13.01), and Administrative Agent shall promptly notify the Lenders of such request for such approval, distributing, as appropriate, the proposed amendment and any other relevant information provided by any Loan Party. If Administrative Agent determines that the proposed amendment is not a material amendment, the applicable Loan Party may make such amendment without the consent of Lenders. Notwithstanding the foregoing, without the consent of Administrative Agent or the Lenders, a Loan Party may amend its Constituent Documents: (a) to admit new Investors to the extent permitted by this Credit Agreement; and (b) to reflect transfers of interests permitted by this Credit Agreement, provided that Borrower provides notice to Administrative Agent of same at least 15 Business Days prior to such amendment.

10.05 Transfer or Redemption of Interests, or Admission of, Investors.

(a) Transfer of Subscribed Interest. No Loan Party and no Approved Intermediary shall permit the transfer of the Subscribed Interest of: (i) any Included Investor without the prior written consent of Administrative Agent, acting alone, which shall not be unreasonably withheld or delayed; provided that, with respect to any proposed transfer by Invesco Realty, Inc. to any transferee, Invesco Ltd. shall provide an acceptable replacement guaranty with respect to such transferee in form and substance satisfactory to Administrative Agent, or (ii) any other Investor without prior written notice to Administrative Agent.

(b) Designation of Transferee. A transferee that meets the Applicable Requirement, as determined by Administrative Agent in its reasonable discretion, may be designated as an Included Investor without further consent. Designation of any other transferee as an Included Investor will be subject to the requirements set forth in the definition of Included Investor.

(c) Admission of Investors. No Loan Party and no Approved Intermediary shall admit any Person as an additional limited partner, member or shareholder, as applicable, if such Person is currently Subject to Sanctions. Borrower will give Administrative Agent prior written notice of the admission of any additional Investor. If, after admission or pursuant to a transfer of a Subscribed Interest by another Person, any Investor would hold 51% or more of the Equity Interests in Borrower, if any natural Person will hold 25% or more of the Equity Interests in Borrower, such Person may not be admitted nor acquire such Equity Interests by transfer until such Person is KYC Compliant.

(d) Documentation Requirements. Each Loan Party shall give prior written notice to Administrative Agent of the transfer by any Investor of its Subscribed Interest, and shall deliver copies of documents relating to such transfer and information about the transferee as reasonably required by Administrative Agent in order to effect its due diligence under this Credit Agreement prior to such transfer. Each Guarantor and each Approved Intermediary shall make commercially reasonable efforts to obtain from any Person admitted as a substitute or new Investor (whether due to a transfer by an existing Investor or otherwise) (a “Subsequent Investor”) such documents as would have been required under Section 7.01(a)(xiii) if such transferee had been an Investor on the Closing Date, all as satisfactory to Administrative Agent in its reasonable discretion. In the event any Person is admitted as an additional or substitute Investor, the Loan Parties will promptly deliver to Administrative Agent a revised Exhibit A to this Credit Agreement, containing the names of each Investor and the Capital Commitments of each.

(e) Funding Requirements. Prior to the effectiveness of any transfer by an Included Investor, the applicable Loan Party shall calculate whether, taking into account the Capital Commitments of the Included Investors as if such transfer had occurred, the transfer would cause the Principal Obligation to exceed the Available Loan Amount, and shall make any Capital Calls required to pay any resulting mandatory prepayment under Section 3.04 prior to permitting such transfer.

(f) Redemptions. General Partner shall not permit any Redemption of any Subscribed Interest unless explicitly permitted pursuant to this Section 10.05(f) and unless the Guarantors have sufficient Available Cash. If any Redemption of Subscribed Interests by an Investor would result in a mandatory prepayment pursuant to Section 3.04, such mandatory prepayment shall be calculated and paid to the Lenders prior to the effectiveness of such Redemption, and such prepayment shall be subject to Section 4.05. Subject to the preceding sentence, the Guarantors and Approved Intermediaries shall, following delivery of any Redemption Notice by any Investor to such Guarantor, such Approved Intermediary or the General Partner, promptly but in any event within two (2) Business Days: (i) notify the Administrative Agent in writing of such Redemption Notice and the amount and effective date of the Redemption contemplated thereby; and (ii) deliver to the Administrative Agent copies of all Redemption Notices duly executed by the applicable Investor and certified to the Administrative Agent by the Responsible Officer of such Guarantor or Approved Intermediary.

10.06 Capital Commitments. No Loan Party nor any Approved Intermediary shall: (a) without the prior written consent of Administrative Agent, cancel, reduce, excuse, suspend, abate or defer the Capital Commitment of any Investor; and (b) without the prior written approval of each of Administrative Agent and all Lenders: (i) issue any Capital Call Notices other than as contemplated by Section 5.02(b); (ii) cancel, reduce, excuse, suspend, abate or defer the Capital Commitment of any Included Investor; or (iii) excuse any Investor from or permit any Investor to defer any Capital Contribution, if the proceeds from the related Capital Call Notice are to be applied to the Obligations hereunder.

10.07 ERISA Compliance. (a) No Loan Party, no Approved Intermediary nor, except as could not reasonably be expected to have a Material Adverse Effect, any ERISA Affiliate shall establish, maintain, contribute to, or incur any liability with respect to, any Plan; (b) without the approval of all Lenders, no Loan Party shall take any action that would cause it to become an entity deemed to hold Plan Assets for purposes of ERISA or the Code; (c) no Loan Party that operates as an Operating Company shall change its Annual Valuation Period without giving prior written notice to Administrative Agent; and (d) no Loan Party shall take any action, or omit to take any action which would give rise to a “non-exempt prohibited transaction” under Section 4975(c)(1)(A), (B), (C), or (D) of the Internal Revenue Code or Section 406(a) of ERISA and would subject Administrative Agent or the Lenders to any tax, penalty, damages or any other claim or relief under the Code or ERISA, assuming (1) that no portion of the assets used by any Lender in connection with the transactions contemplated under the Loan Documents constitute Plan Assets, or (2) if all or a portion of the assets used by any Lender constitute Plan Assets, the Lender that used such assets complies with all of the applicable conditions of a prohibited transaction exemption with respect to such assets.

10.08 Environmental Matters. Except for such conditions as are in or will promptly be brought into compliance with relevant Environmental Laws or otherwise would not reasonably be expected to result in a Material Adverse Effect, Borrower: (a) shall not cause any Hazardous Material to be generated, placed, held, located or disposed of on, under or at, or transported to or from, any Property of Borrower in material violation of Environmental Law; or (b) shall not permit any such Property to be used as a dump site or storage site (whether permanent or temporary) for any Hazardous Material in material violation of Environmental Law.

10.09 Limitations on Dividends and Distributions.

(a) Neither Borrower nor any Guarantor shall declare or pay any dividends or distributions except as permitted under its Constituent Documents.

(b) Neither Borrower nor any Guarantor shall declare or pay any dividends or distributions if: (i) any Event of Default exists; or (ii) a Potential Default exists; provided, however, that if Initial Guarantor becomes a REIT as permitted under Section 10.01, each Loan Party shall have the right to make distributions or pay dividends in the ordinary course in order to ensure that Initial Guarantor continues to qualify as a REIT.

10.10 Limitation on Debt. Guarantors and their respective Subsidiaries, including Borrower, shall not incur Indebtedness except in compliance with the Governing Agreements; provided that Initial Guarantor shall not incur Indebtedness such that Leverage (as defined in the REIT Governing Documents) in relation to Net Assets (as defined in the REIT Governing Documents) exceeds 300% without the prior written consent of Administrative Agent.

10.11 Limitation on General Partner. No General Partner shall create or suffer to exist any Lien upon its Subscribed Interest in any Guarantor or any Approved Intermediary, as applicable, nor shall any General Partner engage in any activities or operate any other business other than to serve as general partner of the applicable Guarantor or Approved Intermediary, as applicable. No General Partner will delegate: (a)(i) any of its rights to issue Capital Call Notices, (ii) any of its rights to require that the Investors make Capital Contributions or (iii) any other right or remedy relating to the Collateral hereunder (including enforcement of the Investors’ obligation to make Capital Contributions in accordance with the applicable Governing Agreement or REIT Governing Documents) or (b) any of its rights to consent to the transfer by any Investor of its Subscribed Interest in Initial Guarantor, any other Guarantor or Approved Intermediary, as applicable, or to any cancellation, termination, reduction, excuse, suspension, deferral, repurchase or withdrawal in any manner of the Capital Commitment of any Investor or the obligation of any Investor to fund the same pursuant to Capital Calls.

10.12 Limitation on Guarantor Transfers. (a) No Guarantor shall sell, transfer, assign or otherwise dispose of, or create or suffer to exist any Lien upon, all or any portion of its interest in Borrower, any other Guarantor or any Approved Intermediary, as applicable; provided that the foregoing shall not prohibit: (i) the issuance of shares in such Guarantor to the extent necessary to allow such Guarantor to qualify as a REIT, if applicable; or (ii) the sale, transfer, or assignment of any portion of a Guarantor’s interest in Borrower to any Person that has become an additional Guarantor hereunder pursuant to Section 2.16; and (b) no Approved Intermediary shall sell, transfer, assign or otherwise dispose of, or create or suffer to exist any Lien upon, all or any portion of its interest in Borrower, any Guarantor or any other Approved Intermediary, as applicable.

10.13 Limitation on Guarantor Investments. No Guarantor shall make any investment other than through Borrower in accordance with the terms hereof.

10.14 Withdrawals from Collateral Account. Except as provided in Section 5.02(e), No Guarantor and no Approved Intermediary shall withdraw funds from any Collateral Account if at the time of such withdrawal or disbursement or after giving effect thereto: (i) there exists an Event of Default; (ii) there exists a Potential Default; or (iii) the Principal Obligation exceeds the Available Loan Amount.

10.15 Sanctions. No Loan Party shall, directly or indirectly, use the proceeds of any Credit Extension or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, to fund any activities of or business with any Person that, at the time of such funding, is Subject to Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction contemplated by this Credit Agreement, whether as Lender, Arranger, Administrative Agent, Letter of Credit Issuer or otherwise) of Sanctions.

10.16 Anti-Corruption Laws. No Loan Party will, directly or indirectly (including without limitation via any Approved Intermediary), use the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 (as applicable), and other applicable anti-corruption legislation in other jurisdictions.

11. EVENTS OF DEFAULT.

11.01 Events of Default. An “Event of Default” shall exist if any one (1) or more of the following events (herein collectively called “Events of Default”) shall occur and be continuing:

(a) Borrower shall fail to pay when due: (i) any principal of the Obligations; or (ii) any interest on the Obligations or any fee, expense, or other payment required hereunder, including, without limitation, payment of cash for deposit as Cash Collateral as required hereunder, and such failure under this clause (ii) shall continue for five days thereafter (except for the failure to pay the Obligation in full on the Maturity Date for which no notice shall be required and except for the failure to prepay any amount required under Section 3.04 hereof for which no additional notice shall be required);

(b) any representation or warranty made or deemed made by any Loan Party or any Approved Intermediary under this Credit Agreement or any of the other Loan Documents executed by any of them, or in any certificate or statement furnished or made to Secured Parties or any of them by a Loan Party or any Approved Intermediary pursuant hereto or in connection herewith or with the Loans, shall prove to be untrue or inaccurate in any material respect as of the date on which such representation or warranty is made and the adverse effect of the failure of such representation or warranty shall not have been cured within thirty (30) days after written notice thereof is delivered to the applicable Loan Party or Approved Intermediary by Administrative Agent;

(c) default shall occur in the performance of any of the covenants or agreements contained herein (other than the covenants contained in Section 3.04, Section 5.01, Section 5.02(a), Section 5.02(b), Section 5.04, Section 9.13, Section 9.14, Section 9.15 or Section 10 (but excluding Section 10.08)), or of the covenants or agreements of a Loan Party or any Approved Intermediary contained in any other Loan Documents executed by such Person, and such default shall continue uncured to the satisfaction of Administrative Agent for a period of thirty (30) days after written notice thereof has been given by Administrative Agent to such Loan Party or such Approved Intermediary (provided that such thirty (30)-day cure period shall not apply respecting covenants of Loan Parties or Approved Intermediaries relating to notices to be given by a Loan Party, but a three-day grace period shall apply);

(d) default shall occur in the performance of any of the covenants or agreements of any Loan Party contained in Section 10.08, and such default shall continue without being cured to the satisfaction of Administrative Agent for a period of thirty (30) days after the earlier of: (i) written notice thereof has been given by Administrative Agent to Borrower, and, if applicable, to the applicable Guarantor; or (ii) Administrative Agent has been notified or should have been notified of such default pursuant to Section 9.04 or Section 9.05 hereof;

(e) default shall occur in the performance of the covenants and agreements of any Loan Party contained in Section 3.04, Section 5.01, Section 5.02(a), Section 5.02(b), Section 5.04, Section 9.13, Section 9.14, Section 9.15 or Section 10 (other than Section 10.08);

(f) any of the Loan Documents executed by a Loan Party or any Approved Intermediary shall cease, in whole or in material part, to be legal, valid, binding agreements enforceable against such Loan Party or such Approved Intermediary, as applicable, in accordance with the terms thereof or shall in any way be terminated or become or be declared ineffective or inoperative or shall in any way whatsoever cease to give or provide the respective liens, security interest, rights, titles, interest, remedies, powers, or privileges intended to be created thereby (other than, in any of the foregoing cases, by reason of release of such Loan Document by Lenders, to the extent permitted under this Credit Agreement and in accordance with the terms hereof);

(g) default shall occur in the payment of any recourse Indebtedness of any Loan Party (other than the Obligation), greater than or equal to the lesser of (i) $15,000,000 or (ii) 10% of the Unfunded Commitments of the Included Investors at such time, and such default shall continue for more than the applicable period of grace, if any;

(h) any Loan Party, General Partner or any Approved Intermediary shall: (i) apply for or consent to the appointment of a receiver, trustee, custodian, intervenor, or liquidator of itself or of all or a substantial part of its assets; (ii) file a voluntary petition in bankruptcy or admit in writing that it is unable to pay its debts as they become due; (iii) make a general assignment for the benefit of creditors; (iv) file a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any Debtor Relief Laws; (v) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding; or (vi) take partnership or corporate action for the purpose of effecting any of the foregoing;

(i) the commencement of any judicial, administrative or other proceeding under any Debtor Relief Laws relating to any Loan Party, General Partner or Approved Intermediary or all or any material part of its respective property is instituted without the consent of such Person and continues undismissed or unstayed for a period of 60 days; or an order for relief, judgment or decree is entered by any court of competent jurisdiction or other competent authority approving a petition seeking reorganization or liquidation of any Loan Party, General Partner or Approved Intermediary or appointing a receiver, custodian (as such term is defined in 11 U.S.C. §101(11) or the corresponding provision of any successor law), trustee, intervenor, liquidator, administrator or similar entity of such Person, or of all or substantially all of its assets;

(j) any: (i) final judgments or orders for the payment of money against any Loan Party, General Partner or any Approved Intermediary in an aggregate amount (as to all such judgments or orders) exceeding $15,000,000 and such judgments or orders remain unsatisfied for a period of 60 days, or would reasonably be expected to have a Material Adverse Effect, unless covered by independent third-party insurance as to which the insurer does not dispute coverage or unless being appealed and Borrower or the applicable Guarantor, as applicable, has posted a bond or Cash Collateral; or (ii) non-monetary final judgments against any Loan Party, General Partner or any Approved Intermediary that have, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case: (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of ten (10) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect;

(k) any Approved Intermediary shall repudiate, challenge or declare unenforceable its Capital Commitment or its obligation to make Capital Contributions to the capital of Borrower or the applicable Guarantor, as applicable, pursuant to a Capital Call on such Approved Intermediary or shall otherwise disaffirm the provisions of any Intermediary Collateral Document with respect to such Approved Intermediary;

(l) there shall occur any change in the condition (financial or otherwise) of the Loan Parties taken as a whole which, in the reasonable judgment of Administrative Agent, has a Material Adverse Effect;

(m) a Change of Control shall occur;

(n) General Partner shall repudiate, challenge, or declare unenforceable its obligation to make contributions to the capital of any Guarantor or Approved Intermediary, as applicable, pursuant to its Capital Commitments or shall otherwise disaffirm the provisions of the applicable Governing Agreement or REIT Governing Documents, or shall fail to make a contribution to the capital of any Guarantor or Approved Intermediary, as applicable, within three (3) Business Days of when due;

(o) any Approved Intermediary that has qualified as a REIT shall fail thereafter to maintain its qualification as a REIT once it has so qualified for a period in excess of thirty (30) days; or

(p) one or more Investors having Capital Commitments aggregating 10% or greater of the aggregate Capital Commitments of all Investors shall default in their obligation to fund any Capital Call within ten (10) Business Days’ of when due (without regard to any notice or cure periods).

11.02 Remedies Upon Event of Default.

(a) If an Event of Default shall have occurred and be continuing, then Administrative Agent may, and, upon the direction of the Required Lenders, shall: (i) suspend the Commitments of Lenders and any obligation of the Letter of Credit Issuer to make L/C Credit Extensions until such Event of Default is cured; (ii) terminate the Commitment of Lenders and any obligation of the Letter of Credit Issuer to make L/C Credit Extensions hereunder; (iii) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable (including the liability to fund the Letter of Credit Obligations hereunder), whereupon the same shall forthwith become due and payable without presentment, demand, protest, notice of default, notice of acceleration, or of intention to accelerate or other notice of any kind all of which each Loan Party hereby expressly waives, anything contained herein or in any other Loan Document to the contrary notwithstanding; (iv) require that Borrower Cash Collateralize its respective Letter of Credit Obligations (in an amount equal to the Minimum Collateral Amount with respect thereto); (v) exercise any right, privilege, or power set forth in Section 5.02, including, but not limited to, the initiation of Capital Call Notices of the Capital Commitments; or (vi) without notice of default or demand, pursue and enforce any of Administrative Agent’s or Lenders’ rights and remedies under the Loan Documents, or otherwise provided under or pursuant to any applicable law or agreement; provided, however, that if any Event of Default specified in Section 11.01(h) or Section 11.01(i) shall occur, the obligation of each Lender to make Loans and any obligation of the Letter of Credit Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of Borrower to Cash Collateralize the Letter of Credit Obligations as aforesaid shall automatically become effective, in each case without further act of Administrative Agent or any other Secured Party, and without presentment, demand, protest, notice of default, notice of acceleration, or of intention to accelerate or other notice of any kind, all of which each Loan Party hereby expressly waives.

(b) Notwithstanding the foregoing paragraph or anything to the contrary herein, if an Event of Default has occurred and is continuing that can be cured by the making of a Capital Call on the Investors, then prior to exercising the rights of Administrative Agent to issue Capital Calls on Unfunded Commitments, Administrative Agent will be required to give at least five Business

Days’ prior written notice to Borrower of its intention to do so (the “Notice Period”); provided that no such notice shall be required: (i) after the Maturity Date; (ii) with respect to an Event of Default under Section 11.01(h) or Section 11.01(i); or (iii) if the applicable Event of Default arose from the failure of any Guarantor to make a Capital Call, or make a payment of the Obligations following a Capital Call, in each case, that is required to be made herein. If General Partner issues a Capital Call in an aggregate amount sufficient to cure such Event of Default within the Notice Period, then Administrative Agent and the Lenders shall be prohibited from exercising remedies set forth in the Loan Documents (other than any actions required to protect the Lenders in any insolvency proceeding) for a period of fifteen (15) Business Days after the Notice Period; provided further that, if (x) the General Partner does not make such Capital Call prior to expiration of the Notice Period or (y) the application of the proceeds of any such Capital Call is not sufficient (together with amounts on deposit in the Collateral Account) to cure such Event of Default, then, so long as such Event of Default shall be continuing, the Administrative Agent will be permitted to issue Capital Call(s) to repay the Obligations and to exercise all other remedies.

11.03 Performance by Administrative Agent. Should any Loan Party fail to perform any covenant, duty, or agreement contained herein or in any of the Loan Documents, and such failure continues beyond any applicable cure period, Administrative Agent may, but shall not be obligated to, perform or attempt to perform such covenant, duty, or agreement on behalf of such Person. Administrative Agent will use reasonable efforts to notify the Loan Parties in writing before or promptly after taking any such action, but its failure to do so will not affect the validity of such action, or be deemed a material breach hereof. In the event Administrative Agent takes any such action, each Loan Party shall, at the request of Administrative Agent pay within two (2) Business Days (or shall pay within 15 Business Days of demand to the extent that it is necessary for General Partner to issue Capital Call Notices) any amount expended by Administrative Agent in such performance or attempted performance to Administrative Agent at Administrative Agent’s Office, together with interest thereon at the Default Rate from the date of such expenditure until paid. Notwithstanding the foregoing, it is expressly understood that neither Administrative Agent nor any other Secured Party assume any liability or responsibility for the performance of any duties of any Loan Party, or any related Person hereunder or under any of the Loan Documents or other control over the management and affairs of any Loan Party, or any related Person, nor by any such action shall Administrative Agent or any other Secured Party be deemed to create a partnership arrangement with any Loan Party, any Approved Intermediary, or General Partner, or any related Person.

11.04 Application of Funds. After the exercise of remedies provided for in Section 11.02 (or after the Loans have automatically become immediately due and payable and the Letter of Credit Obligations has automatically been required to be Cash Collateralized as set forth in the proviso to Section 11.02), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.14 and 2.15, be applied by Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to Administrative Agent and amounts payable under Section 4) payable to Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the Letter of Credit Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the Letter of Credit Issuer and amounts payable under Section 4), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and unpaid interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders and the Letter of Credit Issuer in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, ratably among the Lenders and the Letter of Credit Issuer in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to Administrative Agent for the account of the Letter of Credit Issuer, to Cash Collateralize that portion of the Letter of Credit Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by Borrower pursuant to Sections 2.07 and 2.14; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full (other than contingent indemnification obligations), to Borrower or as otherwise required by Law.

Subject to Sections 2.07(c) and 2.14, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

12. ADMINISTRATIVE AGENT.

12.01 Appointment and Authority. Each of the Lenders and the Letter of Credit Issuer hereby irrevocably appoints Bank of America to act on its behalf as Administrative Agent hereunder and under the other Loan Documents and authorizes Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section 12 are solely for the benefit of the Secured Parties, and no Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

12.02 Rights as a Lender. The Person serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Loan Party or any Subsidiary or other Affiliate thereof as if such Person were not Administrative Agent hereunder and without any duty to account therefor to the Lenders.

12.03 Exculpatory Provisions. Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party, any Approved Intermediary, General Partner or any of their respective Affiliates that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity.

Administrative Agent shall not be liable for any action taken or not taken by it: (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.02 and 13.01); or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. Administrative Agent shall be deemed not to have knowledge of any Potential Default or Event of Default (except with respect to defaults in the payment of principal, interest and fees required to be paid to Administrative Agent for the account of the Lenders) unless and until notice describing the same is given in writing to Administrative Agent by Borrower, the applicable Guarantor, a Lender or the Letter of Credit Issuer.

Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into: (i) any statement, warranty or representation made in or in connection with this Credit Agreement or any other Loan Document; (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith; (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Potential Default or Event of Default; (iv) the validity, enforceability, effectiveness or genuineness of this Credit Agreement, any other Loan Document or any other agreement, instrument or document; or (v) the satisfaction of any condition set forth in Section 7 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to Administrative Agent.

12.04 Reliance by Administrative Agent. The Secured Parties shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Letter of Credit Issuer, Administrative Agent may presume that such condition is satisfactory to such Lender or the Letter of Credit Issuer unless Administrative Agent shall have received notice to the contrary from such Lender or the Letter of Credit Issuer prior to the making of such Loan or the issuance of such Letter of Credit. Administrative Agent may consult with legal counsel (who may be counsel for Borrower or a Guarantor), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

12.05 Delegation of Duties. Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one (1) or more sub-agents appointed by Administrative Agent. Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section shall apply to any such sub-agent and to the Related Parties of Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

12.06 Resignation of Administrative Agent.

(a) Administrative Agent may at any time give notice of its resignation to the Lenders, the Letter of Credit Issuer and the Loan Parties. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (buts shall not be obligated to) on behalf of the Lenders and the Letter of Credit Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that, in no event shall such successor Administrative Agent be a Defaulting Lender. Whether or not a successor Administrative Agent has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b) If the Person serving as the Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to Borrower and such Person and remove such Person as Administrative Agent and, in consultation with Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment, within thirty (30) days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable): (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Letter of Credit Issuer under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed); and (ii) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Letter of Credit Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above; provided that, in no event shall such successor Administrative Agent be a Defaulting Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 4.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Section and Section 13.06 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them: (x) while the retiring or removed Administrative Agent was acting as Administrative Agent; and (y) after such resignation or removal for so long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including (A) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Secured Parties, and (B) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.

(d) Any resignation by Bank of America as Administrative Agent pursuant to this Section 12.06 will also constitute its resignation as Letter of Credit Issuer effective upon the appointment of a successor Letter of Credit Issuer. If Bank of America resigns as Letter of Credit Issuer, it shall retain all the rights, powers, privileges and duties of the Letter of Credit Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as Letter of Credit Issuer and all Letter of Credit Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.07(c). In the event of any such resignation as Letter of Credit Issuer, Borrower shall be entitled to appoint from among the Lenders a successor Letter of Credit Issuer hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), subject to such successor’s consent; provided, however, that no failure by the Loan Parties to appoint any such successor will affect the resignation of Bank of America as Letter of Credit Issuer. Upon the appointment by Borrower of a successor Letter of Credit Issuer hereunder: (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Letter of Credit Issuer; (ii) the retiring Letter of Credit Issuer shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents; and (iii) the successor Letter of Credit Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

12.07 Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the Letter of Credit Issuer acknowledges that it has, independently and without reliance upon Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement. Each Lender and the Letter of Credit Issuer also acknowledges that it will, independently and without reliance upon Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Credit Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

12.08 No Other Duties, Etc. Anything herein to the contrary notwithstanding, the Arranger shall have no powers, duties or responsibilities under this Credit Agreement or any of the other Loan Documents.

12.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, Administrative Agent (irrespective of whether the principal of any Loan or Letter of Credit Obligations shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on Loan Parties) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, Letter of Credit Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Secured Parties (including any claim for the reasonable compensation, expenses, disbursements and advances of the Secured Parties and their respective agents and counsel and all other amounts due the Secured Parties under Sections 2.09, 2.10 and 2.11 and otherwise hereunder) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and

(c) any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the Letter of Credit Issuer to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to the Lenders and the Letter of Credit Issuer, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its agents and counsel, and any other amounts due Administrative Agent hereunder.

Nothing contained herein shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the Letter of Credit Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

12.10 Collateral and Guaranty Matters. Without limiting the provisions of Section 12.09, Lenders and the Letter of Credit Issuer irrevocably authorize Administrative Agent, at its option and in its discretion to release any Lien on any property granted to or held by Administrative Agent under any Loan Document: (a) upon termination of the Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit prior to draws thereon (other than Letters of Credit as to which other arrangements satisfactory to Administrative Agent and the Letter of Credit Issuer shall have been made); or (b) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document; or (c) subject to Section 13.01, if approved, authorized or ratified in writing by the Required Lenders. Upon request by Administrative Agent at any time, the Required Lenders will confirm in writing Administrative Agent’s authority to release its interest in particular types or items of property pursuant to this Section 12.10.

12.11 Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, Administrative Agent, Arranger, and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Loan Party, that at least one (1) of the following is and will be true:

(i) such Lender is not using Plan Assets with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or the Loan Documents;

(ii) the transaction exemption set forth in one (1) or more prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time (a “PTE”), such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable and the conditions are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and the Loan Documents;

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and the Loan Documents, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and the Loan Documents satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and the Loan Documents; or

(iv) such other representation, warranty and covenant as may be agreed in writing between Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (a)(i) above is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (a)(iv) above, such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, Administrative Agent, the Arranger, and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Loan Party, that none of Administrative Agent, the Arranger, or their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in the Loans, the Letters of Credit, the Commitments and the Loan Documents (including in connection with the reservation or exercise of any rights by Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).

13. MISCELLANEOUS.

13.01 Amendments. Neither this Credit Agreement nor any other Loan Document, nor any of the terms hereof or thereof, may be amended, waived, discharged or terminated, other than in accordance with its terms, unless such amendment, waiver, discharge, or termination is in writing and signed by Required Lenders or Administrative Agent (based upon the approval of Required Lenders), on the one (1) hand, and Borrower or the applicable Loan Party on the other hand; provided, that, if this Credit Agreement or any other Loan Document specifically provides that the terms thereof may be amended, waived, discharged or terminated with the approval of Administrative Agent, acting alone, or all Lenders, then such amendment, waiver, discharge or termination must be signed by Administrative Agent or all Lenders, as applicable, on the one (1) hand, and Borrower on the other hand; provided further, that no such amendment, waiver, discharge, or termination shall, without the consent of:

(a) each Lender directly affected thereby:

(i) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 11.02), or alter the provisions relating to any fees (or any other payments) payable to such Lender;

(ii) extend the time for payment for the principal of or interest on the Obligations, or fees or costs, or reduce the principal amount of the Obligations (except as a result of the application of payments or prepayments), or reduce the rate of interest borne by the Obligations (other than as a result of waiving the applicability of the Default Rate), or otherwise affect the terms of payment of the principal of or any interest on the Obligations or fees or costs hereunder; provided, however, that only the consent of the Required Lenders is necessary to amend the definition of Default Rate or to waive any obligation of Borrower to pay interest or Letter of Credit Fees at the Default Rate; or

(iii) release any liens granted under the Collateral Documents, except as otherwise contemplated herein or therein, and except in connection with the transfer of interests in a Guarantor or Approved Intermediary, as applicable, permitted hereunder; and

(b) all Lenders:

(i) change Section 11.04 in a manner that would alter the pro rata sharing of payments required thereby;

(ii) release any Guarantor from the Guaranty;

(iii) permit the cancellation, excuse, reduction, suspension or deferment of the Capital Commitment of any Included Investor;

(iv) amend the definition of “Applicable Requirement” or any of the related defined terms;

(v) amend the definition of “Available Loan Amount” or any of the related defined terms (except that the definition of “Maximum Commitment” may be revised to increase or decrease such amount pursuant to its terms, or otherwise with the consent of the Lenders increasing or decreasing their Commitments in connection therewith);

(vi) amend the definition of “Exclusion Event” or any of the related defined terms;

(vii) amend the definition of “Included Investor” or any of the related defined terms;

(viii) change the percentages specified in the definition of Required Lenders or any other provision hereof specifying the number or percentage of Lenders which are required to amend, waive or modify any rights hereunder or otherwise make any determination or grant any consent hereunder;

(ix) consent to the assignment or transfer by Borrower, any Guarantor or any Approved Intermediary, as applicable, of any of its rights and obligations under (or in respect of) the Loan Documents (including, without limitation, in the case of Guarantors, with respect to the Guaranteed Obligations); or

(x) amend the terms of this Section 13.01.

Notwithstanding the above: (A) no provisions of Section 2.07 may be amended or modified without the consent of the Letter of Credit Issuer; and (B) Sections 9 and 10 specify the requirements for waivers of the affirmative covenants and negative covenants listed therein, and any amendment to any provision of Section 9 or 10 shall require the consent of the Lenders that are specified therein as required for a waiver thereof; and (C) no provisions of Section 12 may be amended or modified without the consent of Administrative Agent.

Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender; and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above and in Section 10: (1) each Lender is entitled to vote as such Lender sees fit on any reorganization plan that affects the Loans or the Letters of Credit, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersede the unanimous consent provisions set forth herein; and (2) the Required Lenders may consent to allow a Loan Party to use cash collateral in the context of a bankruptcy or insolvency proceeding. Administrative Agent may, after consultation with Borrower, agree to the modification of any term of this Credit Agreement or any other Loan Document to correct any printing, stenographic or clerical errors or omissions that are inconsistent with the terms hereof.

If Administrative Agent shall request the consent of any Lender to any amendment, change, waiver, discharge, termination, consent or exercise of rights covered by this Credit Agreement, including, without limitation, any approval of an amendment, modification or change to a Constituent Document of a Loan Party, and not receive such consent or denial thereof in writing within ten (10) Business Days of the making of such request by Administrative Agent, as the case may be, such Lender shall be deemed to have given its consent to the request.

13.02 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the Letter of Credit Issuer is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or the Letter of Credit Issuer to or for the credit or the account of any Loan Party against any and all of the obligations of such Loan Party now or hereafter existing under this Credit Agreement or any other Loan Document to such Lender or the Letter of Credit Issuer, irrespective of whether or not Administrative Agent, such Lender or the Letter of Credit Issuer shall have made any demand under this Credit Agreement or any other Loan Document and although such obligations of such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or the Letter of Credit Issuer different from the branch or office holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff: (a) all amounts so set off shall be paid over immediately to Administrative Agent for further application in accordance with the provisions of Section 2.15 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Secured Parties; and (b) the Defaulting Lender shall provide promptly to Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and the Letter of Credit Issuer under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or the Letter of Credit Issuer may have. Each Lender and the Letter of Credit Issuer agrees to notify Borrower and Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

13.03 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, or the participations in the Letter of Credit Obligations resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall:

(a) notify Administrative Agent of such fact; and

(b) purchase (for cash at face value) participations in the Loans and subparticipations in the Letter of Credit Obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section shall not be construed to apply to: (x) any payment made by or on behalf of any Loan Party pursuant to and in accordance with the express terms of this Credit Agreement (including the application of funds arising from the existence of a Defaulting Lender); (y) the application of Cash Collateral provided for in Section 2.14; or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in the Letter of Credit Obligations to any assignee or participant, other than an assignment to Borrower (as to which the provisions of this Section shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation, but only to the extent that the Lender selling such participation was itself entitled to setoff or counterclaim and, no such right by a Participant may be exercised unless Participant agrees to disclose such Participant’s identity and notice thereof is first delivered to Borrower.

13.04 Payments Set Aside. To the extent that any Loan Party makes a payment to any Secured Party, or any Secured Party exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Administrative Agent or such other Secured Party, each in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then: (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the Letter of Credit Issuer severally agrees to pay to Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the Letter of Credit Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Credit Agreement.

13.05 No Waiver; Cumulative Remedies; Enforcement. No failure by any Secured Party to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, Administrative Agent in accordance with Section 11.02 for the benefit of the Secured Parties; provided, however, that the foregoing shall not prohibit: (a) Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents; (b) the Letter of Credit Issuer from exercising the rights and remedies that inure to its benefit (solely in its capacity as Letter of Credit Issuer) hereunder and under the other Loan Documents; (c) any Lender from exercising setoff rights in accordance with Section 13.02 (subject to the terms of Section 13.03); or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents; then: (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 11.02; and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 13.03, any Secured Party may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

13.06 Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. Borrower shall pay: (i) all reasonable out-of-pocket expenses actually incurred by Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Credit Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated); (ii) all reasonable out-of-pocket expenses actually incurred by the Letter of Credit Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder; and (iii) all out-of-pocket expenses actually incurred by Administrative Agent, any Lender or the Letter of Credit Issuer (including the fees, charges and disbursements of any counsel for Administrative Agent, any Lender or the Letter of Credit Issuer), in connection with the enforcement or protection of its rights (A) in connection with this Credit Agreement and the other Loan Documents, including its rights under this Section; or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) Indemnification by Borrower. Borrower shall indemnify Administrative Agent (and any sub-agent thereof), each Lender and the Letter of Credit Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), actually incurred by any Indemnitee or asserted against any Indemnitee by any Person (including Borrower or any other Loan Party) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of: (i) the execution or delivery of this Credit Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Credit Agreement and the other Loan Documents; (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Letter of Credit Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit); (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to Borrower or any of its Subsidiaries; or (iv) any actual claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE (BUT SUBJECT TO THE FOLLOWING PROVISO); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses: (A) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee; or (B) result from a claim brought by Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. Without limiting the provisions of Section 4.01, this Section 13.06(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c) Reimbursement by Lenders. To the extent that Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to Administrative Agent (or any sub-agent thereof), the Letter of Credit Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to Administrative Agent (or any such sub-agent), the Letter of Credit Issuer or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against Administrative Agent (or any such sub-agent) or the Letter of Credit Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for Administrative Agent (or any such sub-agent) or Letter of Credit Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are several.

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, Borrower shall not assert, and hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Credit Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Credit Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e) Payments. All amounts due under this Section shall be payable not later than ten (10) Business Days after demand therefor.

(f) Survival. The agreements in this Section and the indemnity provisions of Section 13.07(f) shall survive the resignation of Administrative Agent, the Letter of Credit Issuer, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of the Obligations.

13.07 Notices.

(a) Notices Generally. Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be in writing (except where telephonic instructions or notices are expressly authorized herein to be given) and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows, except where electronic delivery is authorized, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) If to any Loan Party, General Partner or Administrative Agent, at its notice address and numbers set forth on Schedule 13.07 attached hereto. If to any Lender, in care of Administrative Agent, at its notice address and numbers set forth on Schedule 13.07 attached hereto (as such Schedule may be revised when and if Lenders are added or deleted). Each Lender agrees to provide to Administrative Agent a written notice stating such Lender’s address, facsimile number, telephone number, email address and the name of a contact person, and Administrative Agent may rely on such written notice for purposes of delivering any notice, demand, request or other communication under this Credit Agreement or any other Loan Document to such Lender unless and until a Lender provides Administrative Agent with a written notice designating a different address, facsimile number, telephone number, email address or contact person.

(ii) Any party may change its address for purposes of this Credit Agreement by giving notice of such change to the other parties pursuant to this Section 13.07. With respect to any notice received by Administrative Agent from any Loan Party or any Investor not otherwise addressed herein, Administrative Agent shall notify Lenders promptly of the receipt of such notice, and shall provide copies thereof to Lenders. When determining the prior days’ notice required for any Request for Credit Extension or other notice to be provided by a Loan Party or an Investor hereunder, the day the notice is delivered to Administrative Agent (or such other applicable Person) shall not be counted, but the day of the related Credit Extension or other relevant action shall be counted.

(b) Effectiveness of Delivery. Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices sent via telephone, shall be deemed to have been given on the day and at the time reciprocal communication (i.e., direct communication between two (2) or more persons, which shall not include voice mail messages) with one (1) of the individuals designated to receive notice occurs during a call to the telephone number or numbers indicated for such party. Notices delivered through electronic communications to the extent provided in subsection (c) below, shall be effective as provided in such subsection (c).

(c) Electronic Communications. Notices and other communications to Lenders and the Letter of Credit Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the Letter of Credit Issuer pursuant to Section 2 if such Lender or the Letter of Credit Issuer, as applicable, has notified Administrative Agent that it is incapable of receiving notices under such Section by electronic communication. Administrative Agent, Letter of Credit Issuer or Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

(d) Effectiveness of E-mail Notice. Unless Administrative Agent otherwise prescribes: (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(e) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE LOAN PARTY MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE LOAN PARTY MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE LOAN PARTY MATERIALS OR THE PLATFORM. In no event shall Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, the Letter of Credit Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or Administrative Agent’s transmission of Loan Party Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to Borrower, any Guarantor, General Partner, any Lender, the Letter of Credit Issuer, or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(f) Reliance by Secured Parties. The Secured Parties shall be entitled to rely and act upon any notices (including telephonic or electronic Loan Notices and Letter of Credit Applications) purportedly given by or on behalf of Borrower even if: (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein; or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. Borrower shall indemnify each Secured Party and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of Borrower, other than in connection with the gross negligence or willful misconduct by such Person. All telephonic notices to and other telephonic communications with Administrative Agent may be recorded by Administrative Agent, and each of the parties hereto hereby consents to such recording.

13.08 Governing Law.

(a) GOVERNING LAW. THIS CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) SUBMISSION TO JURISDICTION. EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH LOAN PARTY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH LOAN PARTY AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING WILL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS CREDIT AGREEMENT OR IN ANY OTHER LOAN DOCUMENT WILL AFFECT ANY RIGHT THAT ANY SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY, GENERAL PARTNER, ANY INVESTOR OR ITS RESPECTIVE PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) WAIVER OF VENUE. BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN CLAUSE (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 13.07. NOTHING IN THIS CREDIT AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

13.09 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO: (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

13.10 Invalid Provisions. If any provision of this Credit Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Credit Agreement, such provision shall be fully severable and this Credit Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Credit Agreement, and the remaining provisions of this Credit Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Credit Agreement, unless such continued effectiveness of this Credit Agreement, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein. If any provision of this Credit Agreement shall conflict with or be inconsistent with any provision of any of the other Loan Documents, then the terms, conditions and provisions of this Credit Agreement shall prevail.

13.11 Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except: (i) to an Eligible Assignee in accordance with the provisions of clause (b) of this Section 13.11; (ii) by way of participation in accordance with the provisions of clause (e) of this Section 13.11; or (iii) by way of pledge or assignment, or grant, of a security interest subject to the restrictions of clause (f) of this Section 13.11 (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Credit Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in clause (e) of this Section 13.11, and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Credit Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one (1) or more assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Credit Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this clause (b), participations in Letter of Credit Obligations) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) In the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in clause (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in subclause (A) above, the aggregate amount of the Commitments (which for this purpose includes Loans outstanding thereunder) or, if the Commitments are not then in effect, the principal outstanding balance of the Loans subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of Administrative Agent and, so long as no Event of Default has occurred and is continuing, Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Credit Agreement with respect to the Loans or the Commitment assigned.

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A) the consent of Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless: (1) an Event of Default has occurred and is continuing at the time of such assignment; or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that, Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to Administrative Agent within five Business Days after having received notice thereof;

(B) the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and

(C) the consent of the Letter of Credit Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. An assignment by any Lender, unless otherwise agreed by Borrower, shall be at such Lender’s expense, including the reasonable fees, charges and disbursements of counsel for Administrative Agent incurred in connection with any such assignment. The Assignee, if it is not a Lender, shall deliver to Administrative Agent an administrative questionnaire.

(v) No Assignment to Certain Persons. No such assignment shall be made: (A) to a Loan Party or any Affiliate or Subsidiary of any Loan Party; (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B); or (C) to a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person).

(vi) Borrower Requested Assignments. Each assignment made as a result of a demand by Borrower under Section 13.12 shall be arranged by Borrower after consultation with Administrative Agent and shall be either an assignment of all of the rights and obligations of the assigning Lender under this Credit Agreement or an assignment of a portion of such rights and obligations made concurrently with another assignment or assignments that together constitute an assignment of all of the rights and obligations of the assigning Lender.

(vii) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of Borrower and Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to: (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to any Secured Party hereunder (and interest accrued thereon) and (B) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Credit Agreement until such compliance occurs.

(c) Effect of Assignment. Subject to acceptance and recording thereof by Administrative Agent pursuant to clause (d) of this Section 13.11, from and after the effective date specified in each Assignment and Assumption, the Assignee thereunder shall be a party to this Credit Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Credit Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Credit Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Credit Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits and obligations of Sections 4.01, 4.04, 4.05 and 13.06 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, Borrower (at its expense) shall execute and deliver a Note to the Assignee Lender, and the applicable existing Note or Notes shall be returned to Borrower. Any assignment or transfer by a Lender of rights or obligations under this Credit Agreement that does not comply with this subsection shall be treated for purposes of this Credit Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (e) of this Section.

(d) Register. Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Loan Parties (and such agency being solely for tax purposes), shall maintain at Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and Letter of Credit Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and each Loan Party, Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Loan Parties and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(e) Participations. Any Lender may at any time, without the consent of, or notice to, any Loan Party or Administrative Agent, sell participations to any Person (other than a natural person, (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person), or a Loan Party or any Affiliate or Subsidiary thereof, a Defaulting Lender or a Competitor) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Credit Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in Letter of Credit Obligations) owing to it); provided that: (i) such Lender’s obligations under this Credit Agreement shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (iii) each Loan Party, Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Credit Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 13.06(c) without regard to the existence of any participation.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Credit Agreement and to approve any amendment, modification or waiver of any provision of this Credit Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in Section 13.01(a), Section 13.01(b)(viii) or Section 13.01(b)(ix) that directly affects such Participant. Borrower agrees that each Participant shall be entitled to the benefits of Sections 4.01, 4.04, and 4.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 13.11 (it being understood that the documentation required under Section 4.01(e) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section; provided that such Participant: (A) agrees to be subject to the provisions of Sections 4.06 and 13.12 as if it were an assignee under clause (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 4.01, 4.04 or 4.05 with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at Borrower’s request and expense, to use reasonable efforts to cooperate with Borrower to effectuate the provisions of Section 4.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 13.02 as though it were a Lender, provided such Participant agrees to be subject to Section 13.03 as though it were a Lender.

Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Credit Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(f) Certain Pledges. Any Lender may at any time pledge or assign or grant a security interest in all or any portion of its rights under this Credit Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment, or grant of a security interest, to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment, or grant of a security interest, shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee or grantee for such Lender as a party hereto.

(g) Resignation as Letter of Credit Issuer after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to clause (b) of this Section 13.11, Bank of America may, upon 30 days’ notice to Borrower and Lenders, resign as Letter of Credit Issuer. In the event of any such resignation as Letter of Credit Issuer, Borrower shall be entitled to appoint from among the Lenders a successor Letter of Credit Issuer hereunder; provided, however, that no failure by Borrower to appoint any such successor shall affect the resignation of Bank of America as Letter of Credit Issuer. If Bank of America resigns as Letter of Credit Issuer, it shall retain all the rights, powers, privileges and duties of the Letter of Credit Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as Letter of Credit Issuer and all Letter of Credit Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.07(c)). Upon the appointment of a successor Letter of Credit Issuer: (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Letter of Credit Issuer; and (ii) the successor Letter of Credit Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

13.12 Replacement of Lenders. If Borrower is entitled to replace a Lender pursuant to the provisions of Section 4.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then Borrower may, at its sole expense and effort, upon notice to such Lender and Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 13.11), all of its interests, rights (other than its existing rights to payments pursuant to Sections 4.01 and 4.04) and obligations under this Credit Agreement and the other Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a) Borrower shall have paid to Administrative Agent the assignment fee (if any) specified in Section 13.11(b); provided, however, that Administrative Agent may, in its sole discretion, elect to waive such assignment fee in the case of any assignment;

(b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 4.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrower (in the case of all other amounts);

(c) in the case of any such assignment resulting from a claim for compensation under Section 4.04 or payments required to be made pursuant to Section 4.01, such assignment will result in a reduction in such compensation or payments thereafter; and

(d) such assignment does not conflict with applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrower to require such assignment and delegation cease to apply.

13.13 Maximum Interest. Regardless of any provision contained in any of the Loan Documents, Lenders shall never be entitled to receive, collect or apply as interest on the Obligations any amount in excess of the Maximum Rate, and, in the event that Lenders ever receive, collect or apply as interest any such excess, the amount which would be excessive interest shall be deemed to be a partial prepayment of principal and treated hereunder as such; and, if the principal amount of the Obligations is paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Rate, Borrower and Lenders shall, to the maximum extent permitted under applicable law: (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate and spread, in equal parts, the total amount of interest throughout the entire contemplated term of the Obligations so that the interest rate does not exceed the Maximum Rate; provided that, if the Obligations are paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Rate, Lenders shall refund to Borrower the amount of such excess or credit the amount of such excess against the principal amount of the Obligations and, in such event, Lenders shall not be subject to any penalties provided by any laws for contracting for, charging, taking, reserving or receiving interest in excess of the Maximum Rate. As used herein, the term “applicable law” shall mean the law in effect as of the date hereof; provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then the Loan Documents shall be governed by such new law as of its effective date.

13.14 Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Credit Agreement.

13.15 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by Administrative Agent and each other Secured Party, regardless of any investigation made by Administrative Agent or any other Secured Party or on their behalf and notwithstanding that Administrative Agent or any other Secured Party may have had notice or knowledge of any Potential Default or Event of Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

13.16 Limited Liability of Investors. Except with respect to any expenses and losses arising from any Loan Party’s or General Partner’s intentional misrepresentation hereunder, fraud or willful misapplication of proceeds in contravention of this Credit Agreement, for which there shall be full recourse to General Partner, none of the Investors, including the General Partner, shall have any personal, partnership, corporate or trust liability for the payment or performance of the Obligations. Nothing contained in this Section 13.16 or in any of the other provisions of the Loan Documents shall be construed to limit, restrict, or impede the obligations, the liabilities, and indebtedness of any Loan Party, or of any Investor to make its Capital Contributions to any Guarantor or Approved Intermediary, as applicable, in accordance with the terms of the applicable Governing Agreement and its Subscription Agreement. Notwithstanding anything contained in this Section 13.16, the payment and performance of the Obligations shall be fully recourse to Borrower (but not General Partner, except as expressly provided herein) and their respective properties and assets.

13.17 Recourse. The obligations shall be fully one hundred percent (100%) recourse to each Loan Party and each Guarantor, each on a joint and several basis. Notwithstanding anything to the contrary set forth in this Credit Agreement or any of the other Loan Documents, the Secured Parties shall have the right to pursue, and each Loan Party hereby waives any right to object to Secured Parties’ right to pursue, any claim or action against any individual Loan Party, all Loan Parties or any combination thereof to the full extent of its or their liability hereunder (as set forth above) in any order or manner as Secured Parties may elect in their sole and absolute discretion.

13.18 Confidentiality. Each Secured Party agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed: (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Credit Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Credit Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to: (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights and obligations under this Credit Agreement; or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to Borrower and its obligations, this Credit Agreement or payments hereunder; (g) on a confidential basis to: (i) any rating agency in connection with rating Borrower or its Subsidiaries or the credit facilities provided hereunder; or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder; (h) with the consent of the applicable Loan Party; or (i) to the extent such Information: (x) becomes publicly available other than as a result of a breach of this Section; (y) becomes available to Administrative Agent or any other Secured Party on a nonconfidential basis from a source other than a Loan Party; or (z) was independently developed by Administrative Agent or any other Secured Party. For the purposes of this Section, “Information” means all information received from any Loan Party relating to any Loan Party or its business, other than any such information that is available to Administrative Agent or any other Secured Party on a nonconfidential basis prior to disclosure by such Person; provided that, in the case of information received from any Loan Party after the date hereof, such information is clearly identified in writing at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. In addition, any Secured Party may disclose the existence of this Credit Agreement to market data collectors, similar service providers to the lending industry and service providers to such Secured Party in connection with the administration of this Credit Agreement and information about this Credit Agreement to market data collectors, similar service providers to the lending industry and service providers to such Secured Party in connection with the administration of this Credit Agreement, the other Loan Documents and the Commitments.

13.19 USA Patriot Act; KYC Notice. Each Lender and Letter of Credit Issuer that is subject to the Patriot Act and Administrative Agent (for itself and not on behalf of any Secured Party) hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow such Secured Party or Administrative Agent, as applicable, to identify Borrower in accordance with the Patriot Act. Each Loan Party will, promptly following a request by any Secured Party, provide all documentation and other information that such Secured Party requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation.

13.20 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), Borrower and each other Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a)(i) the arranging and other services regarding this Credit Agreement provided by the Secured Parties and the Arranger are arm’s-length commercial transactions between Borrower, each other Loan Party and their respective Affiliates, on the one (1) hand, and the Secured Parties and the Arranger, on the other hand; (ii) Borrower and each other Loan Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate; and (iii) Borrower and each other Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b)(i) each Secured Party and the Arranger each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Borrower or any other Loan Party or any of their respective Affiliates, or any other Person; and (ii) neither any Secured Party nor the Arranger has any obligation to Borrower or any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Arranger, the Secured Parties and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Borrower or any other Loan Party and their respective Affiliates, and neither the Arranger nor any Secured Party has any obligation to disclose any of such interests to Borrower or any other Loan Party or any of their respective Affiliates. To the fullest extent permitted by law, Borrower and each other Loan Party hereby waives and releases any claims that it may have against the Arranger and any Secured Party with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

13.21 Electronic Execution of Assignments and Certain Other Documents.

(a) The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Credit Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, Loan Notices, waivers or consents) are deemed to include Electronic Signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by Administrative Agent, and any other Electronic Record.

(b) This Credit Agreement and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Credit Agreement (each a “Communication”), including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Loan Parties agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on each such Loan Party to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered or a paper-based recordkeeping system was used, as the case may be. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one (1) and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by Administrative Agent and each of the Secured Parties of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. Administrative Agent and each of the Secured Parties may, at its option, create one (1) or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by Administrative Agent pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent Administrative Agent has agreed to accept such Electronic Signature, Administrative Agent and each of the Secured Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party without further verification and (ii) upon the request of Administrative Agent or any other Secured Party, any Electronic Signature shall be promptly followed by such manually executed counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

13.22 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Solely to the extent any Lender or Letter of Credit Issuer that is an Affected Financial Institution is a party to this Credit Agreement, notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or Letter of Credit Issuer that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Credit Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

13.23 Counterparts; Integration; Effectiveness. This Credit Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Credit Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to Administrative Agent or the Letter of Credit Issuer, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 7.01, this Credit Agreement shall become effective when it shall have been executed by Administrative Agent and when Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Credit Agreement by facsimile or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Credit Agreement.

13.24 ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

13.25 Acknowledgment Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a QFC Covered Entity that is party to a Supported QFC (each, a “QFC Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such QFC Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a QFC Covered Party or a BHC Act Affiliate of a QFC Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, QFC Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such QFC Covered Party are permitted to be exercised to no greater extent than such QFC Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any QFC Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) As used in this Section 13.25, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).

“QFC Default Right” has the meaning assigned to the term “default right” in, and shall be interpreted in accordance with, 12 C.F.R. §§252.81, 47.2 or 382.1, as applicable.

Remainder of Page Intentionally Left Blank

Signature Page(s) Follow(s).

IN WITNESS WHEREOF, the parties hereto have cause this Credit Agreement to be duly executed as of the day and year first above written.

BORROWER:

INVESCO COMMERCIAL REAL ESTATE
FINANCE INVESTMENTS, LP

By: Invesco Commercial Real Estate Finance Trust
Investments GP, LLC, its general partner

By:	/s/ Beth A. Zayicek
Name: Beth A. Zayicek
Title: Director & Chief Operating Officer

GENERAL PARTNER:

INVESCO COMMERCIAL REAL ESTATE
FINANCE TRUST INVESTMENTS GP, LLC

By:	/s/ Beth A. Zayicek
Name: Beth A. Zayicek
Title: Director & Chief Operating Officer

Signature Page to

Revolving Credit Agreement

GUARANTOR:

INVESCO COMMERCIAL REAL ESTATE
FINANCE TRUST, INC.

By:	/s/ Beth A. Zayicek
Name: Beth A. Zayicek
Title: Director & Chief Operating Officer

Signature Page to

Revolving Credit Agreement

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as Administrative
Agent, the Letter of Credit Issuer and a Lender

By:	/s/ Matthew R. Lohr
Name:	Matthew R. Lohr
Title:	Vice President

Signature Page to

Revolving Credit Agreement

SCHEDULE 1.01
LENDER COMMITMENTS

Name	Commitment	Applicable Percentage
Bank of America, N.A.	$135,000,000	100%
TOTAL	$135,000,000	100%

Schedule 1.01

SCHEDULE 2.01

BASELINE NET WORTH

Not Applicable

Schedule 2.01

SCHEDULE 13.07

ADDRESSES FOR NOTICE

If to a Loan Party or General Partner:	If to Administrative Agent or Letter of Credit Issuer:

Invesco Real Estate	Bank of America, N.A.
2001 Ross Avenue, Suite 3400	901 Main Street, 64th Floor
Dallas, TX 75201	Dallas, TX 75202
Telephone: (972) 715-5887	Telephone: (214) 209-4034
Attention: Courtney Popelka	Attention: Matt Lohr
Email: courtney.popelka@invesco.com	Email: matt.lohr@bofa.com

With a copy to:	With a copy to:

Invesco Real Estate	Bank of America, N.A.
2001 Ross Avenue, Suite 3400	901 Main Street, 64th Floor
Dallas, TX 75201	Dallas, TX 75202
Telephone: (972) 715-5839	Attention: Donna F. Kimbrough
Fax: (972) 715-5811	Phone: (214) 209-0259
Attention: Bert Crouch	Fax: (214) 290-9494
Email: bert.crouch@invesco.com	Email: donna.f.kimbrough@baml.com
Letters of Credit:
Scranton_standby_lc@bankofamerica.com

Schedule 13.07

EXHIBIT A

Revolving Credit Agreement

by and among

Invesco Commercial Real Estate Finance Investments, LP, as Borrower,

Invesco Commercial Real Estate Finance Trust, Inc., as Guarantor, and

Bank of America, N.A., as Administrative Agent

Schedule of Investors

(as of May 10, 2023)

Name	Capital Commitment
Invesco Realty, Inc.	$150,000,000.00
TOTAL:	$150,000,000.00

Exhibit A

EXHIBIT B

Revolving Credit Agreement

by and among

Invesco Commercial Real Estate Finance Investments, LP, as Borrower,

Invesco Commercial Real Estate Finance Trust, Inc., as Guarantor, and

Bank of America, N.A., as Administrative Agent

REVOLVING CREDIT NOTE

$_____________	___________, 20__

1.

FOR VALUE RECEIVED, INVESCO COMMERCIAL REAL ESTATE FINANCE INVESTMENTS, LP, a Delaware limited partnership (“Maker”), hereby unconditionally promises to pay to the order of _________ (“Payee”), at the principal office of Bank of America, N.A., as Administrative Agent (“Administrative Agent”) for each of the Lenders under the Credit Agreement referred to below, or such other office as Administrative Agent designates, the principal sum of _________ AND NO/100 DOLLARS ($_________), or, if less, the unpaid principal amount of the Loans, together with accrued interest thereon, in lawful money of the United States of America in accordance with the terms of the Credit Agreement. Capitalized terms not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

2.	The unpaid principal amount of this promissory note (this “Note”) shall be payable in accordance with the terms of Sections 3.03 and 13.13 of the Credit Agreement.

3.

The unpaid principal amount of this Note shall bear interest from the date of borrowing until maturity in accordance with Sections 2.05 and 13.13 of the Credit Agreement. Interest on this Note shall be payable in accordance with Sections 3.02, 3.03, and 13.13 of the Credit Agreement.

4.

All Borrowings and continuations of Loans hereunder, and all payments made with respect thereto, may be recorded by Payee from time to time on grid(s) which may be attached hereto, or Payee may record such information by such other method as Payee may generally employ; provided, however, that failure to make any such entry shall in no way reduce or diminish Maker’s obligations hereunder. The aggregate unpaid amount of all Borrowings and continuations of Loans set forth on grid(s) which may be attached hereto shall be rebuttably presumptive evidence of the unpaid principal amount of this Note or under the Credit Agreement.

5.

This Note has been executed and delivered pursuant to that certain Revolving Credit Agreement, dated as of May 10, 2023 (as amended, supplemented or restated from time to time, the “Credit Agreement”), by and among Invesco Commercial Real Estate Finance Investments, LP, as borrower, Invesco Commercial Real Estate Finance Trust, Inc., as guarantor, Administrative Agent, and the lenders party thereto, and is one of the “Notes” referred to therein. This Note evidences Loans made under the Credit Agreement, and the holder of this Note shall be entitled to the benefits provided in the Credit Agreement. Reference is hereby made to the Credit Agreement for a statement of: (a) the obligation of Payee to make advances thereunder; (b) the prepayment rights and obligations of Maker; (c) the collateral for the repayment of this Note; and (d) the events upon which the maturity of this Note may be accelerated. Maker may borrow, repay and reborrow upon the terms and conditions specified in the Credit Agreement.

6.

If this Note, or any installment or payment due hereunder, is not paid when due, whether at maturity or by acceleration, or if it is collected through a bankruptcy, probate or other court, whether before or after maturity, Maker agrees to pay all out-of-pocket costs of collection, including, but not limited to, attorneys’ fees incurred by the holder hereof and costs of appeal as provided in the Credit Agreement. All past-due principal of, and, to the extent permitted by applicable law, past-due interest on, this Note shall bear interest until paid at the Default Rate as provided in the Credit Agreement.

Exhibit B – Page 1

7.

Maker and all sureties, endorsers, guarantors and other parties ever liable for payment of any sums payable pursuant to the terms of this Note, jointly and severally waive demand, presentment for payment, protest, notice of protest, notice of acceleration, notice of intent to accelerate, diligence in collection, the bringing of any suit against any party, and any notice of or defense on account of any extensions, renewals, partial payment, or any releases or substitutions of any security, or any delay, indulgence, or other act of any trustee or any holder hereof, whether before or after maturity.

8.

Pursuant to Section 5-1401 of the New York General Obligations Law, the substantive laws of the State of New York, without regard to the choice of law principles that might otherwise apply, and the applicable federal laws of the United States of America, shall govern the validity, construction, enforcement and interpretation of this Note.

9.

Reference is hereby made to Section 13.16 of the Credit Agreement regarding the non-personal liability of the Investors, including the General Partner, the provisions of which are hereby incorporated by reference in this Note as if fully set forth herein, for the payment and performance of Maker’s obligations hereunder.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.

SIGNATURE PAGE(S) FOLLOW.

Exhibit B – Page 2

IN WITNESS WHEREOF, Maker has caused this Note to be duly executed as of the day and year first above written.

MAKER:

INVESCO COMMERCIAL REAL ESTATE
FINANCE INVESTMENTS, LP

By:	Invesco Commercial Real Estate Finance Trust
Investments GP, LLC, its general partner

By:
Name:
Title:

Signature Page to

Revolving Credit Note

EXHIBIT C

Revolving Credit Agreement

by and among

Invesco Commercial Real Estate Finance Investments, LP, as

Borrower, Invesco Commercial Real Estate Finance Trust, Inc., as Guarantor, and

Bank of America, N.A., as Administrative Agent

LOAN NOTICE

__________, 20__

Bank of America, N.A.,

901 Main Street, 64th Floor

TX1-492-64-01

Dallas, Texas 75202-3714

Attn:	Matt Lohr

(214) 209-4034

matt.lohr@bofa.com (e-mail)

Ladies and Gentlemen:

This Loan Notice is executed and delivered by INVESCO COMMERCIAL REAL ESTATE FINANCE INVESTMENTS, LP, a Delaware limited partnership (“Borrower”), to Bank of America, N.A., as administrative agent (“Administrative Agent”), pursuant to Section 2.02 of that certain Revolving Credit Agreement, dated as of May 10, 2023 (as amended, supplemented or restated from time to time, the “Credit Agreement”), by and among Borrower, Invesco Commercial Real Estate Finance Trust, Inc., as guarantor, Administrative Agent, and the lenders party thereto. Capitalized terms not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

Complete the following:

1.	Borrower hereby requests (check one box only):

A Borrowing                                     A conversion or continuation of Loans

(a)	On _____________ (a Business Day)

(b)	In the amount of $_____________

(c)	Comprising [Type of Loan requested]: ___ Base Rate Loan ___ Daily SOFR Loan

___ Term Loan: with an Interest Period of one (1) month

If no Type of Loan is specified, then Borrowers will be deemed to have made a request for a Term SOFR Loan with an Interest Period of one (1) month; provided that adequate notice is given and any applicable borrowing limits are met in accordance with the terms of the Credit Agreement.

Exhibit C – Page 1

2.

In connection with the [Borrowing] [continuation] [conversion] requested herein, Borrower hereby represents, warrants, and certifies to Administrative Agent for the benefit of the Secured Parties that:

(a)

The Borrowing, if any, requested herein complies with the provisos to the first sentence of Section 2.01 of the Credit Agreement, and the accuracy of the statements contained in Sections 7.02(a) and 7.02 (b) of the Credit Agreement with respect to such Borrowing;

(b)	Following the requested [Borrowing] [continuation] [conversion], the Principal Obligation will be $_____________ plus accrued, unpaid interest;

(c)	After giving effect to such [Borrowing] [continuation] [conversion], the Principal Obligation on and as of such date will not exceed the Available Loan Amount on and as of such date;

(d)

Set forth on the Borrowing Base Certificate delivered in connection with this Loan Notice is a calculation of the Available Loan Amount on and as of the date of [Borrowing] [continuation] [conversion] requested herein; and

(e)

Other than as disclosed to Administrative Agent in writing, the Loan Parties have no knowledge that any Investor would be entitled to exercise any withdrawal, excuse or exemption right under the Constituent Documents of any Guarantor or Approved Intermediary, such Investor’s Subscription Agreement or any Side Letter with respect to any investment being acquired in whole or in part with any proceeds of the related Loan.

3.	Following are Borrower’s instructions for distribution of loan proceeds (appropriate wire instructions, etc.):

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.

SIGNATURE PAGE(S) FOLLOW.

Exhibit C – Page 2

This Loan Notice is executed as of the date first above written. Borrower hereby certifies each and every matter contained herein to be true and correct.

BORROWER:

INVESCO COMMERCIAL REAL ESTATE
FINANCE INVESTMENTS, LP

By:	Invesco Commercial Real Estate Finance Trust
Investments GP, LLC, its general partner

By:
Name:
Title:

Signature Page to

Loan Notice

EXHIBIT D

Revolving Credit Agreement

by and among

Invesco Commercial Real Estate Finance Investments, LP, as Borrower,

Invesco Commercial Real Estate Finance Trust, Inc., as Guarantor, and

Bank of America, N.A., as Administrative Agent

REQUEST FOR LETTER OF CREDIT

___________, 20__

Bank of America, N.A.,

901 Main Street, 64th Floor

TX1-492-64-01

Dallas, Texas 75202-3714

Attn:	Matt Lohr
(214) 209-4034
matt.lohr@bofa.com (e-mail)

Ladies and Gentlemen:

This Request for Letter of Credit is executed and delivered by INVESCO COMMERCIAL REAL ESTATE FINANCE INVESTMENTS, LP, a Delaware limited partnership (“Borrower” or “Applicant”), to Bank of America, N.A. (“Administrative Agent”), pursuant to Section 2.07(b) of that certain Revolving Credit Agreement, dated as of May 10, 2023 (as amended, supplemented or restated from time to time, the “Credit Agreement”), by and among Borrower, Invesco Commercial Real Estate Finance Trust, Inc., as guarantor, Administrative Agent, and the lenders party thereto. Capitalized terms not defined herein shall have the meanings assigned to such terms in the Credit Agreement. Applicant has contemporaneously executed and delivered to Administrative Agent for each of the Letter of Credit Issuers an Application and Agreement for Letter of Credit dated _____________. In the event of a conflict between the terms of the Credit Agreement and said Application and Agreement for Letter of Credit, the terms of the Credit Agreement will control.

1.	Applicant hereby requests that the Letter of Credit Issuer issue a Letter of Credit as follows:

Stated Amount:	$________________
Beneficiary Name and
Address:	_________________
_________________
_________________
_________________
Expiry Date:	_________________

2.

In connection with the issuance of the Letter of Credit requested herein, Applicant hereby represents, warrants, and certifies (as applicable) to Administrative Agent for the benefit of Lenders and the Letter of Credit Issuer that:

(a)

The Letter of Credit requested herein complies with the provisos to the first sentence of Section 2.07(a)(i) of the Credit Agreement and, on and as of the date of issuance of such Letter of Credit, the statements contained in Sections 7.02(a) and 7.02(b) are accurate;

Exhibit D – Page 1

(b)	Following the issuance of the requested Letter of Credit, the Letter of Credit Obligations will be $_______________;

(c)	After giving effect to the issuance of the requested Letter of Credit, the Letter of Credit Obligations will not exceed the Letter of Credit Sublimit on and as of such date;

(d)	After giving effect to the issuance of the requested Letter of Credit, the Principal Obligation on and as of such date will not exceed the Available Loan Amount on and as of such date;

(e)

Other than as disclosed to Administrative Agent in writing, the Loan Parties have no knowledge that any Investor would be entitled to exercise any withdrawal, excuse or exemption right under the Constituent Documents of any Guarantor or Approved Intermediary, such Investor’s Subscription Agreement or any Side Letter with respect to any investment being acquired in whole or in part with any proceeds of the related Letter of Credit; and

(g)	Set forth on Schedule I to this Request for Letter of Credit is a calculation of the Letter of Credit Sublimit on and as of the date of the issuance of the requested Letter of Credit.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.

SIGNATURE PAGE(S) FOLLOW.

Exhibit D – Page 2

This Request for Letter of Credit is executed on __________, 20__. The undersigned hereby certifies each and every matter contained herein to be true and correct.

APPLICANT:
INVESCO COMMERCIAL REAL ESTATE

FINANCE INVESTMENTS, LP

By:	Invesco Commercial Real Estate Finance Trust
Investments GP, LLC, its general partner

By:
Name:
Title:

Signature Page to

Request for Letter of Credit

SCHEDULE I

Calculation of Letter of Credit Sublimit	DATED AS OF __________, 20__

Invesco Commercial Real Estate Finance Trust, Inc.

Available Loan Amount (from Borrowing Base Certificate):	$	[A]

$15,000,000:	$	[B]

Letter of Credit Sublimit (lesser of [A] or [B]):	$	[C]

Principal Obligation:	$	[D]

Available Loan Amount ([A]) minus Principal Obligation ([D]):	$	[E]

Current Letter of Credit Obligations:	$	[F]

Letter of Credit Sublimit ([C]) minus [F]:	$	[G]

Amount available for issuance of Letter of Credit (lesser of [E] or [G]):	$

NB:	Letter of Credit Obligations may not exceed the Letter of Credit Sublimit. Loans plus Letter of
Credit Obligations (the Principal Obligation) may not exceed the Available Loan Amount.

Exhibit D – Schedule I

EXHIBIT E

Revolving Credit Agreement

by and among

Invesco Commercial Real Estate Finance Investments, LP, as Borrower,

Invesco Commercial Real Estate Finance Trust, Inc., as Guarantor, and

Bank of America, N.A., as Administrative Agent

GUARANTOR SECURITY AGREEMENT

THIS SECURITY AGREEMENT is executed and delivered as of [_________], 20__, by [GUARANTOR]1 a Delaware limited partnership (“Fund”), and [__________________], a [_______________] (“General Partner”), in favor of BANK OF AMERICA, N.A., as administrative agent (“Administrative Agent”), for the benefit of the Secured Parties. Capitalized terms not defined herein shall have the meanings assigned to such terms in the Credit Agreement referred to below.

1.

Existence of Fund. Fund was formed pursuant to [those certain Articles of Amendment and Restatement dated as of [●]], and is governed pursuant to [those certain Bylaws of Fund] (in each case as amended, supplemented, or restated from time to time, [and collectively referred to herein as the “Governing Agreement”; the Governing Agreement together with the Subscription Agreements are collectively referred to herein as the “Governing Documents”]).

2.

Capital Calls. Pursuant to the Governing Documents, General Partner may make one or more Capital Calls upon the Investors to make Capital Contributions to the capital of Fund subject to certain limitations specified in the Governing Documents.

3.

Credit Agreement. Invesco Commercial Real Estate Finance Investments, LP, a Delaware limited partnership (“Borrower”), as borrower, Invesco Commercial Real Estate Finance Trust, Inc., as guarantor, and Administrative Agent have entered into a Revolving Credit Agreement, dated as of May 10, 2023 (as amended, supplemented or restated from time to time, the “Credit Agreement”), relating to a revolving credit facility. To secure Fund’s obligations under the Credit Agreement (as a guarantor of the obligation of Borrower thereunder), Fund and General Partner have agreed to pledge and assign to Administrative Agent, for the benefit of the Secured Parties, Fund’s and General Partner’s rights to make Capital Calls under the Governing Documents, Fund’s rights to receive payment of each Investor’s Capital Contributions, and General Partner’s right to enforce Capital Calls and the payment of Capital Contributions by each Investor.

4.

Collateral and Obligations. In order to secure the Notes and the Obligations, Fund and General Partner hereby grant to Administrative Agent for the benefit of the Secured Parties, to the extent permitted by law and subject to the terms and conditions of this Security Agreement, a first priority security interest and lien in and to all of Fund’s and General Partner’s right, title and interest, as applicable, whether now owned or hereafter acquired, in and to the following (the “Collateral”):

(a)

General Partner’s right to make Capital Calls, and all other rights, titles, interests, powers and privileges related to, appurtenant to or arising out of General Partner’s right to require or demand that Investors make Capital Contributions to the capital of Fund;

[1]

Name of Guarantor to be incorporated and conforming changes to be made throughout. With respect to Initial Guarantor, references to General Partner will be substituted with “Fund” or removed, as context requires.

Exhibit E – Page 1

(b)

Fund’s rights, titles, interests and privileges in and to the Capital Commitments and the right to receive the Capital Contributions and enforce payment thereof, whether now owned or hereafter acquired; and

(c)

General Partner’s and Fund’s rights, titles, interests, remedies, and privileges under the Governing Documents relating to Capital Commitments and any other rights of Fund and General Partner under the Governing Documents to call for additional Capital Contributions and to receive the same, or the enforcement thereof.

Administrative Agent acknowledges that the Collateral does not include an interest in any Investor’s Subscribed Interest in Fund.

Administrative Agent, in its discretion, without in any manner impairing any rights and powers of the Secured Parties hereunder, may, at any time and from time to time, without further consent of or notice to Fund or General Partner, with or without valuable consideration file this Security Agreement or a photocopy hereof, or any financing statement with respect hereto (and any amendment, modification, supplement or continuation in respect of any such financing statement).

5.

Warranties and Covenants. Fund and General Partner hereby warrant to Administrative Agent for the benefit of the Secured Parties and covenant and agree with Administrative Agent for the benefit of the Secured Parties as follows:

(a)

That Fund is the sole legal and equitable owner of the Capital Commitments and the right to receive the Capital Contributions and enforce the payment thereof and has the authority to execute this Security Agreement, and this Security Agreement constitutes the legal, valid and binding obligation of Fund enforceable in accordance with the terms hereof, subject to Debtor Relief Laws and to general principles of equity; and that General Partner is the sole, legal and equitable owner and holder of the right to make Capital Calls and has the authority to execute this Security Agreement, and this Security Agreement constitutes the legal, valid and binding obligation of General Partner enforceable in accordance with the terms hereof, subject to Debtor Relief Laws and to general principles of equity;

(b)

That neither Fund nor General Partner has heretofore transferred, assigned, pledged, hypothecated or granted any security interest in all or any portion of the Collateral; that they have full right and power to make the transfer, pledge and assignment and grant the security interests granted hereby; that, to the extent required by the Governing Documents, all Investors have been notified of, and have approved and consented to the transfer, pledge and assignment contained herein; and that this instrument is effective to accomplish the transfer, pledge, assignment, and grant of the security interests granted hereby;

(c)

That Fund and General Partner have received direct or indirect benefit from the loans evidenced by the Notes; and that the grant of the security interest in the Collateral hereunder was a condition to the granting of such loans;

(d)

That Fund and General Partner shall, at their respective sole cost and expense, execute and deliver (as applicable) (i) such forms, authorizations, documents and instruments, and do such other things, as Administrative Agent shall reasonably request, in order to require that all Investors deliver directly to the Collateral Accounts or such other account as Administrative Agent may direct all monies or sums paid or to be paid by them as and

Exhibit E – Page 2

when Capital Contributions are made pursuant to the Governing Documents; and (ii) any financing statements or other documents which Administrative Agent reasonably requests to protect or perfect the assignment, pledge, transfer and grant of the security interest made herein, security agreements, financing statements, assignments, and other collateral documents (all of which shall be deemed part of the Collateral Documents), in form and substance reasonably satisfactory to Administrative Agent, as Administrative Agent acting on behalf of the Secured Parties may reasonably request from time to time, for the purpose of granting to, or maintaining or perfecting in favor of the Secured Parties, first and exclusive security interests in any of the Collateral, together with other assurances of the enforceability and priority of the liens and assurances of due recording and documentation of the Collateral Documents or copies thereof, as Administrative Agent may reasonably require to avoid material impairment of the liens and security interests granted or purported to be granted pursuant to this Agreement; and

(e)

That neither Administrative Agent nor the Secured Parties shall be responsible in any way for any depreciation in the value of the Collateral nor except to the extent of such party’s gross negligence or willful misconduct have any duty or responsibility whatsoever to take any steps to preserve any rights of Fund or General Partner in the Collateral or under the Governing Documents.

6.	Remedies Upon Event of Default.

6.1	Capital Call Rights.

(a)

Administrative Agent, on behalf of the Secured Parties, is hereby authorized, in its own name or the name of Fund or General Partner, at any time upon the occurrence and during the continuation of an Event of Default, to notify any or all parties obligated to Fund with respect to the Capital Contributions to make all payments due or to become due thereon directly to Administrative Agent for the benefit of the Secured Parties at a different account than that specified in the Credit Agreement, or to initiate one or more Capital Calls in order to pay the Obligations or for any other purpose contemplated by the Credit Agreement (which Capital Calls may be in any amount required to result in payment in full of the outstanding Obligations). In order to secure further the payment and performance of the Obligations and to effect and facilitate the Secured Parties’ right of setoff, Fund and General Partner hereby irrevocably appoint Administrative Agent as subscription agent and the sole party entitled in the name of Fund and/or General Partner (except (x) to the extent Administrative Agent may direct Fund and/or General Partner to make a Capital Call on behalf of Administrative Agent or (y) during a Notice Period, if any, pursuant to Section 11.02(b) of the Credit Agreement)) upon the occurrence and during the continuance of an Event of Default, to make any Capital Calls upon the Investors pursuant to the terms of the applicable Subscription Agreement and the Governing Agreement without the necessity of further action by Fund or General Partner.

(b)

With or without such general notification as set forth in Section 6.1(a) above, upon the occurrence and during the continuation of an Event of Default, Administrative Agent, on behalf of the Secured Parties, may: (i) make Capital Calls in the name of Fund as set forth in Section 6.1(a); (ii) take or bring in Fund’s or General Partner’s name or that of Administrative Agent for the benefit of the Secured Parties all steps, actions, suits or proceedings reasonably deemed by Administrative Agent necessary or desirable to effect possession or collection of payments; (iii) complete any contract or agreement of Fund in any way related to any of the Capital Calls upon Investors to make Capital Contributions

Exhibit E – Page 3

or the collection of Capital Contributions and the enforcement thereof; (iv) take such actions with respect to the Capital Commitments as are necessary in order to pay the Obligations, and to perform the Subscription Agreements and the Governing Agreement to the extent required to effect such actions; (v) make allowances or adjustments related to the Capital Calls; (vi) compromise any claims related to the Capital Calls; (vii) issue credit in its own name or the name of Fund or General Partner to the extent necessary to reflect the making of a Capital Contribution to Fund that is not otherwise reflected in the capital accounts of Fund; or (viii) exercise any right, privilege, power, or remedy provided to Fund under its Constituent Documents, or the Subscription Agreements or relating to the right to call for and to receive Capital Contributions.

(c)

Administrative Agent, on behalf of the Secured Parties, is hereby authorized and empowered, upon the occurrence and during the continuation of an Event of Default, on behalf of Fund and General Partner, to endorse the name of Fund or General Partner, or both, upon any check, draft, instrument, receipt, instruction or other document, agreement or item, including, but not limited to, any item evidencing payment upon a Capital Contribution of any person to Fund coming into Administrative Agent’s or any Secured Party’s possession, and to receive and apply the proceeds therefrom in accordance with the terms of the Credit Agreement.

(d)

Upon the occurrence and during the continuation of an Event of Default, issuance by Administrative Agent, on behalf of the Secured Parties, of a receipt to any person obligated to pay any Capital Contributions to Fund shall be a full and complete release, discharge and acquittance of such person to the extent of any amount so paid to Administrative Agent for the benefit of the Secured Parties, so long as such amount shall not be invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other Person under any bankruptcy act or code, state or federal law, common law or equitable doctrine.

(e)

Administrative Agent shall give Fund prompt notice of any action taken pursuant to this Section 6.1, but failure to give such notice shall not affect the validity of such action or give rise to any defense in favor of Fund with respect to such action. Capital Call Notices issued by Administrative Agent shall comply with the provisions regarding the issuance of Capital Call Notices of the applicable Governing Documents. Neither Administrative Agent nor the Secured Parties shall be deemed to make at any time any representation or warranty as to the validity of any Capital Call Notice nor shall Administrative Agent or the Secured Parties be accountable for Fund’s use of the proceeds of any Capital Call Notice.

6.2

Power of Attorney. Administrative Agent, on behalf of the Secured Parties, is hereby granted an irrevocable power of attorney, which is coupled with an interest, to execute all checks, drafts, receipts, instruments, instructions or other documents, agreements or items on behalf of Fund or General Partner, or both, upon the occurrence and during the continuation of an Event of Default, as shall be deemed by Administrative Agent to be necessary or advisable, in the sole discretion, reasonably exercised, of Administrative Agent, to preserve the security interests and liens herein granted or to secure the repayment of the Obligations, and neither Administrative Agent nor any Secured Party shall incur any liability in connection with or arising from its exercise of such authority and power except as a result of attorney gross negligence or willful misconduct.

Exhibit E – Page 4

6.3	Collateral Sale or other Disposition.

(a)

When an Event of Default exists, Administrative Agent, on behalf of the Secured Parties, shall have the right to sell the Collateral or any part thereof for cash, upon credit or for future delivery and upon such other terms as Administrative Agent may deem commercially reasonable, with Fund and General Partner hereby waiving all rights, if any, to require Administrative Agent to marshal the Collateral and any other security for the Obligations. Any notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made shall be deemed reasonable if made in accordance with applicable law. Administrative Agent shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given. From time to time Administrative Agent may, but shall not be obligated to, postpone the time and change the place of any proposed sale of any of the Collateral for which notice has been given as provided above if, in the judgment of Administrative Agent, such postponement or change is necessary or appropriate in order that the provisions of this Security Agreement applicable to such sale may be fulfilled or in order to obtain more favorable conditions under which such sale may take place. Administrative Agent shall give Fund and General Partner reasonable notice of such change.

(b)

In case of any sale by Administrative Agent of any of the Collateral on credit, which may be elected at the option and in the complete discretion of Administrative Agent, on behalf of the Secured Parties, the Collateral so sold may be retained by Administrative Agent for the benefit of the Secured Parties until the selling price is paid by the purchaser, but neither Administrative Agent nor the Secured Parties shall incur any liability in case of failure of the purchaser to take up and pay for the Collateral so sold. In case of any such failure, such Collateral so sold may be again similarly sold. After deducting all costs or expenses of every kind (including, without limitation, the attorneys’ fees and legal expenses incurred by Administrative Agent or the Secured Parties, or both), Administrative Agent shall apply the residue of the proceeds of any sale or sales, if any, to pay the principal of and interest upon the Obligations in accordance with Section 11.04 of the Credit Agreement (including the return of any excess proceeds to Fund or Borrower, as applicable). If the proceeds of any sale, disposition or other remedy are insufficient to pay the Obligations in full, Fund shall remain liable for any deficiency and the reasonable fees of any attorney employed by Administrative Agent or any the Secured Party to collect. Neither Administrative Agent nor the Secured Parties shall incur any liability as a result of the sale of the Collateral at any private sale or sales.

(c)

All recitals in any instrument of assignment or any other instrument executed by Administrative Agent for the benefit of the Secured Parties or by the Secured Parties incident to the sale, transfer, assignment or other disposition or utilization of the Collateral or any part thereof hereunder shall be full proof of the matters stated therein and no other proof shall be required to establish full legal propriety of the sale or other action taken by Administrative Agent for the benefit of the Secured Parties or by the Secured Parties or of any fact, condition or thing incident thereto, and all prerequisites of such sale or other action shall be presumed conclusively to have been performed or to have occurred.

Exhibit E – Page 5

6.4

Additional Rights and Remedies. Administrative Agent and the Secured Parties shall have all other rights, remedies and recourse granted in the Loan Documents and any other instrument executed to provide security for or in connection with the payment and performance of the Obligations or existing at common law or equity (including specifically those granted by the Uniform Commercial Code, as adopted in New York and any other state which governs the creation or perfection (and the effect thereof) of any security interest in the Collateral), and such rights and remedies: (i) shall be cumulative and concurrent; (ii) may be pursued separately, successively or concurrently against Fund and General Partner and any other party obligated under the Obligations, or against the Collateral, or any of such Collateral, or any other security for the Obligations, or any of them, at the sole discretion of Administrative Agent, on behalf of the Secured Parties; (iii) may be exercised as often as occasion therefor shall arise, it being agreed by Fund and General Partner that the exercise or failure to exercise any of same shall in no event be construed as a waiver or release thereof or of any other right, remedy or recourse; and (iv) are intended to be and shall be, non-exclusive.

6.5

Subrogation. Notwithstanding a foreclosure upon any of the Collateral or exercise of any other remedy by Administrative Agent on behalf of the Secured Parties in connection with an Event of Default, neither Fund nor General Partner shall be subrogated thereby to any rights of Administrative Agent for the benefit of the Secured Parties against the Collateral or any other security for the Obligations, or Fund or General Partner or any property of Fund or General Partner, nor shall Fund or General Partner be deemed to be the owner of any interest in the Obligations, nor shall Fund or General Partner exercise any rights or remedies with respect to Fund or General Partner or the Collateral or any other security for the Obligations or any of them or the property of Fund or General Partner until the Obligations (other than contingent indemnification obligations for which no claim has been made) have been paid to Administrative Agent for the benefit of the Secured Parties and is fully and indefeasibly performed and discharged.

7.

Limitation on Liability. Regardless of any provision of this Agreement, in the absence of gross negligence or willful misconduct by Administrative Agent or the Secured Parties, or both, neither Administrative Agent nor the Secured Parties shall be liable for the failure of Administrative Agent to collect or exercise diligence in the collection, possession or any transaction concerning, all or part of the Capital Calls, Capital Call Notices, Capital Contributions or Capital Commitments, or sums due or paid thereon, nor shall Administrative Agent or the Secured Parties be under any obligation whatsoever to anyone by virtue of the security interests and liens granted herein.

8.

Notices. Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be given in accordance with, and at the address set forth in, Section 13.07 of the Credit Agreement. Any notice required hereunder shall be deemed commercially reasonable if given at least ten (10) days prior to the event giving rise to the requirement of such notice, including but not limited to, notices of a private or public sale.

9.

Appointment of Successor Administrative Agent. Reference is hereby made to Section 12.06 of the Credit Agreement for the terms and conditions upon which a successor Administrative Agent hereunder may be appointed. Wherever the words “Administrative Agent” are used herein, the same shall mean the Administrative Agent named in the first paragraph of this Security Agreement or the successor Administrative Agent at the time in question.

10.	Binding Effect; Miscellaneous.

(a)

This Security Agreement (i) shall be binding upon the undersigned and its permitted successors and assigns, and (ii) inures to the benefit of and be enforceable by the Administrative Agent, for the benefit of the Secured Parties, and each such Person’s respective successors and assigns.

Exhibit E – Page 6

(b)

The headings to the various paragraphs of this Security Agreement shall have been inserted for convenient reference only and shall not modify, define, limit or expand the expressed provisions of this Security Agreement. This Security Agreement may be executed in any number of counterparts, each of which shall be an original, and such counterparts shall together constitute but one and the same instrument.

(c)

No delay or omission on the part of Administrative Agent or the Secured Parties in exercising any right hereunder shall operate as a waiver of any such right or any other right. A waiver on any one or more occasions shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

(d)

Pursuant to Section 5-1401 of the New York General Obligations Law, the substantive laws of the State of New York, without regard to the choice of law principles that might otherwise apply, and the applicable federal laws of the United States of America, shall govern the validity, construction, enforcement and interpretation of this Security Agreement.

(e)

Any suit, action or proceeding against Fund or General Partner with respect to this Security Agreement or any judgment entered by any court in respect thereof, may be brought in the courts of the State of New York, or in the United States Courts located in the Borough of Manhattan in New York City, pursuant to Section 5-1402 of the New York General Obligations Law, as Administrative Agent in its sole discretion may elect, and Fund and General Partner each hereby submit to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding. Fund and General Partner each hereby irrevocably consent to the service of process in any suit, action or proceeding in said court by the mailing thereof by Administrative Agent by registered or certified mail, postage prepaid, to Fund’s address set forth on Schedule 13.07 of the Credit Agreement. Fund and General Partner each hereby irrevocably waive any objections which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Security Agreement brought in the courts located in the State of New York, Borough of Manhattan in New York City, and each hereby further irrevocably waive any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF FUND AND GENERAL PARTNER HEREBY WAIVE TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING BROUGHT IN CONNECTION WITH THIS SECURITY AGREEMENT, WHICH WAIVER IS INFORMED AND VOLUNTARY.

(f)

The remedies given to Administrative Agent on behalf of the Secured Parties hereunder are cumulative and in addition to any and all other rights which Administrative Agent on behalf of the Secured Parties may have against Fund or General Partner or any other person or firm, at law or in equity, including exoneration and subrogation, or by virtue of any other agreement.

Exhibit E – Page 7

(g)

This Security Agreement and the provisions set forth herein shall continue until the full, final, and complete satisfaction of the Obligations (other than contingent indemnification obligations for which no claim has been made), and Administrative Agent’s and the Secured Parties’ rights hereunder shall not be released, diminished, impaired, reduced or adversely affected by: (i) the renewal, extension, modification, amendment or alteration of the Credit Agreement or any other Loan Document or any related document or instrument; (ii) any adjustment, indulgence, forbearance or compromise that might be granted or given by Administrative Agent or the Secured Parties to any primary or secondary obligor or in connection with any security for the Obligations; (iii) any full or partial release of any of the foregoing; or (iv) notice of any of the foregoing.

(h)

Neither Administrative Agent nor the Secured Parties has assumed, and nothing contained herein shall be declared to have imposed upon Administrative Agent or the Secured Parties, any of Fund’s duties or obligations or General Partner’s duties or obligations as an Investor of Fund, except that Administrative Agent and the Secured Parties shall be bound by the provisions of the Governing Documents in exercising rights or remedies thereunder assigned to Administrative Agent hereunder.

(i)	Notwithstanding anything to the contrary herein, the obligations of Fund and General Partner hereunder are subject to the recourse and nonrecourse provisions of Section 13.16 of the Credit Agreement.

(j)

On the full, final, and complete satisfaction of the Obligations and delivery of the release referred to below, the security interest and lien granted by this Security Agreement shall be released and shall be of no further force or effect; provided, that if there has occurred any “Insolvency Event” (as hereinafter defined) prior to such day by or against Fund or any Partner, then, notwithstanding anything to the contrary contained herein, the security interest and lien granted by this Security Agreement shall remain in full force and effect until the Obligations shall be fully and indefeasibly paid in full (such full and indefeasible payment in full to be determined by Administrative Agent in its sole discretion, on behalf of the Secured Parties). Thereafter, upon request and the receipt of a certification from Fund that no such Insolvency Event has occurred by or against Fund, or, to the best of Fund’s knowledge after due inquiry, by or against any Partner, Administrative Agent, on behalf of the Secured Parties, shall provide Fund and General Partner, at their sole expense, a written release of the security interest and lien in and to the Collateral. “Insolvency Event” means any voluntary or involuntary case or other proceeding seeking liquidation, reorganization or other relief with respect to any person or its debts under any bankruptcy, insolvency or other similar law.

REMAINDER OF PAGE INTENTIONALLY BLANK.

SIGNATURE PAGE(S) FOLLOW.

Exhibit E – Page 8

Executed on the date first above written.

FUND:

[GUARANTOR]

By:	_______________, its general partner

By:
Name:
Title:

GENERAL PARTNER:

[GENERAL PARTNER]

By:
Name:
Title:

Signature Page to

Security Agreement

EXHIBIT F

Revolving Credit Agreement

by and among

Invesco Commercial Real Estate Finance Investments, LP, as Borrower,

Invesco Commercial Real Estate Finance Trust, Inc., as Guarantor, and

Bank of America, N.A., as Administrative Agent

ASSIGNMENT OF COLLATERAL ACCOUNT

Dated as of __________, 20__

For value received, [ASSIGNOR], a ____________ (“Assignor”), hereby (i) transfers and pledges to BANK OF AMERICA, N.A., as administrative agent for the benefit of the Secured Parties (as defined below) (“Assignee”) under that certain Revolving Credit Agreement, dated as of May 10, 2023 (as amended, supplemented or restated from time to time, the “Credit Agreement”; capitalized terms not defined herein shall have the meanings assigned to such terms in the Credit Agreement), by and among Invesco Commercial Real Estate Finance Investments, LP, a Delaware limited partnership (“Borrower”), as borrower, Invesco Commercial Real Estate Finance Trust, Inc., as guarantor, Bank of America, N.A., as administrative agent (in such capacity, “Administrative Agent”), and the lenders party thereto, and (ii) grants to Assignee, a common law lien, claim, encumbrance upon and security interest in Account No. [_________] at Bank of America, N.A. (the “Depository”), reference the “[_________] Collateral Account”, and any extensions or renewals thereof, if the account is one which may be extended or renewed, and any successor or substitute accounts (such account or accounts and any extensions or renewals being hereinafter called the “Account”), together with all of Assignor’s right, title, and interest (whether now existing or hereafter created or arising) in and to the Account, all sums now or at any time hereafter on deposit therein, credited thereto, or payable thereon, all proceeds and products thereof (but excluding any amounts withdrawn therefrom in accordance with the terms of the Loan Documents), and all instruments, documents, certificates, and other writings evidencing the Account, on the following terms and conditions:

1.	This assignment (this “Assignment”) of the Account shall secure the payment and the performance of the Obligations.

2.	Assignor represents and warrants that:

(a)	subject to Administrative Agent’s rights in the Account, Assignor is the sole owner of the Account and has authority to execute and deliver this Assignment;

(b)	except for any financing statement which may have been filed by Assignee, no financing statement covering the Account, or any part thereof, has been filed with any filing officer;

(c)	no other assignment has been executed with respect to the Account, other than in favor of Assignee; and

(d)	the Account is not subject to any liens or offsets of any Person other than Assignee, the Secured Parties and the Depository.

Exhibit F – Page 1

3.	So long as the Obligations (other than contingent indemnification obligations for which no claim has been made) or any part thereof remains unpaid, Assignor covenants and agrees:

(a)

(i) from time to time promptly to execute and deliver to Assignee all such other assignments, certificates, passbooks and supplemental writings, and do all other acts or things as Assignee may reasonably request in order to more fully evidence and perfect the security interest herein created; and (ii) Assignee may file such financing statements, amendments thereto and continuations thereof as Assignee may reasonably deem appropriate in order to more fully evidence and perfect the security interest herein created;

(b)	promptly to furnish Assignee with any information or writings which Assignee may reasonably request concerning the Account;

(c)

promptly to notify Assignee of any change in any fact or circumstances warranted or represented by Assignor herein or in any other writing furnished by Assignor to Assignee in connection with the Account or the Obligations;

(d)

promptly to notify Assignee of any claim, action, or proceeding affecting title to the Account, or any part thereof, or the security interest herein, and, at the request of Assignee, appear in and defend any such action or proceeding; and

(e)	to pay to Assignee the amount of any court costs and attorney’s fees assessed by a court and incurred by Assignee following any Event of Default or Cash Control Event hereunder.

4.	Assignor covenants and agrees that without the prior consent of Assignee Assignor will not:

(a)

create any other Lien in or upon, or otherwise encumber, or assign the Account, or any part thereof, or permit the same to be or become subject to any Lien, attachment, execution, sequestration, other legal or equitable process, or any encumbrance of any kind or character, except the Lien herein created and any offset rights inuring to the benefit of Depository, but only to the extent same are subordinated to the Secured Parties’ Liens; or

(b)	request, make or allow to be made any withdrawals from the Account except as provided hereunder or in Section 5.02 of the Credit Agreement.

Should any Capital Contributions be received by Assignor in violation of the terms hereof or of the Credit Agreement, they shall immediately upon such receipt become subject to the lien hereof and while in the hands of Assignor be segregated from all other funds of Assignor and be held in trust for the Secured Parties. Assignor shall have absolutely no dominion or control over such funds except to immediately deposit them into the Account. Assignor acknowledges and agrees that Depository shall comply with instructions originated in writing by Assignee in accordance with the terms hereof and of the Credit Agreement directing the disposition of funds in the Account without further consent of Assignor.

Exhibit F – Page 2

5.	Assignee’s or the Secured Parties’ rights hereunder shall not be released, diminished, impaired, reduced or adversely affected by:

(a)

any adjustment, indulgence, forbearance or compromise that might be granted or given by Assignee or the Secured Parties to any primary or secondary obligor or in connection with any security for the Obligations;

(b)	any full or partial release of any of the foregoing;

(c)

any other action taken or omitted to be taken by Assignee or the Secured Parties in connection with the Obligations, whether or not such action or omission prejudices Assignor or increases the likelihood that the Account will be applied to the Obligations; or

(d)	notice of any of the foregoing.

6.

Assignee, in its discretion, without in any manner impairing any rights and powers of the Secured Parties hereunder, may, at any time and from time to time, without further consent of or notice to Assignor, and with or without valuable consideration:

(a)	renew or extend the maturity of or accept partial payments upon the Obligations or any part thereof;

(b)	release any person primarily or secondarily liable in respect of the Obligations or any security therefor;

(c)

alter in any manner that the Secured Parties may elect the terms of any instrument evidencing the Obligations or any part thereof either as to the maturity thereof, rate of interest, method of payment, parties thereto or otherwise;

(d)

renew, extend or accept partial payments upon, release or permit substitutions for or withdrawals of, any security (other than the Account) at any time directly or indirectly, immediately or remotely, securing the payment of the Obligations or any part thereof; and

(e)

release or pay to Assignor, or any other person otherwise entitled thereto, any amount paid or payable in respect of any such other direct or indirect security for the Obligations, or any part thereof.

7.

Should any person have heretofore executed or hereafter execute, in favor of the Secured Parties, any deed of trust, mortgage, or security agreement, or have heretofore pledged or hereafter pledge any other property to secure the payment of the Obligations, or any part thereof, the exercise by the Secured Parties of any right or power conferred upon any of them in any such instrument, or by any such pledge, shall be wholly discretionary with each Secured Party, and the exercise or failure to exercise any such right or power shall not impair or diminish the Secured Parties’ rights, titles, interest, liens, and powers existing hereunder.

8.

Upon the occurrence of a Cash Control Event, Assignee, on behalf of Administrative Agent and the Secured Parties, in addition to any other remedies it may have, may restrict or prohibit withdrawals from the Account (in accordance with the terms of the Credit Agreement), or may, by delivering an Activation Notice to the Bank (each as defined in the Control Agreement, in accordance with the terms of the Control Agreement) take exclusive control of the Account.

Exhibit F – Page 3

9.

The term “Event of Default,” as used herein, means the existence of any “Event of Default” described in the Credit Agreement. The term “Cash Control Event,” as used herein, means the existence of any “Cash Control Event” described in the Credit Agreement.

10.	During the existence of an Event of Default, Assignee, on behalf of the Secured Parties, in addition to any other remedies it may have, may do one or more of the following:

(a)	demand payment and performance thereof from the funds in or credited to the Account; and

(b)	withdraw funds from the Account and apply all or any portion of the Account to the Obligations as described in paragraph 12 hereof.

11.

Assignor hereby authorizes Assignee during the existence of an Event of Default and so long as any part of the Obligations (other than contingent obligations for which no claim has been made) remain outstanding:

(a)	to withdraw, collect, and receipt for any and all funds on deposit in or payable on the Account, and apply such funds to payment of the Obligations;

(b)	on behalf of Assignor to endorse the name of Assignor upon any checks, drafts, or other instruments payable to Assignor evidencing payment on the Account;

(c)	to surrender or present for notation of withdrawal the passbook, certificate, or other documents issued to Assignor in connection with the Account; and

(d)	exercise any other rights or take any other actions specified herein or in the Credit Agreement.

12.

Neither Assignee nor any other Secured Party shall be liable for any loss of interest on or any penalty or charge assessed against funds in, payable on, or credited to the Account as a result of Assignee or any Secured Party exercising any of its rights or remedies under this Assignment and in accordance with the Loan Documents except to the extent resulting from the gross negligence or willful misconduct of Assignee or such Secured Party, as determined in a final, non-appealable judgment by a court of competent jurisdiction.

13.

Subject to and in accordance with the terms of the Credit Agreement, Assignee shall be entitled to apply any and all funds received by it pursuant to paragraph 10(b) toward payment and performance of the Obligations (other than contingent indemnification obligations for which no claim has been made) in such order and manner as Assignee, in its discretion, may elect, subject to the terms of the Credit Agreement. If such funds are not sufficient to pay and perform the Obligations in full (other than contingent indemnification obligations for which no claim has been made), and Assignor shall remain liable for any deficiency, the liability of each person obligated on the Obligations to be determined by Assignee following its receipt and crediting of such funds. Upon full and final payment of the Obligations (other than contingent indemnification obligations for which no claim has been made), the rights of Assignee in and to the Account hereunder will be deemed to be released and of no further force and effect.

Exhibit F – Page 4

14.

All rights, titles, interests, liens, and remedies of the Secured Parties hereunder are cumulative of one another and of every other right, title, interest, lien, or remedy which the Secured Parties may otherwise have at law or in equity or under any other contract or other writing for the enforcement of the security interest herein or the collection of the Obligations, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies. Should Assignor have heretofore executed or hereafter execute any other security agreement in favor of the Secured Parties, the security interest therein created and all other rights, powers, and privileges vested in the Secured Parties by the terms thereof shall exist concurrently with the security interest created herein.

15.

Should any part of the Obligations be payable in installments, the acceptance by Assignee at any time and from time to time of part payment of the aggregate amount of all installments then matured shall not be deemed to be a waiver of the default then existing. No waiver by the Secured Parties of any default shall be deemed to be a waiver of any other subsequent default, nor shall any such waiver by the Secured Parties be deemed to be a continuing waiver. No delay or omission by the Secured Parties in exercising any right or power hereunder, or under any other writings executed by Assignor or Obligor as security for or in connection with the Obligations, shall impair any such right or power or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such right or power preclude other or further exercise thereof, or the exercise of any other right or power of the Secured Parties hereunder or under such other writings.

16.

Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be given in accordance with, and at the address referred to in, Section 13.07 of the Credit Agreement. Any notice required hereunder shall be deemed commercially reasonable if given at least ten (10) days prior to the event giving rise to the requirement of such notice, including but not limited to, notices of a private or public sale.

17.

No provision herein or in any promissory note, instrument, or any other loan document evidencing the Obligations shall require the payment or permit the collection of interest in excess of the maximum permitted by law. If any excess of interest in such respect is provided for herein or in any such promissory note, instrument, or any other loan document, the provisions of this paragraph shall govern, and Assignor shall not be obligated to pay the amount of such interest to the extent that it is in excess of the amount permitted by law. The intention of the parties being to conform strictly to the usury laws now in force, all promissory notes, instruments, and other loan documents evidencing the Obligations shall be held subject to reduction to the amount allowed under said usury laws as now or hereafter construed by the courts having jurisdiction.

18.

(a) PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THE LAWS OF ANOTHER JURISDICTION GOVERN THE CREATION, PERFECTION, VALIDITY, OR ENFORCEMENT OF LIENS UNDER THIS ASSIGNMENT, AND THE APPLICABLE FEDERAL LAWS OF THE UNITED STATES OF AMERICA, SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THIS ASSIGNMENT. (b) NOTWITHSTANDING THE FOREGOING, THE PARTIES HERETO AGREE THAT THE STATE OF NEW YORK SHALL BE DEEMED TO BE THE JURISDICTION OF THE DEPOSITORY FOR PURPOSES OF ANY MATTER IN RESPECT HEREOF RELATING TO OR ARISING UNDER SECTION 9-304 OF THE UNIFORM COMMERCIAL CODE AS IN EFFECT FROM TIME TO TIME IN THE STATE OF NEW YORK. (c) ASSIGNOR AND BANK OF AMERICA, N.A., EXPRESSLY AGREE THAT THE TERMS AND CONDITIONS OF ANY AGREEMENT ESTABLISHING THE ACCOUNT OR OTHERWISE GOVERNING THE ACCOUNT SHALL, TO THE EXTENT INCONSISTENT HEREWITH (INCLUDING IN RESPECT OF THE FOREGOING CLAUSE (b)), BE SUBORDINATE TO AND CONTROLLED BY THIS ASSIGNMENT.

Exhibit F – Page 5

19.

Any suit, action or proceeding against Assignor with respect to this Assignment or any judgment entered by any court in respect thereof, may be brought in the courts of the State of New York, or in the United States Courts located in the Borough of Manhattan in New York City, pursuant to Section 5-1402 of the New York General Obligations Law, as Assignee in its sole discretion may elect, and Assignor hereby submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding. Assignor hereby irrevocably consents to the service of process in any suit, action or proceeding in said court by the mailing thereof by Assignee by registered or certified mail, postage prepaid, to Assignor’s address set forth on Schedule 13.07 of the Credit Agreement. Assignor hereby irrevocably waives any objections which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Assignment brought in the courts located in the State of New York, Borough of Manhattan in New York City, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. ASSIGNOR HEREBY WAIVES TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING BROUGHT IN CONNECTION WITH THIS ASSIGNMENT, WHICH WAIVER IS INFORMED AND VOLUNTARY.

20.

This Assignment (i) shall be binding upon Assignor and its permitted successors and assigns, and (ii) inures to the benefit of and is enforceable by the Assignee and its successors and permitted assigns. Assignor shall not transfer or assign any rights or obligations hereunder without the prior written consent of Administrative Agent, except in accordance with the terms of the Credit Agreement.

21.

This Assignment and the provisions set forth herein shall continue until the full, final, and complete satisfaction of the Obligations (other than contingent indemnification obligations for which no claim has been made), and the Assignee’s and the Secured Parties’ rights hereunder shall not be released, diminished, impaired, reduced or adversely affected by: (i) the renewal, extension, modification, amendment or alteration of the Credit Agreement or any other Loan Document or any related document or instrument; (ii) any adjustment, indulgence, forbearance or compromise that might be granted or given by Assignee or the Secured Parties to any primary or secondary obligor or in connection with any security for the Obligations; (iii) any full or partial release of any of the foregoing; or (iv) notice of any of the foregoing.

22.

On the full, final, and complete satisfaction of the Obligations (other than contingent indemnification obligations for which no claim has been made), this Assignment shall be of no further force or effect. Thereafter, upon request, Assignee, on behalf of the Secured Parties, shall provide Assignor, at Assignor’s sole expense, a written release of Assignor’s obligations hereunder and an assignment of the Account to Assignor, each in form reasonably satisfactory to Assignor.

REMAINDER OF PAGE INTENTIONALLY BLANK.

SIGNATURE PAGE(S) FOLLOWS.

Exhibit F – Page 6

ASSIGNOR ACKNOWLEDGES RECEIPT OF A COPY OF THIS ASSIGNMENT. Assignor has executed this Assignment as of the date first above written, intending to create an instrument executed under seal.

ASSIGNOR:

[ASSIGNOR]

By:
Name:
Title:

Signature Page to

Assignment of Collateral Account

DEPOSITORY ACKNOWLEDGMENT

The undersigned depository, Bank of America, N.A. (the “Depository”), acknowledges that Assignor has assigned the Account as described in the foregoing Assignment of Collateral Account (the “Assignment”, with capitalized terms not defined herein being used herein as therein defined). The records of the Depository have been marked to show the Assignment. The Depository hereby acknowledges that the Account, as described in the Assignment, has been validly created by the Depository in favor of Assignor, and the provisions set forth in Section 18 of the Assignment are hereby incorporated by reference as if set forth herein verbatim.

Notwithstanding any other provision to the contrary in any other agreement between the Depository and the Assignor and/or the Assignee, the Depository agrees that if at any time it shall receive any notice from Assignee declaring that a Cash Control Event has occurred, and instructions directing deposition of funds in the Account, the Depository shall comply with such instructions without further consent by the Assignor until such time as Depository receives notice from Assignee stating that such Cash Control Event no longer exists. In the event the Assignor is permitted to give instructions with respect to the Account, notwithstanding anything to the contrary contained in any other agreement between the Depository and the Assignor and/or the Assignee, if at the time the Depository shall receive conflicting instructions from the Assignor and the Assignee, the Depository shall follow the instructions of the Assignor, unless Depository is in receipt of a notice (that has not been withdrawn, revoked or otherwise terminated) declaring that a Cash Control Event has occurred.

The Depository hereby subordinates any and all rights of set-off and all other rights and liens of the Depository against the Account to the rights, security interests, and liens under the Assignment, and agrees that, so long as the Obligations remain outstanding, Depository shall not, without the prior written consent of the Assignee, which consent may be withheld by the Assignee in its sole and absolute discretion, with or without cause, exercise or enforce any rights or remedies with respect to the Account except as required to preserve its rights in the case of bankruptcy, reorganization or insolvency proceedings with respect to the Assignor, and except that the Depository may charge the Account for any charges, fees and expenses for which Assignor is responsible and which relate to the transactions contemplated by the Assignment or the Credit Agreement referred to therein. Such subordination and agreement shall be effective during any period the Credit Agreement is effective except during an Activation Period under any Control Agreement.

The Depository may rely upon, and shall be fully protected, indemnified and held harmless in acting or refraining from acting upon any notice (including, without limitation, electronically confirmed facsimiles of such notice) received from the Assignee or the Assignor (including, without limitation, any notice of an Event of Default or Cash Control Event as defined in the Assignment or the Credit Agreement referred to in the Assignment) and believed by it to be genuine and to have been signed or presented by the proper party or parties.

The Depository further agrees to provide Assignee with copies of all notices and records sent to Assignor relating to the Account, and will deliver to Assignee all monthly (or other periodic) statements of the Account and respond to inquiries by Assignee about any deposits, withdrawals or any other matters relating to the Account, to the same extent Depository makes such information available to the Account holder, and Assignor hereby acknowledges and consents to such agreement by Depository.

Assignor and Depository agree that Depository’s “jurisdiction” for purposed of Article 9 of the New York Uniform Commercial Code is the State of New York.

This Depository Acknowledgment shall be effective as of the date of the Assignment.

Depository Acknowledgment

BANK OF AMERICA, N.A.

By:
Name:
Title:

Signature Page to

Depository Acknowledgment

Acknowledged and Agreed:

ASSIGNOR:

[ASSIGNOR]

By:
Name:
Title:

Signature Page to

Depository Acknowledgment

EXHIBIT G

Revolving Credit Agreement

by and among

Invesco Commercial Real Estate Finance Investments, LP, as Borrower,

Invesco Commercial Real Estate Finance Trust, Inc., as Guarantor, and

Bank of America, N.A., as Administrative Agent

[RESERVED]

Exhibit G – Page 1

EXHIBIT H

Revolving Credit Agreement

by and among

Invesco Commercial Real Estate Finance Investments, LP, as Borrower,

Invesco Commercial Real Estate Finance Trust, Inc., as Guarantor, and

Bank of America, N.A., as Administrative Agent

[RESERVED]

Exhibit H – Page 1

EXHIBIT I

Revolving Credit Agreement

by and among

Invesco Commercial Real Estate Finance Investments, LP, as Borrower,

Invesco Commercial Real Estate Finance Trust, Inc., as Guarantor, and

Bank of America, N.A., as Administrative Agent

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [ASSIGNOR] (the “Assignor”) and [ASSIGNEE] (the “Assignee”). Capitalized terms not defined herein shall have the meanings assigned to such terms in the Credit Agreement referred to below (as amended, supplemented or restated from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by Administrative Agent as contemplated below: (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto in the amount[s] and equal to the percentage interest[s] identified below of all the outstanding rights and obligations under the respective facilities identified below (including without limitation any letters of credit and guarantees included in such facilities); and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

[Assignor [is][is not] a Defaulting Lender.]

2.	Assignee:

[Assignee is an Affiliate/Approved Fund of [identify Lender]1]

3.	Borrower:	Invesco Commercial Real Estate Finance Investments, LP

[1]	Select or delete as applicable.

Exhibit I – Page 1

4.	Administrative Agent: Bank of America, N.A. as Administrative Agent under the Credit Agreement

5.	Credit Agreement: The Revolving Credit Agreement dated as of May 10, 2023, by and among Invesco Commercial Real Estate Finance Investments, LP, as borrower, Invesco Commercial Real Estate Finance Trust, Inc., as guarantor, Bank of America, N.A., as Administrative Agent, and the lenders party thereto, as the same may be amended from time to time.

6.	Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment for all Lenders[2]	Amount of Commitment Assigned	Percentage Assigned of Commitment/Loans[3]
Revolving Credit Commitment	$	$	%

7. [Trade Date: ______________][4]

Effective Date: ______ __, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.

SIGNATURE PAGES FOLLOW.

[2]	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[3]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[4]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

Exhibit I – Page 2

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S]:

[NAME OF ASSIGNOR]

By:
Name:
Title:

[NAME OF ASSIGNOR]

By:
Name:
Title:

Signature Page to

Assignment and Assumption

ASSIGNEE[S]:

[NAME OF ASSIGNEE]

By:
Name:
Title:

[NAME OF ASSIGNEE]

By:
Name:
Title:

Signature Page to

Assignment and Assumption

[Consented to and][1] Accepted:

BANK OF AMERICA, N.A., as Administrative Agent
[and Letter of Credit Issuer]

By:
Name:
Title:

[1]	To be used only if the consent of Administrative Agent [and Letter of Credit Issuer] is required by the terms of the Credit Agreement.

Signature Page to

Assignment and Assumption

[Consented to][2] [and Acknowledged] by:[3]

BORROWER:

INVESCO COMMERCIAL REAL ESTATE
FINANCE INVESTMENTS, LP

By:	Invesco Commercial Real Estate Finance Trust
Investments GP, LLC, its general partner

By:
Name:
Title:

[2]	To be used only if Borrower’s consent is required pursuant to the definition of “Eligible Assignee” under the Credit Agreement.
[3]	To be used only if the assignment is made as the result of a demand by Borrower under the Credit Agreement.

Signature Page to

Assignment and Assumption

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.01. Assignor. The Assignor: (a) represents and warrants that: (i) it is the legal and beneficial owner of the Assigned Interest; (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim; (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to: (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document; (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder; (iii) the financial condition of Borrower, any of its subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document; or (iv) the performance or observance by Borrower, any of its subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.02. Assignee. The Assignee: (a) represents and warrants that: (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement; (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement); (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder; (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 9.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on Administrative Agent, the Assignor or any other Lender; and (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that: (i) it will, independently and without reliance on Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and

Exhibit I – Annex 1

Assumption. Pursuant to Section 5-1401 of the New York General Obligations Law, the substantive laws of the State of New York applicable to agreements made and to be performed entirely within such state, without regard to the choice of law principles that might otherwise apply, and the applicable federal laws of the United States of America, shall govern the validity, construction, enforcement and interpretation of this Assignment and Assumption.

Exhibit I – Annex 1

EXHIBIT J

Revolving Credit Agreement

by and among

Invesco Commercial Real Estate Finance Investments, LP, as Borrower,

Invesco Commercial Real Estate Finance Trust, Inc., as Guarantor, and

Bank of America, N.A., as Administrative Agent

COMPLIANCE CERTIFICATE

FOR [_______________] ENDED [_______________]

DATE: _________, 20__

ADMINISTRATIVE AGENT:	Bank of America, N.A.

BORROWER:	Invesco Commercial Real Estate Finance Investments, LP

GUARANTORS:	Invesco Commercial Real Estate Finance Trust, Inc.

This certificate is delivered under the Revolving Credit Agreement, dated as of May 10, 2023 (as amended, supplemented or restated from time to time, the “Credit Agreement”), among Invesco Commercial Real Estate Finance Investments, LP (“Borrower”), as borrower, Invesco Commercial Real Estate Finance Trust, Inc. (“Guarantor”), as guarantor, Administrative Agent, and the lenders party thereto. Capitalized terms not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The undersigned Responsible Officer hereby certifies in his/her official capacity, and not in any individual capacity, as of the date hereof that he/she is authorized to execute and deliver this certificate to Administrative Agent on behalf of Borrower and Guarantor, and that as of [date at the end of the period indicated above] (the “Reporting Date”):

(a)

The undersigned has reviewed and is familiar with the terms and provisions of the Loan Documents and has made, or caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Loan Parties during the account period covered by the attached financial statements, and no Event of Default (nor any Potential Default) exists which has not been cured or waived (except the Events of Default or Potential Defaults, if any, together with the details of the actions that the Loan Parties are taking or propose to take with respect thereto, described on Annex A to this Certificate);

(b)

The financial statements of the Loan Parties attached to this certificate were prepared in accordance with GAAP, and fairly present the financial condition and the results of operations of the Loan Parties on the dates and for the periods indicated, subject, in the case of interim financial statements, to normally recurring year-end adjustments;

Exhibit J – Page 1

(c)	The Loan Parties are in compliance with Section 10.10 of the Credit Agreement, and calculations evidencing such status are as set forth on Annex B to this certificate;

(d)

Except as set forth on Annex C to this certificate: (i) no Investor has changed its name or otherwise changed its identity by merger or otherwise; (ii) all Subsequent Investors, if any, have satisfied the conditions under Section 10.05(d) of the Credit Agreement; (iii) to the knowledge of the Guarantors, no Investor is subject to an Exclusion Event; and (iv) no Investor is in default under the applicable Subscription Agreement, the applicable Governing Agreement or, to its actual knowledge, any applicable Intermediary Documents;

(e)

Except as set forth on Annex D to this certificate, the status report of Borrower’s investments and activities most recently delivered to Administrative Agent is true and correct as of the date hereof; and

(f)	The date of the “Initial Closing” (as defined in the Subscription Agreements of Initial Guarantor) is [_________________________].

☐	Check for distribution to PUBLIC and Private side Lenders.[1]

[Signature of Responsible Officer]

By:
Name:
Title:

[1]	If this is not checked, this certificate will only be posted to Private side Lenders.

Exhibit J – Page 2

ANNEX A

ANNEX B

ANNEX C

ANNEX D

EXHIBIT K

Revolving Credit Agreement

by and among

Invesco Commercial Real Estate Finance Investments, LP, as Borrower,

Invesco Commercial Real Estate Finance Trust, Inc., as Guarantor, and

Bank of America, N.A., as Administrative Agent

FORM OF U.S. TAX COMPLIANCE CERTIFICATES

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Revolving Credit Agreement dated as of May 10, 2023 (as amended, supplemented or restated from time to time, the “Credit Agreement”), by and among Invesco Commercial Real Estate Finance Investments, LP, as borrower, Invesco Commercial Real Estate Finance Trust, Inc., as guarantor, Administrative Agent, and the lenders party thereto.

Pursuant to the provisions of Section 4.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iii) it is not a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (iv) it is not a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished Administrative Agent and Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform Borrower and Administrative Agent, and (2) the undersigned shall have at all times furnished Borrower and Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:

Name:

Title:

Date: __, 20[ ]

Exhibit K – Page 1

FORM OF U.S. TAX COMPLIANCE CERTIFICATES

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Revolving Credit Agreement dated as of May 10, 2023 (as amended, supplemented or restated from time to time, the “Credit Agreement”), by and among Invesco Commercial Real Estate Finance Investments, LP, as borrower, Invesco Commercial Real Estate Finance Trust, Inc., as guarantor, Administrative Agent, and the lenders party thereto.

Pursuant to the provisions of Section 4.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iii) it is not a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code, and (iv) it is not a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:

Name:

Title:

Date: __, 20[ ]

Exhibit K – Page 2

FORM OF U.S. TAX COMPLIANCE CERTIFICATES

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Revolving Credit Agreement dated as of May 10, 2023 (as amended, supplemented or restated from time to time, the “Credit Agreement”), by and among Invesco Commercial Real Estate Finance Investments, LP, as borrower, Invesco Commercial Real Estate Finance Trust, Inc., as guarantor, Administrative Agent, and the lenders party thereto.

Pursuant to the provisions of Section 4.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:

Name:

Title:

Date: __, 20[ ]

Exhibit K – Page 3

FORM OF U.S. TAX COMPLIANCE CERTIFICATES

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Revolving Credit Agreement dated as of May 10, 2023 (as amended, supplemented or restated from time to time, the “Credit Agreement”), by and among Invesco Commercial Real Estate Finance Investments, LP, as borrower, Invesco Commercial Real Estate Finance Trust, Inc., as guarantor, Administrative Agent, and the lenders party thereto.

Pursuant to the provisions of Section 4.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished Administrative Agent and Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform Borrower and Administrative Agent, and (2) the undersigned shall have at all times furnished Borrower and Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:

Name:

Title:

Date: __, 20[ ]

Exhibit K – Page 4

EXHIBIT L

Revolving Credit Agreement

by and among

Invesco Commercial Real Estate Finance Investments, LP, as Borrower,

Invesco Commercial Real Estate Finance Trust, Inc., as Guarantor, and

Bank of America, N.A., as Administrative Agent

FORM OF JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Joinder Agreement”), dated as of [__________], [20__], is entered into by and among [NEW GUARANTOR] (“New Guarantor”), INVESCO COMMERCIAL REAL ESTATE FINANCE INVESTMENTS, LP, a Delaware limited partnership (“Borrower”), INVESCO COMMERCIAL REAL ESTATE FINANCE TRUST, INC., as guarantor, in connection with that certain Revolving Credit Agreement dated as of May 10, 2023 among Bank of America, N.A., as Administrative Agent (as the same may be amended, supplemented or restated from time to time, the “Credit Agreement”). All capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Credit Agreement.

A. New Guarantor desires to become a “Guarantor” under the Credit Agreement, pursuant to Section 2.16 thereof.

B. Accordingly, New Guarantor hereby agrees as follows with Administrative Agent, for the benefit of the Secured Parties:

1. New Guarantor hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, it will be deemed to be a party to the Credit Agreement and a “Guarantor” for all purposes of the Credit Agreement and the other Loan Documents, and shall have all of the obligations of a Guarantor thereunder as if it had executed the Credit Agreement and the other Loan Documents. New Guarantor hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Loan Documents applicable to a Guarantor. Without limitation of the foregoing, to the extent applicable to it, New Guarantor represents and warrants that the representations and warranties in Section 8 of the Credit Agreement, except as set forth in Paragraph 2 below, applicable to a Guarantor are true and correct in all material respects (without duplication of the qualification effected by the phrase “in all material respects” or “in any material respect” in respect of such representations and warranties) as of the date hereof as to such New Guarantor (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects as of such earlier date).

2. The aggregate amount of the Unfunded Commitments of all Investors in New Guarantor as of the date hereof is $__________. The aggregate amount of the Unfunded Commitments of all Included Investors in New Guarantor as of the date hereof is $__________. The aggregate amount of the Unfunded Commitments of all Designated Investors in New Guarantor as of the date hereof is $__________.

3. New Guarantor acknowledges and confirms that it has received a copy of the Credit Agreement and the schedules and exhibits thereto.

4. The current Loan Parties confirm that, notwithstanding the joinder of the New Guarantor to the Loan Documents, all of their obligations under the Credit Agreement are and shall continue to be in full force and effect.

Exhibit L – Page 1

5. New Guarantor hereby agrees that, upon becoming a Guarantor, it will be jointly and severally liable for the Guarantor Obligation in accordance with the terms of the Credit Agreement.

6. New Guarantor agrees that at any time and from time to time, upon the reasonable written request of Administrative Agent, it will execute and deliver such further documents and do such further acts and things as Administrative Agent may reasonably request in order to effect the purposes of this Joinder Agreement.

7. The address of New Guarantor for purposes of Section 13.07 of the Credit Agreement shall be the same as the address of Loan Parties referred to in Schedule 13.07 of the Credit Agreement.

8. The date of the “Initial Closing” for the purposes of Section 8.21 of the Credit Agreement and as defined in the Governing Agreement and/or Subscription Agreements of New Guarantor is ____________.

9. This Joinder Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one document.

10. This Joinder Agreement shall become effective, and New Guarantor shall become a Guarantor, in accordance with Section 2.16 of the Credit Agreement.

11. THIS JOINDER AGREEMENT, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

REMAINDER OF PAGE INTENTIONALLY BLANK.

SIGNATURE PAGE(S) FOLLOWS.

Exhibit L – Page 2

IN WITNESS WHEREOF, New Guarantor and the current Loan Parties have caused this Joinder Agreement to be duly executed by their authorized officers, and the Administrative Agent, for the benefit of the Secured Parties, has caused the same to be accepted and agreed to by its authorized officer, as of the day and year first above written.

[NEW GUARANTOR]

By:	, its
general partner

By:
Name:
Title:

Signature Page to

Joinder Agreement

BORROWER:

INVESCO COMMERCIAL REAL ESTATE
FINANCE INVESTMENTS, LP

By:	Invesco Commercial Real Estate Finance Trust
Investments GP, LLC, its general partner

By:
Name:
Title:

GENERAL PARTNER:

INVESCO COMMERCIAL REAL ESTATE
FINANCE TRUST INVESTMENTS GP, LLC

By:
Name:
Title:

GUARANTOR:

INVESCO COMMERCIAL REAL ESTATE
FINANCE TRUST, INC.

By:
Name:
Title:

Signature Page to

Joinder Agreement

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as Administrative Agent, the Letter of Credit Issuer and a Lender

By:
Name:
Title:

Signature Page to

Joinder Agreement

EXHIBIT M

Revolving Credit Agreement

by and among

Invesco Commercial Real Estate Finance Investments, LP, as Borrower,

Invesco Commercial Real Estate Finance Trust, Inc., as Guarantor, and

Bank of America, N.A., as Administrative Agent

FACILITY INCREASE REQUEST

__________, 20__

Bank of America, N.A.

901 Main Street, 64th Floor

Dallas, TX 75202

Attn:	Matt Lohr

(214) 209-4034

matt.lohr@bofa.com (e-mail)

Ladies and Gentlemen:

This facility increase request (this “Facility Increase Request”) is executed and delivered by Invesco Commercial Real Estate Finance Investments, LP, a Delaware limited partnership (“Borrower”) to Bank of America, N.A., as administrative agent (“Administrative Agent”), pursuant to that certain Revolving Credit Agreement, dated as of May 10, 2023 (as amended, supplemented, or restated from time to time, the “Credit Agreement”), entered into by and among Borrower, Invesco Real Estate Income Trust, Inc., as guarantor, Administrative Agent, and the lenders party thereto. Capitalized terms not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

Borrower hereby requests an increase in the Maximum Commitment pursuant to Section 2.13 of the Credit Agreement to $____________1 (the “Facility Increase”), and that the Facility Increase be effective on or after ____________, 20__.

In connection with the Facility Increase requested hereby, Borrower hereby represents, warrants, and certifies to Administrative Agent for the benefit of the Secured Parties that:

(a)

As of the date of the Facility Increase Request, each representation and warranty made in Section 8 of the Credit Agreement and in each other Loan Document is true and correct in all material respects (without duplication of the qualification effected by the phrase “in all material respects” or “in any material respect” in respect of such representations and warranties ), with the same force and effect as if made on and as of such date (except to the extent that such representations and warranties specifically refer to any earlier date, in which case they shall be true and correct in all material respects (without duplication of the qualification effected by the phrase “in all material respects” or “in any material respect” in respect of such representations and warranties) as of such earlier date except to the extent of any change in facts and circumstances that have been disclosed to the Administrative Agent in writing that do not constitute an Event of Default or a Potential Default and except that for the purposes of this Facility Increase Request, the representations and warranties contained in Section 8.08 of the Credit Agreement shall be deemed to refer to the most recent financial statements furnished pursuant to clauses (a) and (b), respectively, of Section 9.01 of the Credit Agreement);

[1]	Amount of Facility Increase must be in increments of not less than $25,000,000.

Exhibit M – Page 1

(b)	On the date of the Facility Increase Request, no Event of Default or, to Borrower’s knowledge, Potential Default has occurred and is continuing or would result from the Facility Increase; and

(c)	After giving effect to the Facility Increase, the Maximum Commitment will not exceed $135,000,000.

In the event that between the date hereof and the date of the Facility Increase, (i) any event should occur which could reasonably be expected to be an Event of Default or Potential Default or have a Material Adverse Effect; or (ii) any representation, warranty or certification set forth above is inaccurate if made on the date of the Facility Increase, Borrower shall notify Administrative Agent.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.

SIGNATURE PAGE(S) FOLLOW(S).

Exhibit M – Page 2

This Facility Increase Request is executed as of the date first above written. The undersigned hereby certifies each and every matter contained herein to be true and correct.

BORROWER:

INVESCO COMMERCIAL REAL ESTATE
FINANCE INVESTMENTS, LP

By:	Invesco Commercial Real Estate Finance Trust
Investments GP, LLC, its general partner

By:
Name:
Title:

Signature Page to

Facility Extension Request

EXHIBIT N

Revolving Credit Agreement

by and among

Invesco Commercial Real Estate Finance Investments, LP, as Borrower,

Invesco Commercial Real Estate Finance Trust, Inc., as Guarantor, and

Bank of America, N.A., as Administrative Agent

BORROWING BASE CERTIFICATE

__________, 20__

Bank of America, N.A.

901 Main Street, 64th Floor

Dallas, TX 75202

Attn:	Matt Lohr

(214) 209-4034

matt.lohr@bofa.com (e-mail)

Ladies and Gentlemen:

This BORROWING BASE CERTIFICATE is executed and delivered by Invesco Commercial Real Estate Finance Investments, LP, a Delaware limited partnership (“Borrower”) to Bank of America, N.A., as administrative agent (“Administrative Agent”), pursuant to that certain Revolving Credit Agreement, dated as of May 10, 2023 (as amended, supplemented, or restated from time to time, the “Credit Agreement”), entered into by and among Borrower, Invesco Real Estate Income Trust, Inc., as guarantor, Administrative Agent, and the lenders party thereto. Capitalized terms not defined herein have the meanings assigned to such terms in the Credit Agreement.

In connection with the [Loan Notice / Request for Letter of Credit / Capital Call Notice] attached hereto, the undersigned Responsible Officer hereby represents, warrants, and certifies to Administrative Agent for the benefit of Secured Parties that, as of the date hereof, the attached Schedule 1 accurately sets forth the following:

(a)	the Capital Commitments of all Investors;

(b)	the Unfunded Commitments of all Investors;

(c)	the Unfunded Commitments of Included Investors;

(d)	the Capital Contributions made by all Investors;

(e)	the Returned Capital attributable to all Investors;

(f)	the Available Loan Amount; and

(g)	all calculations evidencing the foregoing.

Exhibit R – Page 1

This Borrowing Base Certificate is executed on __________, 20__. Borrower hereby certifies each and every matter contained herein to be true and correct.

BORROWER:

INVESCO COMMERCIAL REAL ESTATE
FINANCE INVESTMENTS, LP

By:	Invesco Commercial Real Estate Finance Trust
Investments GP, LLC, its general partner

By:
Name:
Title:

Signature Page to

Borrowing Base Certificate

SCHEDULE 1

Schedule 1

EXHIBIT O

Revolving Credit Agreement

by and among

Invesco Commercial Real Estate Finance Investments, LP, as Borrower,

Invesco Commercial Real Estate Finance Trust, Inc., as Guarantor, and

Bank of America, N.A., as Administrative Agent

BORROWER INSTRUCTION CERTIFICATE / REMITTANCE INSTRUCTIONS

BORROWER’S INSTRUCTION CERTIFICATE

Certificate of Incumbency

On ________________, I, [Name of Corporate Secretary OR Equivalent], an authorized signatory of Invesco Commercial Real Estate Finance Trust Investments GP, LLC, a Delaware limited liability company, the general partner of Invesco Commercial Real Estate Finance Investments, LP, a Delaware limited partnership, (“Borrower”), which said Borrower has executed a certain Revolving Credit Agreement dated May 10, 2023, as amended, with Bank of America, N.A., as Administrative Agent (“Bank”), in the stated original principal amount of $135,000,000 (“Loan Agreement”), and do hereby certify that the Authorized Signers and Authorized Persons whose names, titles and signatures appear in Sections I and II below are authorized to act on behalf of Borrower for the specified purposes indicated below.

Section I – General Authorization. The undersigned authorized signatory on behalf of Borrower certifies that any individual in this Section I (each an “Authorized Signer”) is authorized, acting alone, to act on behalf of Borrower for all purposes including, but not limited to obtaining any and all information pertaining to the Loan, requesting any action under the loan documents, providing any certificates on behalf of Borrower, and appointing and changing Authorized Persons (defined in Section II below). All persons who signed, or will sign, the Loan Agreement on behalf of Borrower must sign in this Section I.

NOTE: All persons or titles listed below are also listed in the most recent borrowing resolution.

Name	Title	Signature Specimen

Section II – Draw Requests for Loan Proceeds Authorization. The undersigned authorized signatory on behalf of Borrower certifies that any individual listed in this Section II (each an “Authorized Person”) is authorized to act on behalf of Borrower in providing draw requests and/or requesting disbursements of Loan proceeds and/or proceeds from the applicable reserve account.

Name	Title	Signature Specimen

Exhibit O

I further certify that the specimen signatures set forth above in Sections I and II, next to each name are the true and genuine signatures of such persons, and Bank may conclusively rely on the accuracy, genuineness, and good faith of any written, oral or electronic communication from any of the above listed individuals, for the specified purposes so stated. Bank may rely on this Borrower’s Instruction Certificate until written notice is received by Bank, revoking the authorizations in Sections I and II and/or replacing this with a new Borrower’s Instruction Certificate, and such notice shall be effective not sooner than five (5) Business Days following receipt thereof.

Print Name of Corp. Secretary (or Equivalent)	Signature of Corp. Secretary (or Equivalent)	Title

[BELOW certification must be signed by a DIFFERENT person than directly above AND one of the parties listed in Section 1.

If only one authorized signer for the borrower, delete the below certification.]

I certify that the signature immediately set forth above is a true and genuine signature of such person, and Bank may conclusively rely on its accuracy and genuineness for the specified purposes so stated.

Printed Name of Person from Section I	Signature of Person from Section I	Title

Exhibit O

BORROWER REMITTANCE INSTRUCTIONS

(See attached)

Exhibit O

EXHIBIT P

Revolving Credit Agreement

by and among

Invesco Commercial Real Estate Finance Investments, LP, as Borrower,

Invesco Commercial Real Estate Finance Trust, Inc., as Guarantor, and

Bank of America, N.A., as Administrative Agent

NOTICE OF LOAN PREPAYMENT

__________, 20__

Bank of America, N.A.

901 Main Street, 64th Floor

Dallas, TX 75202

Attn:	Matt Lohr

(214) 209-4034

matt.lohr@bofa.com (e-mail)

Ladies and Gentlemen:

This Notice of Loan Prepayment (this “Notice of Loan Prepayment”) is executed and delivered by INVESCO COMMERCIAL REAL ESTATE FINANCE INVESTMENTS, LP, a Delaware limited partnership (“Borrower”) to Bank of America, N.A., as administrative agent (“Administrative Agent”), pursuant to Section 3.05 of that certain Revolving Credit Agreement, dated as of May 10, 2023 (as amended, modified, supplemented, or restated from time to time, the “Credit Agreement”), entered into by and among Borrower, Invesco Commercial Real Estate Finance Trust, Inc., as guarantor, Administrative Agent, and the lenders party thereto. Capitalized terms not defined herein have the meanings assigned to such terms in the Credit Agreement.

Borrower hereby notifies Administrative Agent that on _____________11 pursuant to Section 3.05 of the Credit Agreement, Borrower intends to prepay/repay the following Loans as more specifically set forth below:12

Optional prepayment of Loans in the following amount(s):

☐ Term Rate Loans: $ __________13

☐ Base Rate Loans: $ __________14

Delivery of an executed counterpart of a signature page of this Notice of Loan Prepayment by fax or other electronic imaging means will be effective as delivery of a manually executed counterpart of this Notice of Loan Prepayment.

[11]	Specify date of such prepayment.
[12]

The Notice of Loan Prepayment must be received by Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to any date of prepayment of Term Rate Loans and (ii) on the date of prepayment of Reference Rate Loans.

[13]	Any prepayment of Term Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof (or if less, the entire principal amount thereof outstanding).
[14]	Any prepayment of Reference Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof (or if less, the entire principal amount thereof outstanding).

Exhibit P

Remainder of Page Intentionally Left Blank;

Signature Page(s) Follow.

Exhibit P

This Facility Reduction Request is executed on __________, 20__. The undersigned hereby certifies each and every matter contained herein to be true and correct.

BORROWER:

INVESCO COMMERCIAL REAL ESTATE
FINANCE INVESTMENTS, LP

By:	Invesco Commercial Real Estate Finance Trust
Investments GP, LLC, its general partner

By:
Name:
Title:

[QUALIFIED BORROWER:

[QUALIFIED BORROWER]

By:
Name:
Title:]

Exhibit P